As filed with the Securities and Exchange Commission on May 25, 2001


                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[X] Preliminary Proxy Statement A/#2               [ ] Confidential, for Use of
[ ] Definitive Proxy Statement                         the Commission Only
[ ] Definitive Additional Materials                    (as permitted by Rule
[ ] Soliciting Material Pursuant to Rule 14a-12.       14a-6(e)(2))


                                 MEDICORE, INC.

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies: Common stock, $.01 par value, of Techdyne, Inc.

         (2)      Aggregate number of securities to which transaction applies:
                  4,674,620

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee is equal to 1/50 of 1% of $15,000,000 (the aggregate amount of cash to be received by the Registrant).

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid: $3,000

[X]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                 MEDICORE, INC.
                              2337 West 76th Street
                             Hialeah, Florida 33016
                                 (305) 558-4000


                                                                    May 25, 2001


Dear Medicore Stockholder:


         We cordially invite you to attend the 2001 Annual Meeting of Stockholders of Medicore, Inc., which will be held at the Hilton Hotel, 650 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 at 10:00 a.m. on Monday, June 25, 2001. At the annual meeting, we will ask you to consider approval of the sale of our 4,674,620 shares of common stock, $.01 par value, of Techdyne, Inc., our public subsidiary, to Simclar International Limited, a private United Kingdom company. Our Techdyne ownership which we are proposing to sell to Simclar represents 71.3% of Techdyne's outstanding shares. At the annual meeting you will also be asked to elect three class 3 directors, Thomas K. Langbein, Seymour Friend and Charles B. Waddell, for a term of three years, and to approve an amendment to our Restated Articles of Incorporation to increase the number of board members. The sale of the Techdyne shares is being made pursuant to an Agreement for Sale and Purchase of Shares among Medicore, Inc., Techdyne, Inc., and Simclar International Limited dated April 6, 2001, and under Florida law, our sale of control of Techdyne may be deemed a sale of substantially all of our assets, requiring shareholder approval.


         Your vote is very important. We need the presence of a majority of our stockholders, which is sufficient to constitute a quorum. The affirmative vote of a majority of our outstanding common stock is required in order to complete the sale and amend our Restated Articles of Incorporation. A plurality of votes cast is needed for election of directors. Only stockholders of record on April 6, 2001, are entitled to attend the annual meeting and vote.

         Even if you plan to attend the annual meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us. If you sign, date and mail your proxy card without indicating how you want to vote, your shares will be voted in favor of our sale of our ownership of Techdyne, the amendment to our Restated Articles of Incorporation, and the election of directors. You have the option of revoking your proxy at any time, or of voting your shares personally if you attend the meeting. You may also vote by telephone or using the Internet, as instructed on the enclosed proxy card.

         The accompanying proxy statement includes answers to frequently asked questions, and a summary description of our sale of Techdyne, followed by a more detailed discussion of the sale and other related matters, as well as a discussion relating to the other two proposals. We encourage you to read the entire proxy statement carefully.

         Our board of directors has determined that our sale of Techdyne is in the best interests of our stockholders, and unanimously recommends that you vote "FOR" the sale.

         Your participation is extremely important, and your early response will be greatly appreciated.

                                 Sincerely

                                 /s/ Thomas K. Langbein

                                 Thomas K. Langbein
                                 Chairman, Chief Executive Officer and President

                                 MEDICORE, INC.
                              2337 West 76th Street
                             Hialeah, Florida 33016
                                 (305) 558-4000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 25, 2001


To Our Stockholders:


         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Medicore, Inc. will be held at the Hilton Hotel, 650 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 on Monday, June 25, 2001, at 10:00 a.m., local time, for the following purposes:


         1. To consider and vote on a proposal to approve the Agreement for Sale and Purchase of Shares among Medicore, Inc., Techdyne, Inc., and Simclar International Limited, dated April 6, 2001, for the sale of our stock ownership of our public subsidiary, Techdyne, representing 71.3% of Techdyne's outstanding shares, to Simclar. Under Section 607.1202 of the Florida Business Corporation Act, the sale of our ownership of Techdyne may be construed as constituting a sale of substantially all of our assets.

         2. To amend Article VII of our Restated Articles of Incorporation to increase the number of board members.

         3. To elect three class 3 directors, Thomas K. Langbein, Seymour Friend and Charles B. Waddell.

         4. To transact any other business which may properly come before the meeting, or any adjournment or postponement of the meeting.

         Only stockholders of record at the close of business on April 6, 2001, will be entitled to notice of or to vote at the meeting or any adjournment or postponement of the meeting. A complete list of stockholders entitled to vote at the meeting will be available at the meeting for inspection by any stockholder.

         The Medicore board of directors has determined that the sale is in the best interests of our stockholders, as is the amendment to our Restated Articles of Incorporation to increase our board, and to elect the class 3 directors, and unanimously recommends that you vote in favor of the foregoing proposals, each of which is described in detail in the accompanying proxy statement.

         You are urged to attend the meeting. Whether or not you plan to attend, please fill in, date, and sign the enclosed proxy card, and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. The prompt return of your proxy will save the expense involved in further communication. You may revoke your proxy at any time before it is voted by following the directions on page 1 of the enclosed proxy statement, or by voting in person at the meeting.

         Your copy of the Annual Report on Form 10-K of Medicore, Inc. for 2000 is enclosed.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                    Secretary

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTRODUCTION................................................................   1

         Time, Date and Place...............................................   1

         Purpose of the Annual Meeting......................................   2

SUMMARY OF THE PROPOSED SALE OF TECHDYNE....................................   3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING..............................   6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................  13

PROPOSAL 1: APPROVE THE AGREEMENT FOR SALE AND PURCHASE OF
SHARES FOR THE COMPANY'S SALE OF TECHDYNE...................................  14

         General............................................................  14

         Background of the Proposed Sale....................................  14

         Our Reasons for the Sale; Recommendation of our Board of Directors.  16

         Description of the Agreement for Sale and Purchase of Shares.......  19

         Net Proceeds from the Proposed Sale; Ongoing Company Operations....  27

         Interests of Certain Persons in the Sale...........................  27

         Accounting Treatment...............................................  29

         Federal Income Tax Consequences of the Proposed Sale...............  30

         Stockholder Approval...............................................  30

         Rights of Dissenting Stockholders..................................  30

PROPOSAL 2: AMENDMENT TO ARTICLE VII OF MEDICORE'S RESTATED
ARTICLES OF INCORPORATION...................................................  32

PROPOSAL 3: ELECTION OF DIRECTORS...........................................  33

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS..........................  34

         The Board of Directors.............................................  34

         Directors standing for Election....................................  34

                                                                            Page
                                                                            ----

         Current Directors....................................................35

         Executive Officers...................................................36

         Other Significant Employees..........................................36

         Board Committees.....................................................37

         Compensation of Directors............................................37

         Report of the Audit Committee........................................38

         Independent Public Accountants.......................................39

EXECUTIVE COMPENSATION........................................................39

BOARD EXECUTIVE COMPENSATION REPORT...........................................47

         What is the structure of executive compensation?.....................47

         Medicore's Chairman of the Board, Chef Executive Officer and
         President............................................................48

         Subsidiaries' Leaders................................................48

         What are long-term incentives?.......................................48

         Special Awards.......................................................49

PERFORMANCE GRAPH.............................................................49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................50

         Compliance with Section 16(a) Reporting..............................53


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................53


SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION.............................58

         Balance Sheet........................................................59

         Statement of Operations..............................................62


CHANGES IN CERTIFYING ACCOUNTANT............................................. 99


WHERE YOU CAN FIND MORE INFORMATION.......................................... 99

                                                                            Page
                                                                            ----

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................  100

OTHER MATTERS..............................................................  100


ANNEX A

         Agreement for Sale and Purchase of Shares Among Medicore, Inc.,
         Techdyne, Inc., and Simclar International Limited.................  A-1

ANNEX B

         Sections 607.1301, 607.1302, and 607.1320 of the Florida
         Business Corporation Act (Re: Dissenters' Rights).................  B-1

ANNEX C

         Amendment to Article VII of Medicore's Restated Articles of
         Incorporation.....................................................  C-1

ANNEX D

         Audit Committee Charter...........................................  D-1

                                 MEDICORE, INC.
                              2337 West 76th Street
                             Hialeah, Florida 33016
                                 (305) 558-4000


                                 PROXY STATEMENT
                     for the Annual Meeting of Stockholders
                           to be held on June 25, 2001

                                                                    May 25, 2001


TO OUR STOCKHOLDERS:

                                  INTRODUCTION

Time, Date and Place


         This proxy statement is being furnished to you in connection with the solicitation of proxies by the board of directors for the use at the Annual Meeting of Stockholders (and any adjournments or postponements thereof) to be held at the Hilton Hotel, 650 Terrace Avenue, Hasbrouck Heights, New Jersey, on Monday, June 25, 2001, at 10:00 a.m., local time. The approximate date on which this proxy statement and the accompanying form of proxy will be sent to the stockholders is May 25, 2001.


         All holders of record of our company's common stock at the close of business on April 6, 2001, are entitled to vote at the meeting and their presence is desired. Each outstanding share of common stock as of such date is entitled to one vote. At the close of business on April 6, 2001, 5,710,540 shares of common stock were outstanding.

         If you cannot be present in person at the annual meeting, the board of directors of Medicore requests that you execute and return the enclosed proxy card as soon as possible. The person who signs the proxy must be either (i) the registered stockholder of such shares of common stock, or (ii) a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or any other person acting in a fiduciary or representative capacity on behalf of such registered stockholder. You can, of course, revoke a proxy at any time before it is voted, if so desired, by filing with the Secretary of Medicore an instrument revoking the proxy, or by returning a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. Any such filing should be sent to Medicore, Inc., 2337 West 76th Street, Hialeah, Florida 33016, Attention: Secretary. Attendance at the annual meeting will not by itself constitute revocation of a proxy. It is important that your shares be presented and voted at the annual meeting. In addition to voting by returning the enclosed proxy card, you may vote by telephone or on the Internet by following the instructions on the proxy card.

Purpose of the Annual Meeting

Proposals

1. Approve the Agreement for Sale and Purchase of Shares for Medicore's Sale of Techdyne (item 1 on the proxy card)

         On April 6, 2001, Medicore entered into an Agreement for Sale and Purchase of Shares with Simclar International Limited, a private United Kingdom company, and Techdyne, Inc., pursuant to which we have agreed to sell to Simclar all of our 4,674,620 shares (approximately 71.3%) of Techdyne common stock.

         Under Florida law, the sale of our ownership of Techdyne might be deemed a sale of substantially all of Medicore's assets, requiring shareholder approval. To avoid any doubt, our board of directors has called a Annual Meeting of Stockholders, so that Medicore's stockholders may consider and vote upon the proposal to approve the Agreement for Sale and Purchase of Shares and the sale by the company of our entire ownership interest of our public subsidiary, Techdyne. Under the Florida Business Corporation Act, holders of shares of the company's voting securities who dissent to this proposal will be entitled to rights of appraisal in connection with the sale of ownership of Techdyne pursuant to the Agreement for Sale and Purchase of Shares.

2.       Amendment to Article VII of our Restated Articles of Incorporation.


         Our Restated Articles of Incorporation provide for directors to be divided as evenly as possible into three classes, designated as class 1, class 2 and class 3, and that at no time shall the board consist of less than four and no more than six directors. We presently have six directors, and would like to expand the board by an additional three members, one for each class of directors, in order to elect at least one additional independent board member who has the requisite employment experience in finance and accounting as required by the Nasdaq Marketplace Rules, which would provide us with three independent directors (presently we have two) on our audit committee, which is one of the requirements of Nasdaq for our company to continue to maintain our listing on the Nasdaq SmallCap Market. The other two vacancies are not necessary to satisfy the Nasdaq requirements. Independent board members, in addition to providing their expertise and experience to our company, will oversee management. Without your approval to amend our Restated Articles of Incorporation to increase board membership, you will not be able to vote for three class 3 members this year, but will be limited to two class 3 directors, and one of our directors, most likely Lawrence E. Jaffe from class 1, will have to resign to make an available vacancy for an independent board member appointment with the required employment experience in finance or accounting in order for Medicore to satisfy the Nasdaq requirements for three independent board members to be on the audit committee.


3.       Election of Directors (item 3 on proxy card)


         Medicore has a staggered board of directors consisting of classes 1, 2 and 3 directors, each class consisting of two members. Each class serves for a three-year term at the end of which that class comes before the shareholders for re-election. This year we are proposing to increase each class by one more member, and accordingly you will be voting for three class 3 directors. This new opening in the class 3 directors will be the only vacancy being filled by means of your vote at this annual meeting. Nominees for re-election this year are Thomas K. Langbein, Seymour Friend and Charles B. Waddell. However, to increase board membership requires an amendment to our Restated Articles of Incorporation. See

Proposal No. 2. The other two additional vacancies created by the amendment could be filled by a majority of the board without shareholder approval of such appointments, and could remain vacant, or filled with independent or non-independent directors. Absent an amendment to our Restated Articles of Incorporation we will be unable to increase our board.




                    SUMMARY OF THE PROPOSED SALE OF TECHDYNE

         This summary highlights selected information from this proxy statement about the first proposal, the sale of our Techdyne shares to Simclar, and may not contain all the information that is important to you. To fully understand our sale of Techdyne, we encourage you to carefully read this entire proxy statement, and the other documents we refer to in this proxy statement, including the Agreement for Sale and Purchase of Shares attached as Annex A. We have included page references in the summary to direct you to more complete descriptions of the topics we have summarized.



The Companies

         Medicore, Inc. 2337 West 76th Street, Hialeah, Florida 33016, (305) 558-4000, is the seller of the Techdyne shares. Medicore has four business segments:
         -    distribution of medical supplies
         - contract manufacturer of electronic and electro-mechanical products (through Techdyne)
         -    operates kidney dialysis treatment centers
         -    investor in technology companies
      o Simclar International Limited, Pitreavie Business Park, Dunfermline, Fife, Scotland KY11 8UN (011) (01383) 73516, a private United Kingdom company, the buyer of the Techdyne control block of common stock, is involved in the same electronic and electro-mechanical industry as Techdyne

      o Techdyne, Inc., 2230 W. 77th Street, Hialeah, Florida 33016 (305) 556-9210, is the 71.3% owned subsidiary of Medicore and which company's shares are being sold by Medicore to Simclar

The Agreement for Sale and Purchase of Shares for the Sale of Techdyne

Structure of the Sale (see page 19)

         We will sell all of our 71.3% ownership, 4,674,620 shares of our common stock ownership of Techdyne for an aggregate consideration of $10,000,000 plus 3% of Techdyne's consolidated sales for each of the next three fiscal years, with an aggregate minimum earn-out of $2,500,000 and a maximum earn-out of $5,000,000.

         The Agreement for Sale and Purchase of Shares is attached as Annex A. You should read the Agreement for Sale and Purchase of Shares, since it is the legal document that governs our sale of Techdyne.

Our Reasons for the Sale (see page ___)

         Reasons favoring sale:

o alliance with Simclar could provide faster growth for Techdyne than we could achieve on our own

o the consideration to be received from Simclar in our board's opinion is fair


o opportunity to use the cash proceeds of the proposed sale to strengthen our financial position, to pursue more aggressively our remaining businesses, particularly our dialysis operations, and to repurchase up to 1,000,000 shares of our common stock at present market prices (approximately $1.00 to $1.25 per share)


o        the opportunity to realize immediate value for our stockholders

Factors mitigating against the sale:

o        we lose control of our Techdyne operations

o Techdyne is no longer consolidated with our financial statements, and accordingly, we lose its revenues, assets, and income; and currently, Techdyne accounts for a substantial amount of these items


Interests of Certain Persons in the Sale (page ___)

o Medicore has made advances of money to Techdyne over the years, and provides, under a management services agreement, certain administrative and financial services, which aggregated $360,000 as of December 31, 2000; the sale of our interest in Techdyne will end our advances to Techdyne, and may result in termination of the service agreement

o Medicore leases to Techdyne approximately 18,000 square feet of executive offices, manufacturing and warehouse space in Hialeah, Florida for Techdyne's Florida operations

o Certain of our officers and directors, as well as affiliates of our company and certain officers and directors of Techdyne, will continue to hold equity positions in Techdyne, which Techdyne is registering for public resale


Vote Required to Approve the Sale of Techdyne (see page ___)

         Under Section 607.1202 of the Florida Business Corporation Act, the sale by Medicore of Techdyne, which may be deemed a sale of "substantially all" of Medicore's assets, requires the affirmative vote of the holders of at least a majority of the outstanding common stock on the record date. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposed sale.

o        Each share of Medicore common stock is entitled to one vote


o Our officers and directors, including directors of our subsidiaries, Techdyne and Dialysis Corporation of America who own approximately 29% of our outstanding shares, have indicated their intent to vote their shares in favor of the sale


o IF A HOLDER DOES NOT VOTE AT THE ANNUAL MEETING, EITHER IN PERSON OR BY PROXY, TELEPHONE OR INTERNET, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SALE


Our Recommendations to Stockholders (see pages ___ and ___)

THE MEDICORE BOARD OF DIRECTORS BELIEVES THE TERMS OF THE SALE ARE FAIR AND IN THE BEST INTERESTS OF MEDICORE AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR THE SALE.


Principal Conditions to the Sale (see page ___)

         Our and Simclar's obligations to effect the sale are subject to the satisfaction (or in certain circumstances, waiver) of the following conditions:

o Standard conditions contained in any stock sale agreement, such as accuracy of the parties' representations, satisfaction of their respective performances, obtaining necessary consents, the singular consent, other than our stockholders' approval, was already received from Techdyne's primary lender, and no proceedings to preclude the proposed sale

o The Agreement for Sale and Purchase of Shares must be approved by Medicore's stockholders


Termination of the Agreement for Sale and Purchase of Shares (see page ___)

o        By mutual agreement of Medicore and Simclar
o        Upon failure of our shareholders to approve the sale
o        By either party, if the other party breaches without a cure
o By either party, if the conditions applicable to the other party have not been satisfied
o If specified events in the Agreement occur, including the sale of Techdyne has not occurred by June 30, 2001, unless extended by the parties


Dissenter's Rights (see page ___)

         Holders of Medicore common stock are entitled to dissenters' rights under Florida law in connection with the sale of our Techdyne shares to Simclar upon compliance with the procedures prescribed by Florida law. For a description of the procedures a stockholder wishing to exercise dissenters' rights is required to follow, see "Proposal 1. Approve the Agreement for Sale and Purchase of Shares for the Company's Sale of Techdyne - Rights of Dissenting Stockholders" and Annex B.

Questions and Answers About the Proposed Sale of Techdyne

Q.       What will happen in the proposed sale?
A.       In the proposed sale:
         o We will be selling all of our 4,674,620 shares of Techdyne common stock to Simclar upon completion of the sale transaction
         o Simclar will then be the controlling shareholder of Techdyne, and will be able to elect all the directors, and will have the ability to make all the policy-making decisions for Techdyne


Q.       What will be done with the sale proceeds?
A.       We will:
         o To the extent not then having been repaid, use approximately $2,250,000 of the proceeds to repay the principal and accrued interest on an outstanding loan due to our public subsidiary, Dialysis Corporation of America. See "Certain Relationships and Related Transactions."
         o A substantial portion of the remaining proceeds are anticipated to be used for:
                  - expansion of our dialysis operations, through the acquisition and/or construction of additional outpatient dialysis facilities
                  - to a more limited extent to expand our medical products division, and for our investments in technology companies, presently limited to Linux Global Partners, Inc
         o We also intend to use a portion of the proceeds to repurchase up to 1,000,000 of our outstanding shares in a range of the current market price, which at this date is approximately $1.00 to $1.25

Q. Why are the company's stockholders being asked to consider and approve the proposed sale?
A.       Because:
         o Under the Florida Business Corporation Act, the sale of "all or substantially all" of our assets requires approval by the affirmative vote of the holders of at least the majority of the voting shares of all outstanding shares of Medicore common stock on the record date
         o Techdyne represents a substantial portion of our revenues, assets and operating income, although we also have a medical products division, operate dialysis centers through our approximately 61% owned public subsidiary, Dialysis Corporation of America, and have an equity interest in Linux Global Partners, a private holding company which invests in developing Linux software companies
         o The sale will result in Techdyne and its operations no longer being consolidated with Medicore and our operations. See "Summary Unaudited Pro Forma Financial Information"
         o To remove any doubt under the Florida statute, we feel it is appropriate for Medicore to submit its proposed sale of Techdyne to a stockholder vote

Q. Why did Medicore's board decide that the sale of Techdyne is in its stockholders' interest?
A.       The board believes:
         o That the sale of our interest in Techdyne to Simclar will be beneficial to our stockholders, to
                  Techdyne, and to the purchaser.
                  - Simclar, headquartered in Scotland, as is Techdyne's subsidiary, Techdyne (Europe), is engaged in similar operations as Techdyne, as a manufacturer of cable and PCB assemblies, sheet metal fabrication, and high level assemblies through to finished product build.
                  - The strategic alliance of Techdyne and Simclar is anticipated to complement each companies' operations and expected to benefit Techdyne with experienced management, an expanded geographic and customer base, efficiencies in labor, costs and manufacturing, a greater competitive edge, and a greater ability to better service customers with enhanced product choices, and the potential to further attract new customers and obtain expanded credit facilities.
                  - Simclar will have a greater U.S. presence, and believes it will become a global force in electronic and electro-mechanical manufacturing.
         o Medicore will receive approximately $10,000,000 from its sale of Techdyne plus 3% of consolidated sales over the next three years, with a minimum of $2,500,000 and a maximum of $5,000,000 relating to such percentage of sales. This will provide Medicore with the opportunity to expand existing operations, particularly its dialysis operations.


         We believe it is in our stockholders' interest to take advantage of this opportunity to sell Techdyne to Simclar. Please read the more detailed description of our reasons for the sale on pages ___ and ___ of this proxy statement.


Q.       Will the company have to pay taxes because of the sale?
A. The sale will be a taxable transaction. We have a large investment basis in Techdyne, and we estimate our taxable gain from the sale of our 71.3% of Techdyne to be approximately $7,700,000, based upon the additional minimum earn-out consideration of $2,500,000, and estimate taxes payable related to the sale of approximately $2,900,000.


Q.       Can I still sell my shares?
A. Yes. Our sale of Techdyne does not affect your right to sell or otherwise transfer your shares of Medicore common stock.


                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:       Why did you send me a proxy?
A: Management of Medicore, Inc. is asking you to vote at the 2001 annual meeting. This proxy statement summarizes the information you need to know to vote intelligently.

Q:       Must I attend the meeting?
A: No. You are invited and welcome to attend the annual meeting, but instead of attending you may participate and vote by completing, signing and returning the enclosed proxy card.

Q:       Who is entitled to vote?
A: Shareholders who owned Medicore common stock on the close of business on April 6, 2001, the record date.


Q:       How many votes do I have?
A: Each share of common stock is entitled to one vote. The proxy card indicates the number of shares of Medicore common stock that you own. Medicore is sending this proxy statement, the attached Notice of Annual Meeting, the enclosed proxy card, and its 2000 Annual Report, which includes our financial statements, on June 4, 2001 to all shareholders entitled to vote.


Q:       What am I voting on?
A: Three matters: proposal 1) the sale of our entire ownership of Techdyne to Simclar International Limited; proposal 2), the amendment to our Restated Articles of Incorporation to increase the number of board members to no more than nine persons, and proposal 3) the election of three class 3 directors, Thomas K. Langbein, Seymour Friend and Charles
         B. Waddell, but subject to the second proposal.


Q:       How do I vote?
A: You may vote by proxy, by Internet, by telephone, or in person by attending the annual meeting. Voting instructions are included on your proxy card. If you submit a properly executed proxy to us in time to vote, the individuals named as your proxy will vote your shares as you have directed.


         If you submit a signed proxy card and no instructions are indicated, your shares will be voted FOR the proposal to approve the sale of Techdyne, FOR the amendment to our Restated Articles of Incorporation to increase the board by three more members, and FOR the election of class 3 directors

         If any other matters are properly presented at the annual meeting, including consideration of a motion to adjourn the meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed proxy card will have discretion to vote on those matters in accordance with their best judgment. We are not aware of any matters which will be presented at the annual meeting, other than the three proposals.

Q        How do I vote by proxy?
A: Complete, sign and date the enclosed proxy card and return it promptly in the prepaid postage envelope provided. Returning the proxy card will not affect your right to attend the annual meeting.

Q:       May I revoke my proxy?
A: Yes. You may revoke your proxy at any time before it is voted. There are four ways you may revoke your proxy:
         1.   by sending in another proxy card with a later date;
         2. by notifying Lawrence E. Jaffe, our corporate Secretary, before the annual meeting;
         3.   by voting in person at the annual meeting; or
         4.   by giving notice of revocation at the annual meeting.

Q:       How do I vote in person?
A: By attending the annual meeting. At that time you will be given a ballot and you may vote your shares. If your shares of Medicore common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 6, 2001, the record date.

Q:       How does discretionary authority apply?
A: If you properly fill in your proxy card and send it to us in time, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card but do not make any specific choices, your proxy will vote your shares as recommended by the board as follows:
         o        "FOR" the sale of Techdyne to Simclar
         o "FOR" the amendment of Article VII of our Restated Articles of Incorporation to increase the board to no more than nine members
         o "FOR" the election of Thomas K. Langbein, Seymour Friend and Charles B. Waddell as class 3 directors
         If any other matter is presented at the Annual Meeting, which is not presently contemplated, your proxy will vote in accordance with his best judgment.



Q:       Is my vote confidential?
A: Yes. Only the inspectors of election and other employees of Medicore assisting in tallying the vote will have access to your vote and comments, unless you tell us to disclose such information.

Q:       What does it mean if I receive more than one proxy card?
A: Your shares of Medicore common stock are probably registered in more than one name or account. You should complete, sign, date and return all your proxy cards to make sure all your shares are voted. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 (Attention: Proxy Department) and tell them to put all your accounts registered in the same name at the same address.


Q:       What does a quorum mean?
A: A quorum means a majority of the outstanding shares. The annual meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares may be present at the meeting in person or by proxy. At April 6, 2001, the record date, there were 5,710,540 shares of Medicore common stock outstanding. A majority (quorum) would be no less than 2,855,271 shares. If you are present or vote by proxy and you abstain, with respect to "Proposal 1: Approve the Agreement for Sale and Purchase of Shares for the Company's Sale of Techdyne," and with respect to "Proposal 2: Amendment to Article VII of Medicore's Restated Articles of Incorporation," you will be counted toward a quorum, and your abstention will have the legal effect as a negative vote with respect to those proposals. As to "Proposal 3: Election of Directors," a properly executed proxy marked "WITHHOLD AUTHORITY" to vote for all or any number of director-nominees will be counted toward a quorum, but will not be considered present in person or by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of affirmative votes, which includes directors for whom the stockholder has not withheld authority, will be elected. A shareholder list will be available at the meeting and for 10 days prior to the meeting for your review at our New Jersey offices, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, located across the street from the Hilton Hotel where the annual meeting is scheduled to take place.

Q:       How much common stock do officers and directors own?
A:       Approximately 26% of our common stock as of the record date.


Q:       Who are the largest principal shareholders?
A: As of the Record Date, Thomas K. Langbein: 773,014 shares (approximately 13.5%), Susan Kaufman (wife of Peter D. Fischbein, a director of Medicore and Techdyne): 388,582 (approximately 6.8%), and Seymour Friend: 357,705 shares (approximately 6.3%). Their beneficial interest increases, for Mr. Langbein to 1,323,014 or approximately 21.1%, and Mr. Friend to 432,705 or approximately 7.5%, if Medicore shares are included which they have the right to acquire under their options. Ms. Kaufman has no options. Until any options are exercised, they are not entitled to vote those shares. Messrs. Langbein and Friend are officers and directors of Medicore. See "Information About Directors and Executive Officers" and "Security Ownership of Certain Beneficial Owners and Management." Mr. Langbein is also Chairman of the Board and Chief Executive Officer of our public subsidiaries, Dialysis Corporation of America and Techdyne, Inc., owner and sole director and executive officer of Todd & Company, Inc., a broker-dealer registered with the SEC, and a director of Linux Global Partners, a private holding company in which we invested and to which we loaned money. See "Certain Relationships and Related Transactions."


Q. If my stock is held in "street name" by my broker, will my broker vote my Medicore common stock for me?
A. Your broker will vote your shares for Proposal 1, to approve the sale of our 71.3% stock ownership of Techdyne to Simclar International Limited, and for Proposal 2, the amendment to our Restated Articles, only if you provide instructions on how to vote on each of these proposals. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Call you broker right away with instructions to execute the proxy. Your broker may but is not required to vote your shares for Proposal 3, the election of directors, without your instructions. You should instruct your broker how you wish to vote on Proposal 3.

Q:       What vote is required to approve each proposal?
A:       Proposal 1: Sale of Techdyne
         ----------------------------
         The affirmative vote of the majority of shares entitled to vote is required to approve Proposal 1. Therefore, shares represented by proxy or ballot which are marked "ABSTAIN" and broker "non-votes" (a matter in which the broker has no authority to vote and did not receive voting instructions from the beneficial owner) will have the effect of a vote against Proposal 1.

         Proposal 2: Amend Article VII of the Restated Articles of Incorporation
         -----------------------------------------------------------------------
         The same as Proposal 1, the affirmative vote of the majority of shares entitled to vote is necessary to approve Proposal 2. Abstentions and broker non-votes will have the effect of a vote against Proposal 2.

         Proposal 3: Election of Directors
         ---------------------------------
         In the election of directors, you may vote "FOR" all of the nominees, or your vote may be "WITHHELD" with respect to one or more of the nominees. So if you do not vote for a particular nominee, or you indicate "WITHHOLD AUTHORITY to vote for all or any number of director-nominees listed" on your proxy card or ballot, your vote will not count either "for" or "against" the nominees. The nominees receiving the highest number of "FOR" votes will be elected.

         A "broker non-vote" will have no effect on the outcome of Proposal 3.

Q:       Who solicits the proxies and what are the costs?
A: The board is soliciting these proxies. In addition to the use of the mails, officers, directors or employees of Medicore, who will receive no additional compensation for doing so, may solicit proxies by telephone or personal interview.

         We have asked banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will reimburse them for their reasonable expenses. Medicore pays all expenses of soliciting the proxies, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q:       How could I, as a shareholder, nominate a director?
A: You must provide Lawrence E. Jaffe, the corporate Secretary of Medicore, written notice at least 60 days prior to the 2002 Annual Meeting, detailing the nominee and his or her qualifications, for consideration by the board. Other details are contained in our by-laws and will be forwarded to you without charge upon your written request. Your proposed nominee must submit a notarized statement indicating willingness to serve; and provide a five-year employment history.



Q:       Who is eligible to submit a proposal?
A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of Medicore's common stock for at least one year by the date you submit the proposal. You must continue to hold these Medicore shares through the date of the meeting. Either you, or your representative who is qualified under state law to present the proposal on your behalf, must attend the meeting to present the proposal.

Q:       How do I demonstrate to Medicore that I am an eligible shareholder?
A: If your shares are registered in your name, you are the record holder and we can verify your eligibility on our own.

         If a nominee, fiduciary, bank, broker or other custodian holds your shares of Medicore common stock in its name on your behalf, you may establish your eligibility in two ways:

         1. written verification from such custodian or nominee that you continuously held your Medicore shares for one year at the time you submitted your proposal; you also have to submit to us your written statement that you intend to continue to hold your Medicore common stock through the date of the shareholder meeting; or

         2. submit to us any required filings of share ownership of Medicore that you filed with the SEC, and your written statement that you continuously held the required number of Medicore common stock for the one-year period and your intention to continuously hold your Medicore shares through the date of our meeting.

Q:       How many proposals may I make?
A:       One proposal for a particular shareholder meeting.


Q:       When are the year 2002 shareholder proposals due?
A: Shareholder proposals must be submitted in writing by December 17, 2001 to Lawrence E. Jaffe, corporate Secretary, Medicore, Inc., 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Q.       What do I need to do now?
A. Please vote your shares as soon as possible, so that your shares may be represented at the annual meeting.



Q.       Where shall I call if I have questions?
A. If you have any questions about any of the proposals, you may call or write to Thomas K. Langbein, Chairman of the Board, Chief Executive Officer and President of Medicore, Inc., at (201) 288-8220, c/o Medicore, Inc., 777 Terrace Avenue, Hasbrouck Heights, NJ 07604.

Q.       Where can I find more information about the company?
A. Various sources described under the caption "WHERE YOU CAN FIND MORE INFORMATION" on page ___ of this proxy statement.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         The statements contained in this proxy statement, and our documents which are incorporated by reference into it, that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 contains certain safe harbors regarding forward-looking statements. Certain of the forward-looking statements include management's expectations, intentions and beliefs with respect to the growth of our company, the nature of the electronics industry in which Techdyne is involved as a manufacturer, the nature of and future development of the dialysis industry in which our other public subsidiary, Dialysis Corporation of America, is engaged, our business strategies and plans for future operations, our needs for capital expenditures, our capital resources, liquidity and operating results, and similar matters that are not historical facts. Words such as "anticipate," "estimate," "expects," "projects," "intends," "plans," and "believes," and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the sale of control of Techdyne, identify forward-looking statements. Such forward-looking statements, like all statements about expected future events, are subject to substantial risks and uncertainties that could cause actual results to materially differ from those expressed in the statements, including general economic and business conditions, opportunities pursued or abandoned, competition, changes in federal and state laws or regulations affecting the company and our operations, and other factors discussed periodically in our filings. Many of the foregoing factors are beyond our control. Among the factors that could cause actual results to differ materially are the factors detailed in the "Risk Factors" section included in our registration statement, Form S-3, as filed with the SEC (effective May 15, 1997) and the registration statements of our subsidiaries, Techdyne's registration statement on Form S-3, as filed with the SEC (effective December 11, 1996), and Dialysis Corporation of America's registration statement on Form S-3, as filed with the Commission (effective July 1, 1999). Accordingly, readers are cautioned not to place too much reliance on such forward-looking statements which speak only as of the date made, and which the company undertakes no obligation to revise to reflect events after the date made.

                 PROPOSAL 1. APPROVE THE AGREEMENT FOR SALE AND
              PURCHASE OF SHARES FOR THE COMPANY'S SALE OF TECHDYNE
                           (item 1 on the proxy card)


General

         At the annual meeting, the Medicore stockholders will be asked to consider and vote upon the approval of the Agreement for Sale and Purchase of Shares among Medicore, Inc., Techdyne, Inc., and Simclar International Limited, dated April 6, 2001, which provides for the sale by Medicore to Simclar of 4,674,620 shares (approximately 71.3%), its entire common stock ownership of Techdyne, for $10,000,000. and 3% of Techdyne's consolidated sales for each of the next three years, with a minimum of $2,500,000 and a maximum of $5,000,000 with respect to the earn-out. The terms of the Agreement are summarized below, under the caption "Description of the Agreement for Sale and Purchase of Shares." The table below reflects Simclar's strong financial position and ability to pay the full consideration to Medicore as it becomes due.

                                Unaudited Summary Financial Information of
                                        Simclar International Limited
                                      Fiscal Year Ended December 31,(1)
                         ------------------------------------------------------


                             1998                 1999                  2000
                             ----                 ----                  ----
Sales                    $46,600,000          $63,100,000          $101,500,000
Profits Before Taxes       4,400,000            5,100,000             8,000,000
Net Worth                 11,200,000           14,400,000            19,300,000


----------

(1)      Unaudited summary information as provided by Simclar.


Background of the Proposed Sale


         o Over the last one and one-half years, Techdyne (Europe) was experiencing significant reductions in sales, with continuing losses; in March, 2000, management considered selling Techdyne (Europe)
         o In May, 2000, Techdyne's President, Barry Pardon, met with a major accounting firm in Scotland to evaluate sale of Techdyne (Europe); that accounting firm referred Techdyne (Europe) to another major accounting firm in Scotland
         o In June, 2000, Barry Pardon met with Ian Durie of Deloitte & Touche in Scotland, and Sam Russell, Managing Director of Simclar; Mr. Russell expressed an interest in Techdyne as opposed to Techdyne (Europe); Mr. Durie was hired as a consultant to Simclar, to search for acquisitions for Simclar; the average closing prices of the Techdyne common stock for June, 2000, ranged from $2.03 to $2.75
         o In July, 2000, Techdyne responded to a variety of inquiries by Simclar; the average closing prices of the Techdyne common stock for July, 2000, ranged from $2.00 to $2.75

         o In August, 2000, Mr. Russell visited with each United States facility of Techdyne, and offered Medicore $2.50 per share for 51% ownership of Techdyne, based on Simclar's evaluation of Techdyne's earnings sales and Simclar's familiarity with the electronic contract manufacturing industry in which Simclar and Techdyne are engaged; Messrs. Langbein and Pardon, based upon their evaluation of earnings, sales, their discussions with Techdyne's consultant, and their research into the electronics contract manufacturing industry and their experience with several other companies (see "Our Reasons for the Sale; Recommendation of our Board of Directors" below), counter offered $3.25 per share; the average closing prices of Techdyne common stock for August, 2000, ranged from $1.25 to $2.00
         o In October, 2000, Thomas K. Langbein, Chairman of the Board and CEO of Medicore and Techdyne, and Barry Pardon met with Mr. Russell at Simclar, and negotiated a $3.00 per share price for the 51% control block of Techdyne; Techdyne's market price at that time ranged from a high of $1.38 to a low of $.75
         o In November, 2000, the board of directors considered the Simclar proposal, discussed alternate situations (see "Our Reasons for the Sale; Recommendation of our Board of Directors" below), Techdyne's future prospects with and without the sale of control to Simclar, and approved the sale of control (51%) of Techdyne to Simclar, and proceeded to negotiate a letter of intent; the average closing prices of Techdyne common stock for November, 2000, ranged from $.75 to $1.25
         o The board met again in December, 2000, with respect to the conclusion of the Letter of Intent for the sale of control of Techdyne to Simclar, and discussed the negotiations toward a purchase agreement, the continued due diligence by all parties, and the necessity for shareholder approval of the proposed sale
         o On December 11, 2000, Medicore and Simclar executed a Letter of Intent relating to the sale of 51% of Techdyne by Medicore to Simclar; on that date the Techdyne common stock closed at $1.44
         o On December 14, 2000, Medicore and Techdyne each issued press releases discussing the proposed sale to Simclar, describing the consideration, each company, and the anticipated use of the proceeds by Medicore; on that date the Techdyne common stock closed at $1.75
         o Through early April, 2001, the parties engaged in extensive due diligence and negotiation of the Agreement for Sale and Purchase of Shares; the average closing prices of Techdyne common stock for April, 2001, ranged from $.81 to $1.50
         o In mid-March, 2001, based upon the slowing of the U.S. economy and accordingly the softening of the electronics contract manufacturing industry, and the downturn in the U.S. stock market, Simclar wanted a reduction in the $3.00 per share price; over the next week, the parties renegotiated, Simclar offering $10,000,000 for all of Medicore's 71.3% interest in Techdyne or approximately $2.17 per share; Medicore counter offered by accepting the $10,000,000 for its entire Techdyne interest, but requested additional consideration of 3% of Techdyne's sales for three years; Simclar accepted the modified purchase price for 71% of Techdyne, but negotiated a $5,000,000 maximum earn-out; Medicore accepted, and added a $2,500,000 minimum earn-out, which was accepted by Simclar. The per share price of the Techdyne common stock to be sold to Simclar based on the minimum sale would be $2.67, and based on the maximum sale would be $3.21 per share

         o On March 29, 2001, the board of directors approved the modifications to the sale of control of Techdyne to Simclar, unanimously approving the sale of all of Medicore's 71.3% common stock ownership of Techdyne for $10,000,000 and 3% of Techdyne's consolidated sales for the next three years, with a minimum of $2,500,000 and a maximum earn-out of $5,000,000; on that date the Techdyne common stock closed at $.88
         o On April 6, 2001, Medicore, Techdyne and Simclar executed the Agreement for Sale and Purchase of Shares; on that date the Techdyne common stock closed at $1.00


         The sale is subject to several conditions customarily found in such sale agreements, particularly the required approval of Medicore stockholders.


Our Reasons for the Sale; Recommendation of our Board of Directors

         Our board of directors has unanimously concluded that the sale of Techdyne to Simclar is in the best interests of Medicore and its stockholders, and that the terms and conditions contained in the Agreement for Sale and Purchase of Shares are fair to and in the best interests of Medicore and its stockholders.

         In arriving at its conclusion, the board of directors considered a number of factors, including those noted below, which were determined by the board to favor a decision to approve the consummation of the proposed sale:


         o        the consideration for and the terms of the proposed sale;
         o the current financial condition and future prospects of Techdyne;
                  - faster growth opportunities in an alliance with Simclar, a United Kingdom company engaged in similar but expanded operations as is Techdyne;
                  -        the strong financial position of Simclar;
                  - efficiencies of operations under Simclar (labor, manufacturing costs reduced; volume supply purchases with greater discounts);
         o        expanded customer base for Techdyne
         o Techdyne's and Simclar's combined management expertise and experience;
         o increased global presence and competitive position for Techdyne and Simclar, which will now have a greater U.S. presence with Techdyne, a public company;
         o the determination that we would not be able to achieve in the foreseeable future on a stand-alone basis stockholder value equal to the sale consideration being paid by Simclar;
         o the opportunity to use the cash proceeds of the proposed sale to:
                  -        strengthen our financial position;
                  - repurchase up to 1,000,000 of our outstanding shares at current market prices ranging from approximately $1.00 to $1.25;
                  - pursue more aggressively our remaining operations, particularly our dialysis operations; and
                  - pay our approximately $2,500,000 indebtedness (if not then repaid) to our 61% owned subsidiary, Dialysis Corporation of America
         o the opportunity to realize immediate value for our stockholders;
         o our obtaining 3% of Techdyne's consolidated sales for the next three years, providing us with additional consideration for the sale of a minimum of $2,500,000 and a maximum of $5,000,000.

         In reaching its conclusions, the board also considered the following factors, which they believed mitigated against the sale:

         o        we lose control of Techdyne;
         o        Techdyne's operations are no longer consolidated with us;
                  accordingly, we no longer directly reflect in our financial statements and operations Techdyne's revenues, assets or income, which at December 31, 2000, represented, respectively, approximately 84% of our sales, 67% of our assets, and was our only profitable business segment;
         o        risk that the sale may not be completed;
         o risk that the announcement of the sale and the efforts necessary to complete the transaction could disrupt operations by, among other things, diverting management and other resources from day-to-day operations.

         In view of the variety of factors considered, the board of directors did not assign relative weights to the factors listed above, or determine that any factor was of particular importance. Rather, the board viewed its recommendation as being based on the totality of the information presented. Also, the board relied on the experience and expertise of the Techdyne executive officers and directors for analysis of its alliance with Simclar. In considering all the factors described above, individual members of the board may have given different weight to different factors. The board considered all these factors as a whole to be favorable to Medicore, and to support its determination to approve the transaction and recommend it to our stockholders.


         Certain officers and directors of our company and Techdyne are common and certain of their common stock ownership of Techdyne is being registered for resale by Techdyne. Our board was aware of this registration of Techdyne shares and interests of certain of the officers and directors, but did not believe it was necessary to have an independent committee evaluate the Simclar proposal, based upon prior negotiations, the premium over market price and our book value which our company was receiving as consideration, which was objectively fair and reasonable. The risk of proceeding without an opinion of an independent financial advisor is that such independent advisor's opinion might reflect a higher price than negotiated between Simclar and Medicore. However, there is no assurance that such independent advisor's price would be obtainable, particularly since our discussions with other companies did not proceed, and in March, 2000, Simclar renegotiated the price and terms of the sale. See "Background of the Proposed Sale" above.

         The board considered the continued operations of Techdyne on a stand-alone basis as a subsidiary of Medicore as compared to its alignment with Simclar, a larger and financially stronger United Kingdom company engaged in the same electronic and electro-mechanical contract manufacturing industry and in similar areas of production as Techdyne. As a subsidiary of Medicore, based upon current sales and earnings, it was not anticipated that its market price would reach $3.00 in the near future, and even if it did, Medicore's sizeable control position, 71.3%, would not be able to be liquidated at such market price. However, as aligned as a subsidiary of Simclar, Techdyne will gain the expertise and experience of Simclar's management and manufacturing operations, an expanded customer base and product lines, obtain efficiencies in equipment, supplies, labor and overall manufacturing costs.


                                                                                 Average of Closing Prices
                                                                                 -------------------------
                                                                                    High              Low
                                                                                    ----              ---

         o        continued negotiations in July and August, 2000                  $2.75             $1.25
         o        fourth quarter of 2000, when $3.00 per share for
                  Techdyne common stock negotiated and Letter of Intent
                  executed in December, 2000                                       $1.87             $0.75
         o        at the end of March, 2001, when the board approved the
                  modifications to and execution of the Agreement for
                  Sale and Purchase of Shares                                      $0.94             $0.88
                                                                                      (little activity)

         The board researched electronic contract manufacturing operations in which Techdyne is engaged with sales of approximately $100,000,000 (approximately twice the sales of Techdyne) with positive EBITA (earnings before income taxes and amortization), and found the current evaluation for sale of a company in that industry was at best approximately in a range of five to six times EBITA, which at best would have yielded a sales price to Medicore for its 71.3% Techdyne ownership of approximately $9,230,000, calculated as follows: 6 x $3,500,000 = $21,000,000 minus $8,000,000 debt = $13,000,000 x 71.3% =
$9.230,000. This was not satisfactory to Medicore for a multi-plant facility and public company as is Techdyne.

         Also considered in arriving at the $3.00 per share selling price of Techdyne common stock was the evaluation of Techdyne's net worth. At September 30, 2000, Techdyne's net worth was $11,029,000, or $1.68 per share. Accordingly, the Medicore board of directors was of the opinion that Medicore was receiving a fair and reasonable price for its Techdyne shares proposed to be sold to Simclar.

         Further, in January, 2000, Techdyne retained a consultant to find acquisitions, which consultant introduced potential merger candidates, all of which were explored. The consultant obtained these candidates by sending letters to a variety of companies in the electronic and electro-mechanical contract manufacturing industry requesting their interest levels. One such candidate was a Canadian company, visited in March, 2000. They desired a company with more wire harness and cable production. There being no basis for a relationship, no further negotiations ensued. In March, 2000, a California contract manufacturer was contacted, but the company was involved in different manufacturing operations, and negotiations never developed. In May, 2000, the President of Techdyne and the Chairman of Medicore visited a California company engaged in electronic contract manufacturing, but management felt the proposed terms of the merger were not beneficial to Medicore, Techdyne, and their shareholders. This was based on that candidate's merger proposal which provided for a new company which would be controlled by them, with Medicore holding a minority position and receiving no cash. Further, that candidate had reflected losses over the past several years.


         Based upon the prior contacts with other companies, the evaluation of the stock's price of $3.00 per share against Techdyne's net worth, EBITA, the market price of Techdyne's common stock over the last two quarters of 2000 and the first quarter of 2001, and the excellent synergy of Techdyne with Simclar, the board was and is of the opinion that the sales price of $10,000,000 with a 3% earn-out based upon Techdyne's consolidated sales over the next three years, with a minimum earn-out consideration to Medicore of $2,500,000 and a maximum of $5,000,000, is fair and reasonable and in the best interests of shareholders, and is more than Techdyne has been able to achieve on a stand-alone basis as a subsidiary of Medicore. Based on these evaluations and considerations, the board did not believe it was necessary to obtain an opinion of the fairness of the consideration by an independent financial advisor, and did not believe such an independent appraisal would provide a greater price, which is a risk if not obtaining an independent appraisal, or if so, that Simclar or anyone else would pay such a price. The cost of such an independent appraisal is very expensive and weighed against any benefit, which the board felt would be minimal, if any at all, the board did not seek such an appraisal.


         The affirmative vote of a majority of the company's shares outstanding and entitled to vote is required for the approval of the Agreement for Sale and Purchase of Shares. Abstentions and broker non-votes will have the same effect as no votes. Accordingly, if a holder does not vote at the annual meeting, either in person or by proxy, it will have the same effect as a vote against the sale.


--------------------------------------------------------------------------------
The board of directors of Medicore unanimously recommends that you vote "FOR" the proposal to approve the Agreement for Sale and Purchase of Shares for the sale of Medicore's interest in Techdyne.
--------------------------------------------------------------------------------


Description of the Agreement for Sale and Purchase of Shares

         The following is a summary of significant provisions of the Agreement for Sale and Purchase of Shares. This summary does not provide a complete description of all the terms and conditions of the Agreement. The Agreement is attached as Annex A (without schedules or exhibits). You should read the Agreement for Sale and Purchase of Shares for the sale of Techdyne for a complete understanding of its terms.


         Structure of the Sale

         The Agreement provides that, upon the approval of our stockholders, and the satisfaction, or waiver if necessary, of the other conditions, Simclar International Limited will acquire from us all of our 4,674,620 shares of common stock ownership of Techdyne, which represents approximately 71.3% of the outstanding common stock of Techdyne. Techdyne will be filing a registration statement covering 310,000 shares of Techdyne common stock owned by officers and directors of our company and Techdyne, and 449,000 shares of Techdyne common stock issuable upon exercise of options (options for 60,000 shares will not vest until October 16, 2001 (50%) and the balance one year later) held by 20 persons, a majority of whom are employees of Techdyne, and the remainder are officers and directors of Techdyne and our company, some common to both Techdyne and Medicore. All of these shares of Techdyne common stock to be registered by Techdyne will be available for sale from time to time at then current market prices, or privately at negotiated prices. Simclar has advised that it has no present intention of acquiring any of these shares or any other shares of common stock of Techdyne, whether in private transactions or in the open market.


         The Sale Consideration

         The consideration for our sale of our 4,674,620 shares of common stock of Techdyne is $10,000,000 at closing, with an earn-out over the next three years equal to 3% of Techdyne's consolidated sales, with a minimum aggregate earn-out of $2,500,000 and a maximum aggregate earn-out of $5,000,000.

         Time of Sale

         The closing of the sale of Techdyne to Simclar will take place promptly after our stockholders approve the sale. The Agreement for Sale and Purchase of Shares will automatically terminate if the sale is not consummated by June 30, 2001, unless extended by the parties.


         The Companies

                  The Purchaser

         Simclar International Limited is a U.K. company headquartered in Scotland. It also has a manufacturing facility in Wisconsin, U.S.A. Simclar, a private company owned by Samuel J. Russell (90%), Chairman and Managing Director, and his wife, C.M.J. Russell (10%), was founded in 1976 to supply special cable assemblies to IBM, and has grown and expanded every year since it was founded, and is considered by its management to be one of the most vertically integrated companies in Scotland. It is a manufacturer of higher level electro-mechanical assemblies, cable assemblies, PCB assemblies, and is engaged in plastic injection molding, sheet metal fabrication, and complete finished product manufacturing.

         Simclar has a customer base with a wide variety of end products, which includes, among others, mobile phones and wireless base stations, servers for computers, computer peripherals, rapid transit, medical, security and data communications. Its sales for the year ended December 31, 2000, were approximately $101,500,000.


                  The Seller


         Medicore, Inc., headquartered in Hialeah, Florida, has four business segments: (i) a medical products division, which distributes medical supplies;
(ii) the international contract manufacturing of electronic and electro-mechanical products, primarily for the data processing, telecommunications, instrumentation and food-preparation equipment industries, accomplished through our 71% owned public subsidiary, Techdyne (Techdyne's wholly-owned subsidiaries include Lytton Incorporated, Techdyne (Europe) Limited, and Techdyne (Livingston) Limited); (iii) the operation of kidney dialysis centers through our 61% owned public subsidiary, Dialysis Corporation of America; and (iv) the investment in technology companies, initially through our 10% interest in Linux Global Partners, Inc., a private holding company which invests in developing Linux software companies, to which company we also loaned $2,200,000. See "Proposal 1. Approve the Agreement for Sale and Purchase of Shares for the Company's Sale of Techdyne - Net Proceeds from the Proposed Sale; Ongoing Company Operations" (page ___) and "Certain Relationships and Related Transactions."


         Our common stock trades on the Nasdaq SmallCap Market under the symbol "MDKI."

                  Techdyne, Inc.


         Techdyne, Inc., 2230 West 77th Street, Hialeah, Florida 33016 (305) 556-9210, is an international contract manufacturer of electronic and electro-mechanical products, primarily manufactured to customer specifications and designed for OEMs and distributors in the data processing, telecommunications, instrumentation and food preparation equipment industries. Custom-designed products primarily include complex PCBs, conventional and molded cables and wire harnesses, electro-mechanical assemblies, turnkey contract manufacturing services, and total systems assembly and integration. Approximately 91% of Techdyne's sales are domestic, a substantial amount generated by Techdyne's domestic wholly-owned subsidiary, Lytton Incorporated. Approximately 9% of Techdyne's sales are affected by Techdyne's wholly owned subsidiary, Techdyne (Europe) Limited, in the European market. Techdyne's European facility, located in Scotland, has experienced significant reductions in sales over the last two years, and Techdyne is winding down its Techdyne (Europe) manufacturing operations, which should be terminated by the end of June, 2001. Techdyne (Europe) entered into a Management Agreement on May 3, 2001 with Simclar, terminable on 30 days' notice, Simclar to provide employees as Techdyne (Europe) requests to assist Techdyne (Europe) in its operations and its transition into Simclar's operations. Simclar obtains a service charge from Techdyne for the cost of such personnel and the cost of providing any administrative services based on the actual costs incurred by Simclar. To date, there have been no payments made under this Agreement. If Proposal 1, the sale of Techdyne to Simclar, is not completed for any reason, our Techdyne (Europe) operations will be phased out, except for its sales, sales support, and minimal engineering staff, with manufacturing to be effected by Simclar.


         Techdyne's common stock trades on the Nasdaq SmallCap Market under the symbol "TCDN."


         Management of Techdyne After the Sale


         It has been agreed among the parties that all the directors of Techdyne will resign upon completion of the sale, except Barry Pardon, President of Techdyne, which position he will maintain, and Lytton Crossley. Effective upon consummation of the sale, Simclar will appoint seven new directors, who will comprise a majority of the Techdyne board of directors.


         Barry Pardon, who will continue as Techdyne's President and as a director, joined Techdyne in November, 1980, as national sales manager, and initiated the independent manufacturer representatives sales force. Mr. Pardon became Vice President of Marketing in 1981, was appointed Executive Vice President (Marketing) in 1988, and was appointed President in November, 1991. Mr. Pardon is Chairman of the Board of Lytton, and a director of Techdyne (Europe). He is also a member of the South Florida Manufacturing Center Advisory Board.


         Lytton Crossley, established Lytton Incorporated in 1979, and was its Chairman and President through July 31, 1997, at which time Lytton was acquired by Techdyne. He remained as President of Lytton until August, 1998, when he became Assistant to the President of Lytton, and currently devotes a limited amount of his time to Lytton. See "Certain Relationships and Related Transactions."

         Simclar currently has five nominees for directors, listed below with their proposed management positions, and their backgrounds. Immediately upon completion of the sale Simclar anticipates appointing two additional directors, at least one of whom will be independent in order to satisfy the Nasdaq corporate governance rules, which require the audit committee to be comprised of at least three independent directors.


         Samuel John Russell, nominee for director and Chairman and Chief Executive Officer of Techdyne, has served as a managing director of Simclar International Limited since April, 1996. Since May 28, 1992, Mr. Russell has served as a director of Pioneer Security Systems Limited, a Scottish company located in Edinburgh, Scotland, which provides home security services for residential properties owned by City Councils in Scotland and England. Since June 15, 1998, Mr. Russell has served as a director of Russmarr Limited, a Scottish company located in Edinburgh, Scotland, which is engaged in the development of electronic alarms for use in residential properties.

         Christina Margaret Janet Russell, nominee for director, has served as a director of Simclar International Limited since April, 1996. She has served as a director of Pioneer Security Systems since May 28,1992 and as a director of Russmarr Limited since June 15, 1998. She is the wife of Samuel John Russell.


         Thomas Clark Foggo, nominee for director, has been a senior partner of Skene Edwards W.S., Solicitors and Notaries, Edinburgh, Scotland since January 1, 1990. Mr. Foggo will become a member of the audit committee.


         John Ian Durie, nominee for director, was a partner in Rutherford Manson Dowds, Chartered Accountants, from January 1, 1996 through June 30, 1999, when the firm merged with Deloitte & Touche, Edinburgh Scotland. He has served as a partner at Deloitte & Touche since such date.


         Kenneth Greenhalgh, nominee for director, is Managing Director of OPT Limited, a Scottish management consulting company. Mr. Greenhalgh has been a director of OPT Limited since May, 1984. Over the past five years, Mr. Greenhalgh has served as a management consultant to Simclar and other companies. Mr. Greenhalgh will become a member of the audit committee.



         Representations and Warranties

         Medicore, Techdyne and Simclar have made customary representations and warranties in the Agreement for Sale and Purchase of Shares with respect to themselves, and Medicore to information about Techdyne; Techdyne has made one representation that its execution of the Agreement was authorized by its board, and the Agreement is valid and binding upon Techdyne. The inclusion of Techdyne in the Agreement for Sale and Purchase of Shares is based on the expected benefits to Techdyne upon its strategic alliance with Simclar (see "Summary of the Proposed Sale of Techdyne - Questions and Answers About the Proposed Sale of Control of Techdyne" and "Proposal 1. Approve the Agreement for Sale and Purchase of Shares for the Company's Sale of Techdyne - Our Reasons for the Sale; Recommendation of Our Board of Directors") and certain covenants of Techdyne and conditions for Simclar to close (see below).

         Our representations and warranties are to our knowledge, except for certain unqualified representations and warranties as noted below, primarily relating to Techdyne (which term in most of the representations, covenants and indemnification includes Techdyne's subsidiaries, particularly Lytton Incorporated and Techdyne (Europe) Limited), and include, among others:

         o        corporate organization and existence (Medicore and Techdyne)
         o        authorization and enforceability (Medicore and Techdyne)*
         o capitalization and Medicore's ownership of the Techdyne shares (Medicore)*
         o        financial statements
         o        books and records
         o        title to properties and encumbrances
         o        condition and sufficiency of assets;
         o        accounts receivable and inventory
         o        no known material undisclosed liabilities
         o        taxes
         o        no material adverse change in Techdyne's business
         o        employee benefits
         o        compliance with legal requirements
         o        litigation
         o        contracts; no defaults
         o        insurance
         o        employees, labor relations
         o        environmental matters
         o        intellectual property
         o        no illegal payments
         o        representations and warranties include all material facts*
         o        relationships and transactions with related persons
         o        claims, debts and liabilities of Techdyne against Medicore*
         o sale of Techdyne shares to Simclar is exempt from registration requirements of federal and state securities laws*
         o        SEC filings made proper disclosure*

         Simclar's representations and warranties relate to, among others:

         o        organization and good standing
         o        authorization and enforceability*
         o absence of conflicts with its organizational documents,* other material agreements, and laws
         o        investment intent as to the Techdyne shares to be acquired*
         o no proceedings to delay or prevent the contemplated Medicore sale and Simclar purchase of Techdyne
         o        financial statements
         o availability of funds necessary to complete the acquisition of Techdyne*
         o no trading in Medicore or Techdyne shares since execution of Letter of Intent
         o        no material adverse change in Simclar's business

*  Unqualified representation and warranty

         Certain Covenants

         In the Agreement for Sale and Purchase of Shares there are certain covenants each party agreed to between the date of the Agreement and the earlier of its termination or closing, among others:

         Mutual covenants:

         o provide each other with continued access to information and documents
         o make all filings and obtain required approvals for the proposed sale, and cooperate with each other as to their filings and consents; Medicore to duly convene a stockholder meeting to approve the proposed sale to Simclar, and file with the SEC proxy materials in compliance with Section 14 of the Securities Exchange Act of 1934 with a recommendation of the Medicore board to its shareholders for approval of the proposed sale; Simclar to provide its Schedule 13D (disclosure document as to the purchase and its reasons, and sources of funds)
         o notify each other of any fact or circumstance that might be the basis of a breach of the Agreement for Sale and Purchase of Shares, or make any condition to consummating the proposed sale reasonably unlikely
         o use their best efforts to cause the satisfaction of conditions to close the proposed sale
         o resignations of Thomas K. Langbein, Joseph Verga, Peter Fischbein, Anthony C. D'Amore, and Edward Diamond as directors of Techdyne; and appointment of Simclar's board nominees (see "Proposal 1. Approve the Agreement for Sale and Purchase of Shares for the Company's Sale of Techdyne - Description of the Agreement for Purchase and Sale of Shares - Management of Techdyne After the Sale")
         o Medicore and Techdyne to execute mutual releases; Simclar to use best efforts to refinance Techdyne debt within 60 days of closing, absent which parties to mutually agree on repayment of Techdyne indebtedness to Medicore, which at March 31, 2001 was approximately $281,000

         Medicore and Techdyne, and Medicore to use its best efforts to cause Techdyne, to:

         o cause Techdyne to operate its business in the ordinary course, and except with Simclar's prior written consent, not to
                  -        undertake capital expenditures in excess of $50,000
                  - dispose of or grant options for assets with a value over $50,000; or change the capital structure
                  - make material changes to compensation or terms of employment for officers, directors, managers or employees, with limited exceptions as to cancellation of 50% of outstanding notes issued as part payment for option exercises, and granting of bonuses up to $50,000
                  - increase aggregate consolidated borrowings in excess of $50,000, except under existing credit facilities
                  -        declare cash or stock dividends
         o preserve Techdyne's business organization and keep available the services of officers, employees and agents, and maintain relations and good will with suppliers, customers, and others having business relationships with Techdyne

         o confer with Simclar concerning operational matters, and otherwise report to Simclar concerning the business, operations and finances of Techdyne
         o not solicit or otherwise discuss with any other person any transaction involving the sale of Techdyne

         Techdyne covenants:

         o file and maintain a registration statement covering (i) 310,000 Techdyne shares held by officers and directors of Medicore and Techdyne, and (ii) 449,000 shares of Techdyne common stock issuable upon exercise of options held by certain officers, directors and advisors of Medicore and Techdyne and by Techdyne employees
         o        increase the number of board members from seven to nine

         Covenants of Simclar:

         o not to finance the purchase of the control of Techdyne through any pre-arranged sale or encumbrance of Techdyne's assets; provided, Simclar is free to pledge the Techdyne shares, or close or dispose of Techdyne facilities or assets for valid corporate purposes
         o not to trade in Medicore or Techdyne stock prior to two business days from either the termination of the Agreement or the closing date of the sale
         o to use its best efforts to cause Techdyne to pay insurance premiums if Techdyne's current insurance is continued


         Closing; Conditions to Closing

         It is anticipated that if the Agreement for Sale and Purchase of Shares for the sale by Medicore to Simclar of Medicore's 71.3% ownership of Techdyne is approved by the stockholders at the annual meeting, the closing of the sale will take place as soon as practicable after that approval.


         Conditions to Consummation of the Sale


         o        the accuracy of each party's representations and warranties
         o performance of each parties' respective covenants and obligations
         o all necessary documents have been provided to the other party, including:
                  -        opinions of counsel;
                  -        mutual release between Medicore and Techdyne;
                  - non-compete agreement from Medicore, under which Medicore agrees not to compete with Techdyne, its products or services throughout the world for five years from the closing; Medicore has also agreed to keep confidential all secret and confidential information it may possess relating to Techdyne and its subsidiaries;
         o        approval of the sale by Medicore stockholders
         o        no material adverse change

         Termination of the Agreement:

         o        mutual consent
         o        by either Medicore or Simclar upon
                  -        material breach which is not cured
                  - if closing has not occurred by June 30, 2001 or such later date as parties may agree upon
                  - if conditions to closing by each party are not satisfied or waived
                  - failure of Medicore's stockholders to approve the sale of the shares to Simclar


         Expenses

         Each party bears its own expenses in connection with the preparation, execution and performance of the Agreement for Sale and Purchase of Shares, including all fees and expenses of agents, representatives, counsel and accountants; provided, however, upon termination of the Agreement for any reason other than a breach by Simclar, and only if we enter into a competing transaction within six months form such termination, and we breached our non-negotiation provision of the Agreement, Simclar may recover its reasonable fees, costs and expenses in connection with its due diligence, negotiation, preparation, execution, delivery and performance of the Letter of Intent and the Agreement.


         Indemnification

         Medicore and Techdyne, separately for themselves and not with respect to the other's actions, omissions, representations or disclosures, each indemnifies Simclar, and Simclar similarly indemnifies Medicore and Techdyne, for any material breach of their respective representations, warranties and covenants in the Agreement for Sale and Purchase of Shares and related documents each has delivered in connection with the Agreement, and any claim for brokerage or finder's fees in connection with the proposed sale of Techdyne. Techdyne has also indemnified Simclar against any damages arising out of any product shipped or manufactured, or any services provided outside the ordinary course of its business.

         Most of the indemnifications survive for one year from the closing of the sale of shares, and two years for taxes, employment benefits, and environmental issues. There is no liability for any party until all damages attributable to that party exceed $100,000, and a cap for the maximum liability of Medicore of the amount of the purchase price received for its sale of the Techdyne shares.

         With respect to the registration statement being filed by Techdyne covering certain additional Techdyne shares held by certain officers and directors of Medicore and Techdyne and employees of Techdyne, the selling shareholders and Techdyne will provide reciprocal indemnifications against any claims, liabilities, and charges that may arise out of any untrue statement or omission to state material facts in the registration statement which either party makes or omits to provide relating to itself.


         The certificate of incorporation and by-laws of Techdyne provide that Techdyne shall indemnify to the extent permitted by Florida law any person whom it may indemnify, including its directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by Techdyne only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel, or by the Techdyne shareholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Techdyne, Techdyne has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Techdyne of expenses incurred or paid by a director, officer or controlling person of Techdyne in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person or by any selling shareholder in connection with the Techdyne securities being registered, Techdyne will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Net Proceeds From the Proposed Sale; Ongoing Company Operations


         Our board of directors intends to continue to grow our remaining businesses, which consist of dialysis treatments through our 61% owned public subsidiary, Dialysis Corporation of America, which currently is the primary focus for the use of the proceeds from our sale of the Techdyne shares to Simclar, our medical products division, and our investment in and incubation of high-technology companies. After deduction for expenses of the proposed transaction, including negotiation, due diligence, professional fees, filing fees, printing costs, and related expenses, estimated at approximately $70,000, the net proceeds to be received at the closing of approximately $9,930,000, in addition to satisfaction of income tax liabilities resulting from the sale, will primarily be allocated to expand our dialysis operations operated through our public subsidiary, Dialysis Corporation of America. See "Summary of Unaudited Pro Forma Financial Information" and "Certain Relationships and Related Transactions." We will also be receiving over the next three years 3% of Techdyne's consolidated sales, with a minimum of $2,500,000 and a maximum of $5,000,000, which is anticipated to be similarly used, although at that time there may be different circumstances, and management reserves the right to use such proceeds as its judgment will best dictate under the circumstances.

         We also intend to use a portion of the proceeds to repurchase up to 1,000,000 shares of our outstanding common stock at or about the range of the current market price, approximately $1.00 to $1.25.



Interests of Certain Persons in the Sale

         Some of the officers and directors of our company and of Techdyne have interests in the proposed sale that are different from, or in addition to, yours as a stockholder of Medicore. Our board and Techdyne's were aware of these interests when considering the proposed sale. You should be aware of these interests when you consider our board's recommendation that you vote for our sale of Techdyne to Simclar.

         First, Thomas K. Langbein, our Chairman, CEO and President, and Chairman and CEO of Techdyne, will continue at those positions with Medicore, but will resign from those positions with Techdyne, assuming closing of this sale transaction. Mr. Langbein is the beneficial owner of approximately 21% of Medicore, and approximately 2.7% of Techdyne. Mr. Langbein is included in the registration statement Techdyne is filing with the SEC on behalf of selling shareholders for the opportunity to publicly sell their shares. The table below lists the officers, directors and key employees as a group, and the number of shares to be included in Techdyne's registration statement, including shares issuable upon exercise of their Techdyne options.

                        Techdyne's Registration Statement

                         Common Stock Being Registered
                         -----------------------------
                                              Underlying
Selling Shareholder(1)            Direct        Options         Total       %(2)
----------------------            -------       -------        -------      ----
Thomas K. Langbein                 80,000       100,000        180,000       2.7
Barry Pardon                       80,000       100,000        180,000       2.7
Joseph Verga                       50,000        65,000(3)     115,000       1.7
Peter D. Fischbein                 40,000        15,000         55,000        *
Lawrence E. Jaffe                  30,000        20,000         50,000        *
Daniel R. Ouzts                    10,000        15,000         25,000        *
Anthony C. D'Amore                 10,000        15,000         25,000        *
Seymour Friend                     10,000         5,000         15,000        *
Lytton Crossley                        --         5,000          5,000        *
Edward Diamond                         --         5,000          5,000        *
Key employees (10 persons)             --       104,000(4)     104,000       1.5
                                  -------       -------        -------      ----
                                  310,000       449,000        759,000      10.8
---------------
* Less than 1%


(1) For details of their affiliations with Medicore and/or Techdyne and additional ownership of Techdyne stock which is not included in Techdyne's registration statement, see "Information About Directors and Executive Officers," "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions."


(2)      Based on 6,556,990 shares outstanding at April 6, 2001.

(3) Includes options for 10,000 shares which vest 50% on October 16, 2001 and 2002.

(4) Includes options for 50,000 shares which vest 50% on October 16, 2001 and 2002.

         Medicore leases to Techdyne all of Techdyne's approximately 18,000 square feet of executive offices, manufacturing and warehouse space in Hialeah, Florida, for Techdyne's Florida operations. The lease, which will continue as an obligation of Techdyne whether or not the proposed sale of control to Simclar is completed, is a net, net lease for 10 years through August 31, 2010, at $150,000 per annum, plus real estate taxes, assessments, all service and utility charges, maintenance, repairs and insurance.

         Medicore has made advances for and to Techdyne since it acquired Techdyne in 1982, which are payable on demand at an annual interest rate of 5.7%. At March 31, 2001, the Techdyne indebtedness to Medicore aggregated approximately $281,000. The Agreement for Sale and Purchase of Shares provides that Simclar will use its best efforts to refinance Techdyne's long term debt within 60 days of closing and repay Medicore. In the absence of such refinancing, the parties will mutually agree as to the timing of the repayment of Techdyne's indebtedness to Medicore. Medicore and Techdyne will execute mutual releases with respect to any further liability of each company to the other regarding this outstanding indebtedness of Techdyne to Medicore.

         Certain of the executive and accounting personnel and administrative facilities of Medicore and Techdyne are common. The costs of executive and accounting salaries, and other shared corporate overhead for Medicore, Techdyne, and their subsidiaries are charged through a Service Agreement between Medicore and Techdyne. Techdyne pays Medicore under that agreement $360,000 per year. This Service Agreement expires September 30, 2001, and is terminable by either party on 30 days written notice. If the proposed sale of Techdyne shares to Simclar is completed, the only executive officer of Medicore involved in this area would be Daniel R. Ouzts, plus certain administrative and accounting personnel. There is no assurance Simclar will continue under this Service Agreement.


         Messrs. Thomas K. Langbein, Barry Pardon, Joseph Verga, Daniel Ouzts, Peter D. Fischbein and Seymour Friend, officers and directors of Medicore and/or Techdyne, had exercised Techdyne options, some in 1998, 1999 and 2000, for an aggregate of 310,000 shares of common stock which were paid for with cash for the par value, $3,100, and the balance in promissory notes for $415,650, of which $113,850 are due June 30, 2001, and $49,500 due May 10, 2002 at 5.16%
annual interest, and $252,300 due February 25, 2003 at 6.19% annual interest. 50% of each of the notes are anticipated to be forgiven upon completion of sale of control of Techdyne. The chart below reflects each affiliate and the principal amount of their notes:

                 Affiliate                             Notes Due
                 ---------                             ---------
                 Thomas K. Langbein                    $ 109,200
                 Barry Pardon                          $ 109,200
                 Joseph Verga                          $  68,250
                 Peter D. Fischbein                    $  54,600
                 Lawrence E. Jaffe                     $  37,200
                 Anthony C. D'Amore                    $  17,400
                 Seymour Friend                        $   9,900
                 Daniel R. Ouzts                       $   9,900
                                                       ---------
                                                       $ 415,650



Accounting Treatment

         The sale of our public subsidiary, Techdyne, Inc., will be accounted for as a sale of the stock of Techdyne in accordance with generally accepted accounting principles. Medicore will record a gain for book purposes based upon the net proceeds to be received under the Agreement for Sale and Purchase of Shares, and the book value of the Techdyne capital stock sold.

Federal Income Tax Consequences of the Proposed Sale


         The following is a summary of certain of the federal income tax consequences to Medicore as a result of our sale of control of Techdyne to Simclar under the Agreement for Sale and Purchase of Shares, which summary is believed by Medicore to contain a description of all material tax aspects of the sale of Techdyne under the Agreement. Our sale of Techdyne will be treated as a taxable transaction to us. Our gain resulting from the sale will be offset to some degree by our operating losses. We estimate a taxable gain from the sale of our 71.3% ownership of Techdyne of approximately $7,700,000, based upon the minimum earn-out on 3% of Techdyne's consolidated sales over the next three years of $2,500,000, with estimated income taxes payable related to the sale of approximately $2,900,000. There will be no direct federal income tax consequences to the holders of Medicore common stock resulting from the sale.



Stockholder Approval


         As of the record date, April 6, 2001, the directors and officers of Medicore and its affiliates, Techdyne, and Dialysis Corporation of America owned approximately 29% of Medicore's outstanding shares of common stock, and they have indicated that they intend to vote all their shares in favor of the sale of Techdyne to Simclar as described in this proxy statement. The presence in person or by proxy of a majority of the shares of common stock outstanding and entitled to vote as of the record date is required for a quorum. If a quorum is present at the annual meeting, the affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval. As a result, abstention votes and broker no-votes will have the effect of a vote against the sale of Techdyne. See "Introduction - Vote Required; Proxies." Proxies voting against the proposed sale of Techdyne will not be used to vote for an adjournment in order to allow for continued solicitation of votes.



Rights of Dissenting Stockholders

         Our board of directors believes that the sale of Techdyne is in the best interest of and represents fair value to the Medicore stockholders. Our stockholders who are entitled to vote on the Agreement for Sale and Purchase of Shares but who object to its terms are entitled to certain rights as dissenters under the Florida Business Corporation Act, provided they comply with the conditions of Sections 607.1302 and 607.1320 of the Florida Business Corporation Act. Stockholders who vote for the sale of the Techdyne shares will be waiving their rights to dissent from the share sale.

         SECTIONS 607.1301 (definitions applicable to dissenters' rights),
607.1302 (right of shareholders to dissent) AND 607.1320 (procedure for exercise of dissenters' rights) ARE REPRINTED IN THEIR ENTIRETY AS ANNEX B TO THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO DISSENTERS' RIGHTS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B. THIS DISCUSSION AND ANNEX B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF MEDICORE'S COMMON STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS, OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO. FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 607.1320 OF THE FLORIDA BUSINESS CORPORATION ACT WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

         The following discussion is a brief summary of the procedures a stockholder must follow to protect dissenters' rights under the Florida Statute.

         Section 607.1302 of the Florida Business Corporation Act provides shareholders of a corporation with the right to dissent and obtain the fair value of his shares in the event, among others, that the corporation consummates the sale of substantially all of the property of the corporation, other than in the usual and regular course of business, if the stockholder is entitled to vote on the sale pursuant to Section 607.1202 of the Florida Business Corporation Act, which is the case in Medicore's proposed sale of its entire ownership interest of Techdyne, Inc. to Simclar. Fair value, as defined in Section
607.1301 of the Florida Business Corporation Act, with respect to dissenters' shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, meaning the day prior to the annual meeting, assuming Medicore stockholders approve the sale of the Techdyne shares, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         A holder of Medicore's common stock who properly follows the procedure for exercising dissenters' rights pursuant to Section 607.1320 of the Florida Statute, as summarized below, will be entitled to receive in cash the fair value of the Medicore shares owned by such dissenting stockholder. The fair value of the dissenting stockholder's shares could be more than, equal to, or less than the market value of Medicore's common stock on the day immediately prior to the date on which the stockholders' vote authorizing the sale of the Techdyne shares. In the event the dissenting stockholder and Medicore cannot agree on the fair value of the dissenter's common stock, fair value may ultimately be determined by a court in an appraisal proceeding.

         In order to properly exercise dissenters' rights with respect to the sale of the shares and to be entitled to payment under Section 607.1320 of the Florida Statute, a holder of Medicore's common stock must, among other things,
(i) prior to the annual meeting, deliver written notice of his intent to demand payment for his shares of Medicore common stock if the proposed sale is effectuated, and (ii) not vote his shares in favor of the proposed sale. A proxy or a vote against the proposed action does not constitute a notice of intent to demand payment.

         Any Medicore stockholder who wishes to dissent and who executes and returns a proxy on the accompanying proxy form must file a written notice of intent to demand payment for his shares, and specify that the stockholder's shares are to be voted against the proposed sale, or that the proxy holder should abstain from voting the stockholder's shares in favor of the sale.

         Within ten (10) days after the stockholders' authorization of the sale, Medicore will send a written notice of such authorization of the sale of our Techdyne shares to each of our stockholders who qualified as a dissenting stockholder, pursuant to provisions of Section 607.1320 of the Florida Statute. Those stockholders who elect to dissent will have to file within 20 days of Medicore's notice of authorization of the sale, a notice of election to dissent, stating his name and address, the number, classes and series of shares as to which such stockholder dissents, and a demand for payment of fair value of his shares. Failure to timely file the notice of election to dissent will result in a loss of dissenter's rights, and result in the stockholder being bound by the terms of the sale of the Techdyne shares to Simclar. Any stockholder electing to dissent shall deposit his certificates of Medicore common stock with Medicore upon filing of the election to dissent. Upon filing such notice, the dissenting stockholder may not exercise any rights as a stockholder. A notice of election may be withdrawn in writing by the stockholder at any time prior to a Medicore offer to pay what it determines to be the fair value for the shares. The withdrawal will result in a loss of dissenters' rights.

         Within 10 days after the expiration of the period to file the notice of election, or within 10 days after the sale of the shares is effected, whichever is later, Medicore will make a written offer to each dissenting stockholder who has made demand for payment of the fair value of his shares, to pay an amount Medicore estimates to be the fair value of the shares. The offer will be accompanied by (i) a balance sheet of Medicore as of the latest available date, not more than 12 months prior to the making of such offer, and (ii) a profit and loss statement for the 12-month period ended on the date of such balance sheet. If the stockholder accepts the offer within 30 days after it was made, payment for his shares will be made at the later of 90 days of the offer or consummation of the sale. If Medicore fails to make such offer, or the dissenting stockholder fails to accept it within 30 days, Medicore may institute an action, or if Medicore fails to institute such action, any dissenting stockholder may do so in the name of Medicore, requesting that the fair value of dissenters' shares be determined. All dissenting stockholders, other than those who accept Medicore's payment offer, shall be made parties to the proceeding. The court may appoint one or more appraisers to receive evidence and recommend a decision on the fair value of the shares. Medicore shall pay each dissenting stockholder the amount determined to be due the stockholder within 10 days of the determination of the court, which at the court's discretion may include a fair rate of interest.


               PROPOSAL 2. AMENDMENT TO ARTICLE VII OF MEDICORE'S
                       RESTATED ARTICLES OF INCORPORATION
                           (item 2 on the proxy card)

         We are asking for your approval to amend our Restated Articles of Incorporation, in particular Article VII, to provide three additional positions for directors, one in each of class 1, 2 and 3 categories of directors. See "Proposal No. 3. Election of Directors."

         Article VII of our Restated Articles of Incorporation provides that the number of directors shall be a minimum of four (4) and a maximum of six (6) board members, divided as evenly as possible into three classes elected for a term of three years. Our board of directors currently consist of six (6) members. On March 1, 2001, the board of directors approved an amendment to the Restated Articles of Incorporation that would increase a maximum number of directors from six (6) to nine (9) members of the board.


         The purpose of the proposed amendment is to increase the number of directors in order to include more independent members on our board of directors, which will provide more oversight to management and allow our audit committee to satisfy the requirements of Nasdaq's corporate governance rules, which are part of Nasdaq's listing requirements, and which require the audit committee to be comprised of at least three independent directors, one of whom has the required professional background under the Nasdaq Marketplace Rules. This will strengthen our audit committee, which provides accountability among Medicore's audit committee, outside directors, and management. The board of directors believes that this proposed amendment to the Restated Articles of Incorporation will also enable the board to take timely advantage of the availability of well-qualified candidates from outside the company whose skills and experience will benefit Medicore.

         We presently have obtained the consent of Charles B. Waddell to fill the new class 3 directorship as an independent board member, to become the third independent member of the audit committee, who has the past employment experience in finance and accounting as required by the Nasdaq audit committee requirements. See "Proposal No. 3. Election of Directors." The current directors who are not independent under the Nasdaq rules relating to independence and audit committee requirements include Thomas K. Langbein, Seymour Friend and Lawrence E. Jaffe. Mr. Langbein's non-independence under the Nasdaq rules is based on his position as an officer, as well as director, who is employed by Medicore and receiving in excess of $60,000. Mr. Friend is non-independent because he is an officer of Medicore, and Mr. Jaffe is deemed non-independent because he is a director who receives compensation from Medicore and its affiliated companies in excess of $60,000. Although Anthony C. D'Amore may be deemed an independent director, he does not have the requisite employment experience in accounting or finance to satisfy the Nasdaq audit committee requirements. See "Certain Relationships and Related Transactions." Absent shareholders' approval of the proposed amendment to our Restated Articles of Incorporation to increase board members, one of our current non-independent board members, Lawrence E. Jaffe, will have to resign in order to enable our board to include Mr. Waddell as the third additional independent director. Should Proposal 2 be adopted, the other newly created vacancies in class 1 and 2 directorships are presently not contemplated to be filled, and with the addition of Mr. Waddell, are not required to satisfy the Nasdaq governance rule. If the board fills any of these vacancies with other persons who may or may not be independent, shareholders will not be entitled to vote on such individuals until their term expires and they are nominated for re-election at an annual meeting of shareholders.


         If the stockholders approve the amendment, it will become effective upon filing with the Florida Secretary of State. The text of the amendment is set forth as Annex C to this proxy statement.

         The affirmative vote of a majority of the company's shares outstanding and entitled to vote is required to approve the Amendment to Article VII of company's Restated Articles of Incorporation. Abstentions and broker non-votes will have the same effect as negative votes. Accordingly, if a holder does not vote at the annual meeting, either in person or by proxy, or abstains, it will have the same effect as a vote against the Amendment.

--------------------------------------------------------------------------------
The board of directors of Medicore unanimously recommends that you vote "FOR" the amendment to Article VII of our Restated Articles of Incorporation.
--------------------------------------------------------------------------------


                        PROPOSAL 3. ELECTION OF DIRECTORS
                           (Item 3 on the proxy card)

         Medicore has a staggered board of directors consisting of classes 1, 2 and 3 directors, each class consisting of two members. Each class serves for a three-year term at the end of which that class comes before the shareholders for re-election. This year we are proposing to increase each class by one more member, and accordingly you will be voting for three class 3 directors. See "Proposal 2. Amendment to Article VII of Medicore's Restated Articles of Incorporation."

         Nominees for election this year are:

         o        Thomas K. Langbein (director since 1980)

         o        Seymour Friend (director since 1975)

         o        Charles B. Waddell (nominee)

         If Proposal 2 is not adopted, the nominees will be Messrs. Langbein and Friend.

         Messrs. Langbein, Friend and Waddell have consented to election for a three-year term. For more information about all directors and executive officers, see "Information About Directors and Executive Officers" below.

         If either of Messrs. Langbein, Friend or Waddell is unable to serve, which is not presently anticipated, the proxies will be voted for a substituted nominee as may be designated by the board.

         A majority of the directors, although less than a quorum or by a sole remaining director, has the right to appoint candidates to fill any vacancies on the board. Any such appointee shall serve for the remainder of the term.

         Nominations for directors are considered by the entire board. There is no nominating committee.

         The affirmative vote of a plurality of the company's shares actually cast is required to elect each director. Accordingly, if a holder does not vote for a particular nominee, or withholds authority to vote for a particular nominee, the vote will not count either "for" or "against" the nominee.

--------------------------------------------------------------------------------
The board of directors of Medicore unanimously recommends you vote "FOR" the election of Thomas K. Langbein, Seymour Friend and Charles B. Waddell, nominees for class 3 directors.
--------------------------------------------------------------------------------



               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS


The Board of Directors

         The board of directors oversees the business and affairs of Medicore, and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The board is kept knowledgeable and informed through discussions with the Chairman, other directors, executives and advisors (the audit committee, counsel, outside auditors, investment bankers and other consultants), by reading reports, contracts and other materials sent to them and by participating in board and committee meetings.

         The board met 14 times during 2000, including unanimous written consents. All directors participated at all the meetings, except one absentee at one meeting, either present in person or by telephone conference call.


Directors Standing For Election

         The class 3 directors' term ends in June, 2001. Each of the class 1, 2 and 3 directors consists of two members serving three year terms. We have proposed to increase each class of directors by one member, which requires your approval to amend our Restated Articles of Incorporation. See "Proposal 2. Amendment to Article VII of Medicore's Restated Articles of Incorporation." This year the class 3 directors standing for election include three persons.

         Thomas K. Langbein - class 3 director. Mr. Langbein is 55 years of age and has been Chairman of the Board, Chief Executive Officer and President of Medicore since 1980. He is Chairman of the Board and Chief Executive Officer of Techdyne (since 1982, when acquired by Medicore), Dialysis Corporation of America (since 1980), another public subsidiary (61% owned) of Medicore. He is also an officer and director of most of Medicore's, Techdyne's and Dialysis' subsidiaries. Upon the sale of Techdyne to Simclar (see "Proposal 1. Approve the Agreement for Sale and Purchase of Shares for the Company's Sale of Techdyne"), Mr. Langbein will resign as a director and CEO of Techdyne. He is President, sole shareholder and director of Todd & Company, Inc., a securities brokerage firm registered with the SEC and a member of the NASD. Mr. Langbein is a director of Linux Global Partners, a private holding company investing in incubating Linux software companies, in which Medicore invested and to which company it loaned money. See "Certain Relationships and Related Transactions." Mr. Langbein devotes all of his time and efforts to the affairs of Medicore, Techdyne and Dialysis Corporation of America, and incidental time devoted to Linux Global Partners. Depending upon the demands of each company, Mr. Langbein is available 24 hours a day, seven days a week, spending much of that time in conference calls and meetings, and traveling bi-monthly to Florida bi-monthly, where Medicore and Techdyne are headquartered. See "Executive Compensation."


         Seymour Friend - class 3 director. Mr. Friend is 80 years of age and has been a director of Medicore since 1975 and a Vice President since 1981. Mr. Friend is a real estate investor and devotes a portion of his time to the affairs of the company. He is at the company's offices two days a week.

         Charles B. Waddell* - 71 years of age, was previously employed as Secretary and director of our subsidiary, Techdyne (Scotland) from 1988 to 1997, responsible for preparing budgets and government financial and management reports. Mr. Waddell is qualified in the United Kingdom as a certified and corporate accountant, and as a member of the British Institute of Management. Mr. Waddell is to be appointed as a member of the audit committee upon his election as a class 3 director at the annual meeting of shareholders. See "Proposal 2. Amendment to Article VII of Medicore's Restated Articles of Incorporation."


Current Directors

         Peter D. Fischbein* - class 1 director; term runs through June, 2002. Mr. Fischbein is 61 years of age and has been a director of Medicore since 1984. He is a director of Medicore's 71% owned public subsidiary, Techdyne, Inc., since 1985, and a director of Viragen, Inc., a former public subsidiary, now unaffiliated company, since 1981. Upon the sale of Techdyne to Simclar (see "Proposal 1. Approve the Agreement for Sale and Purchase of Shares for the Company's Sale of Techdyne"), he will resign as a director of Techdyne. Mr. Fischbein is an attorney and a general partner of several limited partnerships engaged in real estate development.


         Lawrence E. Jaffe - class 1 director; term runs through June, 2002. Mr. Jaffe is 61 years of age and is a member of the law firm of Jaffe Freedman & Hait, LLC, and represents Medicore, Techdyne and Dialysis Corporation of America, is Secretary to each of those companies, and was appointed as a director of Medicore last July, 2000, to fill a vacancy in the class 1 directorships. He receives a substantial portion of his professional fees from these companies. See "Certain Relationships and Related Transactions."

         Anthony C. D'Amore - class 2 director; term runs through June, 2003. Mr. D'Amore is 70 years of age and has been a director of Medicore since 1979. He is a director of Techdyne, which position he has held since 1984. Upon the sale of Techdyne to Simclar (see "Proposal 1. Approve the Agreement for Sale and Purchase of Shares for the Company's Sale of Techdyne"), he will resign as a director of Techdyne. Mr. D'Amore is an insurance consultant, and receives nominal commissions with respect to insurance placed with Medicore, Techdyne and Dialysis Corporation of America. See "Certain Relationships and Related Transactions."


         Robert P. Magrann* - class 2 director; term runs through June, 2003. Mr. Magrann is 57 years of age and has been a director of Medicore since 1997. He has been a senior executive and general manager of major national and international food distributors. In 1996, Mr. Magrann became affiliated with Tetley USA, Inc., a beverage producer and distributor, with whom he held the position of Senior Vice President, Sales for its North American Food Group until July, 1999. He then became Vice President of Worldwide Sales for Kenosia Corporation, which creates software applications for manufacturers and retailers. In July, 2000, he became President and CEO of a premiere start-up website consumer value company, Couponbasket.com, which closed in November, 2000, and effected an arrangement for the benefit of creditors. In April, 2001, Mr. Magrann became Senior Vice President of Sales at DelMonte Foods, Inc.

*  Member of the Audit Committee




Executive Officers

         Name                          Age           Position                           Held Since
         ----                          ---           --------                           ----------
         Thomas K. Langbein             55           Chief Executive                        1980
                                                     Officer and President
                                                     (Chairman of the Board)


         Seymour Friend                 80           Vice President                         1981
                                                     and Director                           1975


         Daniel R. Ouzts                54           Vice President (Finance)               1986
                                                     and Controller                         1983


Other Significant Employees

         Barry Pardon                   49           President and                          1991
                                                     Director of Techdyne                   1990
         Stephen W. Everett             44           President and Director of              2000
                                                     Dialysis Corporation of
                                                     America

         Joseph Verga                   49           Senior Vice President,                 1988
                                                     Treasurer and                          1985
                                                     Director of Techdyne, Inc.             1984

         Stephen W. Everett has been involved in the healthcare industry for over 21 years. From 1993 to 1997, Mr. Everett was responsible for oversight, deal structuring, physician recruitment and practice management for the renal care division of Vivra, Inc., the second largest provider of dialysis services in the United States. Mr. Everett held positions of similar responsibility in 1998 in his affiliation with Physicians Practice Management, engaged in consulting and management in the renal healthcare field. He joined Dialysis Corporation of America in November, 1998 as Vice President, became Executive Vice President in June, 1999, and President on March 1, 2000.

         Joseph Verga joined Techdyne in 1979 as purchasing agent. In 1980 he became production control manager and Vice President, in 1981 the operations manager, and in 1984 was elected a director and appointed Secretary, which position he relinquished to counsel in 1997. In 1985 he was appointed Treasurer and in 1988 was made Senior Vice President of Operations.


         Daniel R. Ouzts, a certified public accountant, joined our company in 1980 as Controller of its plasma division. In 1983 he became Controller of our company and Dialysis Corporation of America, and in 1986 became Vice-President of Finance of our company and Techdyne. Mr. Ouzts has served as Controller for Techdyne since 1986. In June, 1996, Mr. Ouzts was appointed Vice President of Finance and Treasurer of Dialysis Corporation of America. See "Certain Relationships and Related Transactions."


         For the background of Barry Pardon, see "Proposal 1. Approve the Agreement for Sale and Purchase of Shares for the Company's Sale of Techdyne - Description of the Agreement for Sale and Purchase of Shares - Management of Techdyne After the Sale."

         There are no family relationships among any of our officers or directors.


Board Committees

         The only committee Medicore has is an audit committee consisting of Peter D. Fischbein and Robert P. Magrann, each independent as defined in rules of the Nasdaq Stock Market, Inc. Upon his election as a class 3 director, Charles B. Waddell will be the third qualified independent member as required by the Nasdaq Stock Market rules for implementation, by June 14, 2001. The audit committee met four times in 2000, sometimes alone, with management, and with our independent auditors. The audit committee is responsible for recommending to the board of directors the firm of independent accountants to serve the company, reviewing fees, services and results of the audit by such independent accountants, reviewing our accounting books and records, and reviewing the scope, results and adequacy of the internal audit control procedures. The audit committee reviewed our annual and quarterly results, the Audit Committee Report (see below), and company disclosure filings before filing.


Compensation of Directors


         No standard arrangements for compensating directors for services as directors or for participating on any committee exists. We reimburse directors for travel and related out-of-pocket expenses incurred in attending shareholder, board and committee meetings, which expenses are minimal. In lieu of any cash compensation or per meeting fees to directors for acting as such, we have provided directors, among others, with options to purchase common stock of the company at fair market value as of the date of grant. See "Executive Compensation - Options, Warrants or Rights," and "Security Ownership of Certain Beneficial Owners and Management."



Report of the Audit Committee

         Under the guidance of its written Audit Committee Charter, which was adopted in June, 2000, the audit committee is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of our company. A copy of the Audit Committee Charter is included as Annex D to this proxy statement.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The audit committee has the responsibility to monitor and oversee these processes.

         In fulfilling its responsibilities, the audit committee recommended to the board the selection of the company's independent accountants, Wiss & Company, LLP. That firm has discussed with the audit committee and provided written disclosures to the audit committee on that firm's independence as required by the Independence Standards Board for auditors of public companies. The discussion and disclosure informed the audit committee of Wiss & Company's independence, and assisted the audit committee in evaluating such independence. The committee also considered whether Wiss & Company's provision of non-audit services to the company was compatible with the auditor's independence. Wiss & Company did not provide non-audit services which would impact its independence with respect to the company. The audit committee also discussed with the independent auditors other matters required to be communicated under generally accepted auditing standards.

         The audit committee reviewed with our Vice President of Finance and with our independent auditors the overall scope and specific plans for their audit. They also discussed with the independent accountants the result of their examinations, their evaluation of the company's internal controls, and the overall quality of Medicore's accounting and financial reporting. The audit committee also reviewed all fees paid or payable to the independent auditors, which fees are discussed at the end of this report.

         The committee reviewed and discussed with management and the independent accountants the company's audited financial statements.

         Following these actions, the audit committee recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                                              The Audit Committee

                                              Peter D. Fischbein
                                              Robert P. Magrann

                                                                  March 22, 2001

Independent Public Accountants


         1. Audit Fees. The aggregate fees billed for professional services rendered for the audit of the registrant's annual financial statements and those of its subsidiaries, Techdyne and Dialysis Corporation of America for the most recent fiscal year and the reviews of the financial statements included in the registrant's Forms 10-Q (17 CFR 249.308a) for that fiscal year totaled $125,000.

         2.       Financial Information Systems Design and Implementation Fees.
$0.

         3. All Other Fees. Fees billed for services rendered for the most recent fiscal year for tax return preparation services totaled $35,000.



                             EXECUTIVE COMPENSATION


       The Summary Compensation Table below sets forth compensation paid by the company and its subsidiaries for the last three fiscal years ended December 31, 2000 for services in all capacities for its Chief Executive Officer and each of their principal executive officers whose total annual salary, bonus or other compensation exceeded $100,000.

                           Summary Compensation Table

                                Annual Compensation                Long Term Compensation Awards
                         ---------------------------------      ------------------------------------
(a)                      (b)          (c)          (e)                        (g)                       (i)
                                                  Other
                                                  Annual                  Securities                  All Other
Name and                                          Compen-                 Underlying                Compensation
Principal Position       Year       Salary($)    sation($)              Options/SARs(#)                  ($)
------------------       ----       ---------    ---------      --------------------------------      ---------
                                                                Medicore     Techdyne       DCA
                                                                --------     --------       ---
CEO
Thomas K. Langbein       2000       278,000(1)    28,500(2)     550,000           --          --
                         1999       268,000(1)    32,400(2)          --           --     260,000          --
                         1998       258,000(1)    32,300(2)          --           --          --      25,000(1)

Barry Pardon(3)          2000       146,000(4)     6,311(5)     105,000
                         1999       149,600(4)     6,700(5)          --           --          --          --
                         1998       150,800(4)     7,300(5)          --           --          --          --

Joseph Verga(6)          2000       113,000(4)     1,907(5)      35,000        5,000
                         1999       100,700(4)     1,600(5)          --           --          --          --
                         1998        80,700(4)     1,600(5)          --           --          --          --

Stephen W. Everett(7)    2000       114,000(8)       470         25,000                       --          --
                         1999            --           --             --           --      35,000          --
                         1998(9)         --           --             --           --          --          --

----------


(1) Bonus paid ($25,000) by Dialysis Corporation of America in 1998 not included in "Salary."

(2) Includes automobile allowance and related expenses, life and disability insurance premiums.

(3) President and director of Techdyne, and an officer and/or director of its subsidiaries.

(4)      All compensation paid by Techdyne.

(5) Automobile lease and related expenses and term life insurance premiums ($300 for each year).

(6)      Senior Vice President, Treasurer and director of Techdyne.

(7)      President and director of Dialysis Corporation of America.

(8)      All compensation paid by Dialysis Corporation of America.

(9)      Joined Dialysis Corporation of America in November, 1998.


Employment Contracts and Termination of Employment and Change-In-Control Arrangements

         Mr. Langbein has an employment agreement with the company through August 31, 2003 at an annual salary, presently of $278,000 with yearly increases in increments of no less than $10,000. The agreement provides for Mr. Langbein to serve as the Chairman, Chief Executive Officer and President.

         Main provisions of the employment agreement

         o        monthly automobile allowance
         o benefit plans and other fringe benefits available to the company employees and executives
         o        reimbursement for business expenses
         o        payment of universal and term life insurance owned by Mr.
                  Langbein
         o indemnification for acting as an officer and/or director of the company and subsidiaries
         o non-competition for two years from termination within 20 miles of the company's primary operations; company has option to request non-competition within the United States at $4,000 per month for each 12 month period, with escalation thereafter
         o full compensation first 90 days of disability with company option to continue employment with full compensation less disability payments or terminate

         The Medicore employment agreement also contains different termination provisions as follows:

         o upon death, wrongful termination (defined below), disability termination or change in control (defined below), lump sum payment equal to Mr. Langbein's salary, including expenses and benefits, for three years from termination; the proposed sale of Techdyne to Simclar (see "Proposal 1") triggers the change in control provisions and lump sum payment, which Mr. Langbein has waived

         o Mr. Langbein has option to take 400,000 shares of company common stock instead of the lump sum payment; two year right to demand registration of the shares, and three years may include the shares in any registration statement filed by the company; registration at the cost of the company
         o        full vesting of any warrants, options or similar rights; Mr.
                  Langbein has choice to keep those options, otherwise the company has to repurchase them at a certain repurchase formula
         o        for cause by Medicore - no benefits or salary
         o for good reason (defined below) by Mr. Langbein - the company continues to pay salary, benefits and expenses, and all options and other securities shall be fully vested and exercisable; or provide Mr. Langbein with the lump sum payment, at Mr. Langbein's option, the company to acquire the shares
         o at expiration, if the company does not renew or enter into new employment agreement, severance allowance which is the lump sum payment or Mr. Langbein's option to take the company shares.


                  Definitions

         o "cause" - willful failure to perform duties under the employment agreement, and illegal or gross misconduct which damages the business or reputation of Medicore
         o "good reason" - assigning Mr. Langbein duties inconsistent with his position or any action that results in reducing Mr. Langbein's authority, duty or responsibilities; reduction of salary, expenses or benefits; or other substantial breach of the agreement
         o "change in control" includes (a) the announcement for and/or acquisition by any person not affiliated with Mr. Langbein of 25% or more of the outstanding common stock, or (b) a sale of substantially all of the assets, or a merger or acquisition of the company (exclusive of the proposed sale of control of Techdyne to Simclar, see Proposal 1), or (c) certain changes in the board other than through shareholder elections of members nominated by the existing board.

         Barry Pardon had a five year employment agreement with Techdyne through December 31, 2000, which provided him with a base annual salary of $120,000, plus an override commission of 1/2% of net sales of Techdyne in excess of $20,000,000 the first year of the agreement, increasing $1,000,000 each subsequent year of the term. For acquired companies such as Lytton, the sales for the preceding fiscal year were added to the base plus $1,000,000 yearly increase before the override applied. Mr. Pardon executed a new employment agreement on September 27, 2000, effective for a period of five years commencing January 1, 2001. Mr. Pardon's employment agreement provides for the following:

         o        base annual salary of $130,000
         o over-ride commission of .5% of net sales in excess of $45,000,000 (increased by net sales of acquired companies) increasing $1,000,000 each of the next two years
         o        automobile, travel and entertainment expenses
         o termination may occur by (i) expiration of the term; (ii) death of Mr. Pardon; (iii) Mr. Pardon's disability; (iv) conviction of a crime, failure to carry out policies of Techdyne, dishonest practice, conduct prejudicing Techdyne or breach of the employment agreement; severance, which is one year's salary, only paid upon death or termination without cause

         o non-competition for one year from termination; restrictions on Mr. Pardon calling upon customers or suppliers of Techdyne, diverting customers, services, or products of Techdyne, or disclosing any trade secrets

         Stephen W. Everett, President and director of Dialysis Corporation of America, has a five-year employment contract effective January 1, 2001, providing him with a first year salary of $120,000, increasing a minimum of $10,000 per annum the second and third years, and for each of the two remaining years, the prior year's adjusted compensation increased by an amount equal to the lesser of 3% of pre-tax profits or $10,000. Mr. Everett's employment agreement also provides:

         o employee and fringe benefits to the extent available to other similarly situated executive employees
         o reimbursement for reasonable out-of-pocket expenses incurred in connection with his duties
         o vacations normally taken by senior management; compensated for annual vacation
         o        termination
                  -        death; three months' severance pay
                  - for cause; salary and expenses to date of termination ("cause" includes conviction for fraud or criminal conduct, habitual drunkenness or drug addition, embezzlement, regulatory agency sanctions against Mr. Everett or the company due to his wrongful acts, material breach of the agreement, dishonesty, or resignation, except if due to breach by the company)
                  - by the company after 13 weeks of disability; three months' severance pay
                  - by Mr. Everett upon breach by the company; severance pay equal to the greater of six months of his then compensation or his remaining compensation under the agreement
         o        confidentiality restrictions two years from termination
         o non-competition for one year from termination within the United States; provided, non-competition eliminated if the company terminates Mr. Everett without cause or due to the company's material breach of the agreement
         o Mr. Everett to assign any patents, property rights, discovery or idea to the company

         Certain executive and accounting personnel and administrative facilities of the company and its subsidiaries, including Techdyne and Dialysis Corporation of America, were common for fiscal 2000. The costs of executive and accounting salaries and other shared corporate overhead are allocated pursuant to a Service Agreement between the company and Techdyne, and otherwise charged on the basis of direct usage when identifiable with any balance allocated on the basis of time spent with respect to Dialysis Corporation of America. Mr. Langbein, as an officer and director of the company, Medicore and Dialysis Corporation of America, and Mr. Daniel Ouzts, as an officer of the company, Medicore and Dialysis Corporation of America, divide their time and efforts among each company. See "Certain Relationships and Related Transactions."


                           Options, Warrants or Rights

1989 Medicore Stock Option Plan

         o        expires May 18, 2009

         o grants available to employees, officers, directors, consultants, advisors and similar persons
         o non-qualified; five year term; exercise price fair market value on date of grant
         o may be exercised with cash or company common stock or both; if exercised with stock, optionee receives additional option for amount of shares used for exercise at exercise price of the then current market price exercisable for remainder of original option
         o        termination of optionee's affiliation with the company
                  -        death, disability or retirement after age 65;
                           exercisable for two years from such event but not beyond expiration date of option
                  - any other termination; right to exercise terminates immediately
         o forced redemption at formulated prices upon change in control of the company which includes (i) sale of substantially all assets of the company or its merger or consolidation, which would be triggered by the sale of Techdyne to Simclar (see "Proposal 1"), (ii) majority of board changes other than by election of shareholders pursuant to board solicitation or vacancies filled by board caused by death or resignation, or
                  (iii) any person acquires or makes a tender offer for at least 25% of the company's common stock;
                  optionee may waive redemption
         o        options are non-transferable
         o        1989 Medicore Plan history last five years to May 21, 2001
                  -        1,000,000 shares reserved for issuance
                  -        809,000 granted in 1995
                  -        803,000 expired
                  -          3,000 exercised (in 2000)
                  -          3,000 cancelled (in 1996 and 1997)
                  -         35,000 granted in 1997 (exercisable at $2.38 per
                           share to 6/10/02)
                  - 820,000 granted in July, 2000 (exercisable at $1.38 per share to 7/26/05)
                  - 855,000 outstanding (18 persons including 11 officers and directors of the company, Techdyne and Dialysis Corporation of America)

2000 Medicore Stock Option Plan

         o        adopted February 17, 2000
         o        authorized 500,000 (incentive and non-qualified)
         o        expires February 16, 2005
         o exercise price determined by board (or committee); must be at least fair market volume on date of grant
         o exercise by cash, or discretion of board, (i) through delivery of shares with fair market value equal to exercise price, (ii) optionee's personal recourse or (discretion of board) non-recourse note, (iii) assignment to company of proceeds form sale of stock acquired on exercise with authorization to broker to pay proceeds to the company for the exercise price, or (iv) any combination of the above
         o options and underlying shares non-transferable except by will or laws of descent
         o        termination of optionee's affiliation with the company
                  -        for cause: exercise terminates immediately
                  -        retirement, permanent disability or death:
                           exercisable for nine months from such event
                  - change in control; triggered by sales of Techdyne (see 1989 Plan above)
         o        2000 Medicore Plan history to May 21, 2001

                  -        475,000 outstanding (granted February 17, 2000)
                           *        175,000 non-qualified options
                           *        300,000 incentive options
                  -        exercisable at $3.25 per share to 2/16/03
                  -        none cancelled or exercised

1995 Techdyne Options

         o        non-qualified
         o 152,500 granted to eight directors of Techdyne and its subsidiaries and counsel; 7,500 expired
         o 145,000 exercised at $1.75 per share on February 25, 2000, cash for par value, the balance with three-year non-recourse promissory notes at 6.19% interest secured by the common stock held in escrow
         o voting rights held by share owner provided no default exists under the note
         o restriction on transfer of these shares until the exercise price has been paid in full

1997 Techdyne Stock Option Plan

         o        expires June 22, 2002
         o terms substantially similar to our company's 2000 Stock Option Plan (see above)
         o        1997 Techdyne Plan history to May 21, 2001
                  -        500,000 reserved for issuance
                  -        555,000 granted
                  -        none exercised
                  -        106,000 cancelled
                  -        449,000 outstanding:
                           * 325,000 exercisable at $3.25 per share through June 22, 2002 (155,000 non-qualified, 170,000 incentive)
                           *        31,000 exercisable at $4.00 per share;
                                    expiration dates range from June 29, 2002 to December 14, 2002; all incentive options
                           *        3,000 exercisable at $4.00 per share;
                                    expiration date May 23, 2003;
                           *        90,000 exercisable at $2.00 per share,
                                    exercisable for three years, with one third vested, one third vesting on October 16, 2001 and one third vesting on October 16, 2002;

1995 Dialysis Corporation of America Stock Option Plan

         o        expired November 9, 2000
         o terms substantially similar to our company's 2000 Stock Option Plan (see above)
         o 5,000 outstanding to a director of Dialysis Corporation of America exercisable at $2.25 per share through June 9, 2003

1999 Dialysis Corporation of America Stock Option Plan

         o        expires April 20, 2009
         o terms substantially similar to our company's 2000 Stock Option Plan (see above)
         o        1999 Dialysis Corporation of America Plan history to May 21,
                  2001

                  -        800,000 shares reserved for issuance
                  -        800,000 shares granted in 1999
                           * 435,000 non-qualified options (all one year except for 95,000 (5 years) to April 20,
                                    2004)
                           *        365,000 incentive options expiring April 20,
                                    2004
                  -        exercisable at $1.25 per share
                           - 60,000 options cancelled due to termination of affiliation with the company
                  - 340,000 options exercised; payment of par value and 3 year non-recourse promissory notes for the balance; stock held by Dialysis Corporation of America as collateral to secure notes
                           -        165,000 granted January 2, 2001 (33,000
                                    vested immediately; 33,000 vest every
                                    January 1)
                           - 433,000 options outstanding (all incentive options except for 35,000 options)

         The exercise price of options is no less than 100% of the fair market value of the common stock on the date of grant.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants
--------------------------------------------------------------------------------   Potential Realizable
                                                                                      Value at Assumed
                          Number of       % of Total                               Annual Rates at Stock
                          Securities     Options/SARs                               Price Appreciation
                          Underlying      Granted to   Exercise                      For Option Term
                         Options/SARs    Employees in   Price     Expiration     ----------------------
  Name                    Granted (#)    Fiscal Year   ($/Sh)        Date         5%($)         10%($)
   (a)                       (b)             (c)         (d)         (e)           (f)            (g)
  ----                    -----------    ------------  --------   ----------     -------        -------
Thomas K. Langbein         300,000           36.6        1.38       7/26/05      114,000        252,000
                           250,000           52.6        3.25       2/16/03           --(1)     102,500
Barry Pardon                80,000           25.0        1.38       7/26/05       30,400         67,200
                            25,000            5.3        3.25       2/16/03           --(1)      10,250
Joseph Verga                35,000            4.3        1.38       7/26/05       13,300         29,400
Stephen W. Everett          25,000            3.0        1.38       7/26/05        9,500         21,000
---------------

(1) Based upon 5% and 10% appreciation rates applied to market price at grant date, the options would reflect a market valuation of $3.18 and $3.66, respectively. Since the exercise price is $3.25, the options have no potential realizable value at the end of the three year option term using a 5% appreciation rate.



 Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

        (a)                         (b)               (c)                  (d)                  (e)
                                                                        Number of
                                                                        Securities           Value of
                                                                        Underlying          Unexercised
                                                                        Unexercised         In-the-Money
                                                                        Options/SARs       Options/SARs at
                                                                        at FY-End (#)     Fiscal Year End($)
                              Shares Acquired    Value Realized         Exercisable/        Exercisable/
Name                          on Exercise (#)         ($)              Unexercisable       Unexercisable($)
----                          ----------------   --------------       ---------------      ----------------
CEO
Thomas K. Langbein
    Medicore Options                    -0-              -0-           550,000 (exer.)             --(1)
    Techdyne Options                40,000(2)        60,000            100,000 (exer.)             --(3)
    Dialysis Options                    -0-              -0-           260,000 (exer.)             --(4)

Barry Pardon (5)
    Medicore Options                    -0-              -0-           105,000 (exer.)             --(6)
    Techdyne Options                40,000(2)        60,000            100,000 (exer.)             --(3)
    Dialysis Options                    -0-              -0-                -0-                    --

Joseph Verga (7)
    Medicore Options                    -0-              -0-            35,000 (exer.)             --(8)
    Techdyne Options                25,000(2)        37,500             55,000 (exer.)             --(3)
    Dialysis Options                    -0-              -0-                -0-                    --

Stephen W. Everett(9)
    Medicore Options                25,000               -0-            25,000 (exer.)             --(10)
    Techdyne Options                    -0-              -0-                -0-                    --
    Dialysis Options


----------


(1) The options are exercisable for 250,000 shares through February 16, 2003 at $3.25 per share, and for 300,000 shares through July 26, 2005 at $1.38 per share. The company's options were all out-of-the-money, since the closing price of the company's common stock as reported by Nasdaq as of December 29, 2000 was $.88.

(2) Exercised on February 25, 2000 with cash for par value ($.01 per share) and the balance with a non-recourse three year promissory note.

(3) The options are exercisable at $3.25 per share through June 22, 2002. The Techdyne options were out-of-the-money, since the closing price of the Techdyne common stock as reported by Nasdaq as of December 29, 2000 was $1.31.

(4) The options are exercisable at $1.25 per share through April 20, 2004. The Dialysis options were out-of-the-money, since the closing price of the company's common stock as reported by Nasdaq at December 29, 2000 was $.63.

(5)      President and director of Techdyne.

(6) The options are exercisable for 80,000 shares through July 26, 2005, at $1.38 per share, and for 25,000 shares through February 17, 2003, at $3.25 per share. The company's options were all out-of-the-money, since the closing price of the company's common stock as reported by Nasdaq as of December 29, 2000 was $.88.

(7)      Senior Vice President, Treasurer and director of Techdyne.

(8) The options are exercisable for 35,000 shares through July 26, 2005, at $1.38 per share. The company's options were all out-of-the-money, since the closing price of the company's common stock as reported by Nasdaq as of December 29, 2000 was $.88.

(9)      President and director of Dialysis Corporation of America.

(10) The options are exercisable for 25,000 shares through July 27, 2005, at $1.38 per share. The company's options were all out-of-the-money, since the closing price of the company's common stock as reported by Nasdaq as of December 29, 2000 was $.88.




                       BOARD EXECUTIVE COMPENSATION REPORT

         We have no executive compensation committee. Compensation of our executive officers is considered by the entire board of directors. Only Thomas
K. Langbein, our Chairman of the Board, Chief Executive Officer and President, has an employment agreement with the company. Our philosophy is to align compensation of management with the long-term interests of shareholders. Executive compensation is structured to motivate management to create and sustain shareholder value. The board attempts to accomplish this goal by:

         (i) aligning the interests of management and shareholders through stock ownership; and
         (ii) seeking continued growth and performance of the company by attracting, retaining and motivating talented executives and employees through competitive compensation.


What is the structure of executive compensation?

         The elements of executive compensation include:

         o        base pay
         o        long-term incentives
         o special awards in recognition of extraordinary efforts and achievements

         Base pay is determined by individual performance and position with and responsibilities to the company. We also try to be competitive with salaries of companies engaged in similar segments of our operations in an attempt to be able to maintain quality executives. Base salaries for management are below major competitors, which are much larger than the company, but are within the range of similarly positioned electronic, electro-mechanical manufacturers and outpatient dialysis service providers.

Medicore's Chairman of the Board, Chief Executive Officer and President

         Thomas K. Langbein is most responsible for the company's performance. He has been the motivating force behind the company's strengthened sales growth, expense control, profit margins, structuring and implementing efficiency programs, asset management, inventory control, and strategic business planning. In evaluating the performance and setting Mr. Langbein's compensation, the board took into account his successful efforts in directing the company's operations, seeking new sources of capital for the company and its subsidiaries' operations, aggressively pursuing new areas of growth in the electronics, electro-mechanical and dialysis industries, presenting and instituting the company's new division to invest in and incubate new technology companies, and motivating key executive management toward greater overall efficiencies in labor, cost control, increased sales and new business. Mr. Langbein does not participate in decisions affecting his compensation.


Subsidiaries' Leaders

         With respect to Techdyne's operations, the responsible party is Barry Pardon, who has been one of the significant motivating forces behind the growth in sales of our international contract manufacturer of electronic and electro-mechanical products. Mr. Pardon has implemented efficiency programs, engineered expansion of products, services and our customer base, and has kept Techdyne current with necessary technological changes. He, together with Mr. Langbein, directs Techdyne's operations and continuously seeks new areas of growth. Mr. Pardon was responsible for the Lytton acquisition, which has strengthened our sales and manufacturing positions, expanded our operations into new geographic areas, and broadened our product line.

         As to our dialysis operations, Stephen W. Everett, President and director of that developing division, has only been with us a little over two years, and has made his mark, not only in expanding our dialysis centers and increasing our acute inhospital services relationships, but has restructured and strengthened our operations, instituting management services agreements with our dialysis centers operated through subsidiaries of Dialysis Corporation of America, and is aggressively pursuing new areas of development, and has made our dialysis more efficient, increasing our patient base and revenues.


What are long-term incentives?


         Long-term incentive awards for executives usually take the form of granting stock options under our or our subsidiaries' option plans or granting restricted stock awards, meaning shares which cannot be publicly sold for a certain period of time, usually from one to two years. We believe the granting of stock options or restricted shares helps align the interests of the company's executives with our shareholders. This is premised on the basic principle that the executives will receive value only if the market value of our common stock increases over time. Market price will only increase if management strives to improve the company's operations, sales and profitability. To increase the importance of creating shareholder value over the shorter term, we normally limit the time of stock options to five years. Our revenues have continued to grow over the last several years although we continue to experience losses. Our stock prices have remained relatively depressed over the last quarter of 2000 and into this first quarter of 2001 in the range of $.75 to a little over $1.00. The closing prices of our common stock over the second quarter to May 23, 2001 have ranged from $.81 to $1.50.

Special Awards

         Special awards may be granted from time to time in recognition of extraordinary efforts and achievements. Such may arise based upon an executive's extraordinary efforts in accomplishing expansion, acquisitions, realizing substantial marketing results, increasing market share and similar events. These situations and extent of awards are evaluated on a case by case basis.


                       Submitted by the Board of Directors

                  Thomas K. Langbein                Seymour Friend
                  Anthony C. D'Amore                Peter D. Fischbein
                  Robert P. Magrann                 Lawrence E. Jaffe




                                PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder returns for the company, the Nasdaq Market Index and the Electronics Industry Index from December 31, 1995 through December 31, 2000. The cumulative total shareholder returns on the company's common stock was measured by dividing the difference between the company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in the company's common stock, in the Nasdaq Market Index and the Electronics Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends.



        Comparison Of Five Year Cumulative Total Returns Among Medicore,
               Nasdaq Market Index and Electronics Industry Index


Measurement Period
------------------                                                             Electronic
(Fiscal Year Covered)          Medicore, Inc.         Nasdaq Index           Industry Index
                               --------------         ------------           --------------
December 31, 1995                 $ 100.00               $ 100.00                $ 100.00


December 31, 1996                    52.63                 124.27                  151.60
December 31, 1997                    47.37                 152.00                  161.31
December 31, 1998                    26.32                 214.39                  236.11
December 31, 1999                    43.42                 378.12                  499.75
December 31, 2000                    18.42                 237.66                  376.57

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth as of May 21, 2001, the names and beneficial ownership of the equity securities of the company and its subsidiaries for directors, individually itemized, and for directors and officers as a group, without naming them, and for each of the named executive officers disclosed in the Summary Compensation Table (see "Executive Compensation"), and for shareholders known to us to beneficially own more than 5% of our voting securities.

                              Medicore                      Techdyne                      Dialysis
                              Common                        Common                        Common
Name                          Stock(1)         %(2)         Stock(3)         %(4)         Stock(5)         %(6)
----                          --------         ----         --------         ----         --------         ----
Medicore, Inc.                       --          --       4,674,620          71.3         2,410,622        61.3

Thomas K. Langbein(7)         1,323,009        21.1       4,854,620(3)       72.9         2,670,622(5)     63.7

Seymour Friend(7)               432,705         7.5          31,333            *             21,000          *

Peter D. Fischbein               78,219         1.4          55,000            *             20,000          *

Anthony C. D'Amore              273,890         4.7          40,000            *             21,000          *

Robert P. Magrann                84,000         1.5              --            --            20,000          *

Lawrence E. Jaffe               195,075         3.3          50,000            *            160,000         3.9

Barry Pardon(8)                 166,950         2.9         193,533           2.9                --          --

Joseph Verga(9)                  84,075         1.5         108,334           1.6

Stephen W. Everett(10)           25,000          *               --            --            68,000(11)     1.7

Susan Kaufman(12)               388,582         6.8              --            --                --          --

Charles B. Waddell(13)               --          --              --            --                --          --

All directors,                2,497,948        36.7         381,333           5.8           534,500        12.8
nominees and
executive officers
as a group (8 persons)

---------------

*      less than 1%.

(1) Includes the following shares that may be acquired upon exercise of options as of May 21, 2001 or within 60 days after that date:

           Shares obtainable upon exercise of options under the 1989 Stock Option Plan: Messrs. Langbein 360,000; Friend 50,000; Fischbein 50,000; D'Amore 50,000; Magrann 50,000; Jaffe 100,000; Pardon 80,000;
           Verga 35,000; Everett 25,000; and Pelstring 20,000.

           Shares obtainable upon exercise of options under the 2000 Stock Option Plan: Messrs. Langbein 250,000; Friend 25,000; Fischbein 25,000; D'Amore 25,000; Magrann 25,000; Jaffe 75,000; and Pardon
           25,000.

           Includes: Pardon 8,400 shares owned by his wife.

           Does not include: Messrs. Langbein 25,600 shares held by his two children of majority age, and 400,000 shares in his employment agreement issuable under certain conditions (see "Executive Compensation"); Fischbein 388,582 shares owned by his wife (100,000 in trust for their son; Ms. Kaufman is settlor and trustee; Ms. Kaufman is financially independent with separate bank and brokerage accounts, and Ms. Kaufman and Mr. Fischbein, each to the other, disclaim beneficial interest in the other person's shares); and Jaffe 136,500 shares held by his four children and a daughter-in-law, all of whom are of majority age and live independently, and in all of which shares he disclaims beneficial interest.

(2) Based on 5,710,540 shares outstanding exclusive of (i) 855,000 shares underlying options granted under the company's 1989 Stock Option Plan;
         (ii) 400,000 shares of common stock available for issuance under certain conditions of Thomas K. Langbein's employment agreement (see "Executive Compensation"); (iii) 98,000 shares of common stock reserved for issuance under a key employee stock plan; (iv) 475,000 shares underlying options granted in February, 2000, under our 2000 Stock Option Plan; and (v) 150,000 shares underlying options granted to three unaffiliated persons.

(3) Officers and directors of the company, including those directors of the company and Techdyne who may be officers and/or directors and shareholders of each company, disclaim any indirect beneficial ownership of Techdyne common shares through the company's 71.3% ownership of Techdyne. Thomas K. Langbein, by virtue of his positions with the company and Techdyne and stock ownership of the company, may deem Mr. Langbein to have beneficial ownership of such shares through shared voting and investment power with respect to the company's ownership of Techdyne, has included (i) 100,000 shares under Techdyne's 1997 Option Plan; and (ii) 4,674,620 shares owned by the company (71.3%). Mr. Langbein disclaims such entire beneficial ownership, but for his proportionate interest (exclusive of company options) of approximately 631,000 Techdyne shares (9.6%) without including the company's ownership of Techdyne (including Mr. Langbein's option for 100,000 Techdyne shares).

         Includes for all of our executive officers and directors the following shares that may be acquired upon exercise of Techdyne's 1997 stock options (see Note (4)) as of May 21, 2001 or within 60 days of that date: Messrs. Langbein 100,000 options; Friend 5,000 options; Fischbein 15,000 options; D'Amore 15,000 options; Jaffe 20,000 options; Pardon 100,000 options; and Verga 65,000 options (10,000 more options not yet vested, see note (4)).

(4) Based on 6,556,990 Techdyne shares outstanding exclusive of 449,000 options (60,000 of which vest 50% October 16, 2001 and 50% one year later) granted under Techdyne's 1997 Option Plan.

(5) The company owns 2,410,622 shares (61.3%) of the common stock of Dialysis Corporation of America. Officers and directors of the company, including those officers and directors of the company and Dialysis Corporation of America who may be officers and/or directors and shareholders of each company, disclaim any indirect beneficial ownership of Dialysis common stock through the company's 61.3% ownership of Dialysis. Thomas K. Langbein, by virtue of his positions with the company and Dialysis and his stock ownership of the company, may deem Mr. Langbein to have beneficial ownership of such shares through shared voting and investment power with respect to the company's ownership of Dialysis, has included (i) 260,000 shares under Dialysis 1999 options; and (ii) 2,410,622 shares owned by the company. Mr. Langbein disclaims such entire beneficial ownership, but for his proportionate interest, approximately 325,000 Dialysis shares (8.3%). Without including the company's ownership of Dialysis Corporation of America, Mr. Langbein owns an option for 260,000 Dialysis shares (6.2%).

         Includes 260,000 shares that may be acquired upon exercise of 1999 options by Thomas K. Langbein as of May 21, 2001 or within 60 days after that date.

(6) Based on 3,932,844 Dialysis Corporation of America shares outstanding exclusive of outstanding options for 438,000 shares of Dialysis common stock, 5,000 options exercisable through June 9, 2003, and 400,000 options exercisable through April 20, 2004. Mr. Everett has 165,000 options, vesting in amounts of 33,000 options each January 1, initial vesting January 1, 2001, exercisable for five years from vesting at $1.25 per share for periods from June 9, 2003 to April 20, 2004.

(7)      Class 3 director; up for re-election this year.

(8) President and director of Techdyne; not an executive officer or director of the company, but disclosed in Summary Compensation Table. Not included in the totals.

(9) Senior Vice President and director of Techdyne; not an executive officer or director of the company, but disclosed in Summary Compensation Table. Not included in the totals.

(10) President of Dialysis Corporation of America; not an executive officer or director of the company; but disclosed in Summary Compensation Table. Not included in the totals.

(11) Includes (i) 35,000 options exercisable at $1.25 per share to April 20, 2004; and (ii) 33,000 options exercisable at $1.25 per share to December 31, 2005. Does not include 132,000 options vesting in amounts of 33,000 options each January 1, 2002 to 2005, exercisable for five years from vesting at $1.25 per share.

(12) Wife of Peter D. Fischbein, a director of Medicore and Techdyne. Mr. Fischbein disclaims beneficial interest in his wife's shares. Includes 100,000 shares held in trust for their son. Ms. Kaufman is the settlor and trustee, and has sole voting and dispositive power. Ms. Kaufman is independent of her husband. Not included in the totals. See note (1).

(13)     Nominee for director.

         Some or all of the Techdyne common stock and Techdyne shares issuable upon exercise of the Techdyne options held by the company and affiliates and directors of the company and Techdyne are to be included in a registration statement being prepared for filing by Techdyne. See "Proposal 1, Approve the Agreement For Sale and Purchase of Shares for the Company's Sale of Techdyne - Important Events - Interests of Certain Persons in the Sale."

Did directors, executive officers and 10% shareholders comply with Section 16(a) ownership reporting in 1998?

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports with the SEC, the Nasdaq Stock Market and our company, indicating their beneficial ownership of common stock of the company and any changes in their beneficial ownership. The rules of the SEC require that the company disclose failed or late filings of reports of company stock ownership by its directors and executive officers. To the best of the company's knowledge, all beneficial ownership reports by these reporting persons were filed on a timely basis.


Compliance with Section 16(a) Reporting

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and 10% shareholders to file ownership and changes in beneficial ownership reports with the SEC, the Nasdaq Stock Market, and Medicore, with respect to their equity ownership of Medicore. The rules of the SEC require that we disclose failed or late filings of reports of Medicore stock ownership by its executive officers and directors. To the best of our knowledge, all beneficial ownership reports by these reporting persons were filed on a timely basis.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The company owns approximately 71% of Techdyne and 61% of Dialysis Corporation of America.

         Certain of the officers and directors of the company are officers and/or directors of Techdyne and Dialysis Corporation of America, including Thomas K. Langbein, who holds the position of Chairman of the Board of Directors, President and Chief Executive Officer of the company, Chairman of the Board of Directors and Chief Executive Officer of Techdyne and Dialysis Corporation of America, as well as officer and/or director of those companies' subsidiaries. Mr. Langbein is also the President, sole shareholder and director of Todd & Company, Inc., a securities broker-dealer. He is also a director of Linux Global Partners, Inc., a private company investing in developing Linux software companies. See discussion below concerning our relationship with Linux Global Partners. Daniel R. Ouzts is Vice President of Finance, Controller and Treasurer of the company and Dialysis and is Vice President of Finance and Controller of Techdyne. Peter D. Fischbein and Anthony C. D'Amore are each directors of the company and Techdyne. Mr. Langbein owns 21.1% of our company (includes options for 550,000 shares), 6.2% of Dialysis (an option for 260,000 Dialysis shares) and 2.7% of Techdyne (includes an option for 100,000 Techdyne shares). Messrs. Ouzts, Fischbein and D'Amore own interests in our company of 1.9%, 1.4% and 4.7%, respectively, and less than 1% of Dialysis and Techdyne. Susan Kaufman, wife of Peter D. Fischbein, holds a 6.8% interest in Medicore, which includes 100,000 shares held in interest for their son, of which trust Ms. Kaufman is settler and trustee. Each of Susan Kaufman and Peter D. Fischbein disclaim beneficial ownership of the other's security ownership of Medicore. See "Security Ownership of Certain Beneficial Owners and Management." Lawrence E. Jaffe is Secretary and corporate counsel to the company, Dialysis and Techdyne, and he is a director of the company. Mr. Jaffe has a 3.3% interest in our company (includes options for 175,000 shares), a 4.1% interest in Dialysis, and less than a 1% interest in Techdyne. Mr. Jaffe's firm, Jaffe Freedman & Hait, LLC, receives a substantial portion of its professional fees from our company, Dialysis and Techdyne, which for 2000 were $52,000, $82,000 and $133,000, respectively

         In addition, certain of the executive and accounting personnel and administrative facilities of the company and its subsidiaries, including Techdyne and Dialysis Corporation of America, are common. The costs of executive and accounting salaries and other shared corporate overhead for these companies are charged first on the basis of direct usage when identifiable, with the remainder allocated on the basis of time spent, either through a corporate overhead allocation or in the case of Techdyne, through a Service Agreement. Since the shared expenses are allocated on a cost basis, there is no intercompany profit involved. Utilization of personnel and administrative facilities in this manner enables the company to share the cost of qualified individuals with its subsidiaries rather than duplicating the cost for various entities. The amount of expenses charged by the company to Techdyne for the year ended December 31, 2000 was approximately $360,000, and approximately $90,000 for the three months ended March 31, 2001, and for Dialysis Corporation of America was approximately $200,000 for the year ended December 31, 2000, and approximately $50,000 for the three months ended March 31, 2001. It is our opinion these services are on terms as favorable as obtainable from unaffiliated parties.

         In January, 2000, we established a new division with the purpose of investing in and incubating new technology companies, primarily involved with Internet technology. Our first investment was in Linux Global Partners, a private holding company which invests in Linux-related software companies. See
Item 1, "Business - Linux Division" of our Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by reference and which Annual Report has been forwarded to you with this proxy statement. At that time, we acquired a 6% ownership interest, 90 shares at $1.00 per share, increased to 8%, an additional 30 shares at $1.00 per share, in March, 2000, in Linux Global Partners, and loaned that company $1,500,000 for one year to January 26, 2001 at an interest rate of 10% per annum. In March, 2000, the loan was increased by $500,000 under the same terms, and in August, 2000, we extended an additional $200,000 for the short term, which was repaid on May 14, 2001, together with accrued interest of $15,500. We repaid these sums to Dialysis Corporation of America, from which affiliated subsidiary we borrowed the money. Our security for the $2,000,000 loan is the ownership interest in the software companies in which Linux Global Partners invested, which are speculative, developing companies. We borrowed the funds for our investment and financing of Linux Global Partners from Dialysis Corporation of America, our 61% owned public subsidiary, under the same terms we financed Linux Global Partners. Interest receivable on these loans at December 31, 2001 was approximately $186,000, and at March 31, 2001 was approximately $240,000. On March 8, 2001, we extended the loans to June 30, 2001, in exchange for 400,000 shares of Linux stock, which gave us an approximately 10% ownership of Linux, and a right to convert the Linux debt into convertible preferred A shares under certain terms of a proposed financing by Linux Global Partners, which if completed would provide funds to Linux Global Partners for which our company would have priority to the proceeds for repayment of our loans. No assurance can be given that Linux Global Partners will complete its proposed financing, or that it will repay the remainder of its indebtedness to us. We are currently negotiating a proposed sale of our interest in Techdyne, our other majority owned public subsidiary, which transaction, if approved by our shareholders and completed in the near future, for which there can be no assurance, would provide us with approximately $10,000,000 plus a percentage of revenues over the next several years, a portion of which would be used to repay the Dialysis Corporation of America indebtedness, assuming we have not then repaid that debt.

         In October, 1999, Dialysis Corporation of America entered into a Merger Agreement with MainStreetIPO.com Inc., which proposed merger was terminated in August, 2000. Dialysis Corporation of America had made a $140,000 loan to MainStreet in July, 2000, with interest at 10% per annum, for working capital purposes. The loan was secured with 300,000 Linux Global Partners shares, which Dialysis Corporation of America acquired upon MainStreet's default of the loan in November, 2000.

         Dialysis Services of PA., Inc. - Lemoyne, one of our wholly-owned dialysis subsidiaries, leases its dialysis facility from Dialysis Corporation of America under a five year net lease expiring December 31, 2003 at $43,088 per annum, plus applicable taxes, separately metered utilities and insurance, and additional rent of $5,386 per year covering common area maintenance expenses. That subsidiary has two renewal options for five years each under the agreement. We are of the opinion that the rental is on terms as favorable as could be obtained from an unaffiliated party.

         Dialysis Corporation of America acquired property with a little over 8,100 square feet of space in Valdosta, Georgia. Dialysis Corporation of America leases approximately 6,000 square feet to DCA of So. Ga., LLC, Dialysis' 70% owned dialysis facility, for $90,600 under a 10-year lease with two renewal options of five years each. Dialysis also leases an additional 2,160 square feet at that property at $32,400 per annum to a professional association, South Georgia Nephrology, P.C., which acts as that facility's medical director, for the professional association's medical offices under a 10-year lease with similar five year renewal options.

         Dialysis Corporation of America loaned South Georgia Nephrology, P.C., wholly owned by Dr. Andrew Queler, the medical director of our new dialysis facility in Valdosta, Georgia, up to $300,000 in periodic advances at an annual interest rate of 1% over prime. The loan is to provide Dr. Queler's P.C. with working capital to operate a medical practice. The repayments are from the practice's proceeds of South Georgia Nephrology, and secured by its assets and Dr. Queler's ownership of South Georgia Nephrology, being held in escrow by Dialysis Corporation of America. As of March 31, 2001, this loan had an outstanding balance, with interest, of approximately $108,000.

         In April, 2000, Dialysis Corporation of America sold a portion of its interest in one of its New Jersey dialysis facilities to Vineland Dialysis Group, LLC, for $203,000, giving that professional corporation a 35.9% interest in that dialysis facility, leaving Dialysis with a 51.3% interest, and Vineland Dialysis Professionals, LLC, the professional association acting as Dialysis' medical director for that Vineland dialysis facility, with a 12.8% interest. Vineland Dialysis Professionals is owned by Dr. David Blecker, who was appointed as Vineland's medical director and who is affiliated with Vineland Dialysis Group. Dr. Blecker is a nominee for director of Dialysis Corporation of America.

         Certain officers and directors of our company, Messrs. Anthony C. D'Amore, Peter D. Fischbein, Seymour Friend and Robert Magrann (20,000 shares each), and Lawrence E. Jaffe (160,000 shares, plus 100,000 shares obtained by his children of majority age and independent of their father), exercised in April, 2000, Dialysis Corporation of America options granted under Dialysis' 1999 Stock Option Plan for 340,000 shares. The exercise was effected with cash for the par value (aggregate ($3,400) and the balance, $421,600, in three-year non-recourse promissory notes at a rate of interest of 6.2% per annum. The exercise price was $1.25 per share, and at the time of exercise, the market price of Dialysis Corporation of America common stock was $2.63. The market price of Dialysis' common stock at May 22, 2001 was $1.75 - $1.80.

         In September, 2000, Dialysis Corporation of America announced plans to repurchase up to approximately 300,000 shares of its outstanding common stock. At December 31, 2000, Dialysis had acquired 76,600 shares for $64,825, and in January and February, 2001, Dialysis acquired an additional 67,000 shares for $63,347.

         Since mid-1999, Dialysis Corporation of America has entered into management services agreements with each of its dialysis subsidiaries, pursuant to which it provides administrative and management services, including, among others, providing capital equipment, preparing budgets, bookkeeping, accounting, data processing, and other corporate based information services, materials and human resources management, billing and collection and accounts receivable and payable processing. These services are provided for a percentage of net revenues of the particular dialysis subsidiary. DCA Medical Services, Inc., a wholly-owned subsidiary of Dialysis Corporation of America, is licensed to supply equipment and supplies to Method 2 patients. Method 2 home patient treatment relates to providing equipment and supplies, training and patient monitoring to dialysis patients who are able to perform their treatments at home. Those of our dialysis subsidiaries which provide home services for method 2 patients provide management services to DCA Medical Services for home services provided by that subsidiary for the method 2 patients. These services include clerical and administrative support, which DCA Medical Services, as a durable equipment medical distributor, needs. Each subsidiary that has such a home services management agreement with DCA Medical Services receives a fee of DCA Medical Services revenues derived from common method 2 patients, exclusive of DCA Medical's costs and expenses relating to those patients.

         In 1990 we acquired land, two buildings and a parking lot in Hialeah, Florida from Techdyne. We are leasing to Techdyne the two buildings and the parking lot under a 10-year net, net lease expiring August 31, 2010 at $150,000 per year plus applicable taxes. Since January 1, 2000, the effective annual rental rate was $142,680 plus tax, due to a rent reduction for use of a portion of that facility by our medical supply division. We believe that the rentals are on terms as favorable as obtainable from unaffiliated parties. See Item 2, "Properties" of our Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by reference, and which Annual Report has been forwarded to you with this proxy statement.

         We had been advancing funds at no interest to finance Techdyne's business since our acquisition of Techdyne in November, 1982. After several repayments to us over the years Techdyne issued to us an unsecured demand promissory note convertible into Techdyne common stock at a rate of $1.75 per share. The annual interest rate on the note was 5.7%. We converted $350,000 of Techdyne's promissory note into 200,000 shares of Techdyne's common stock in 1996, $875,000 of the note into 500,000 shares of Techdyne's common stock in 1997, and on September 30, 1999, we converted the balance of the note, with interest, which amounted to $2,531,941, into 1,446,823 shares, resulting in our ownership interest in Techdyne of 4,674,620 shares of common stock (71.3% of the outstanding shares).

         Techdyne has two credit facilities aggregating $5,500,000 with a bank in Ohio which also finances Lytton Incorporated, Techdyne's wholly-owned subsidiary. We no longer are guaranteeing Techdyne's financings. Certain of the negative covenants in Techdyne's financing prohibits its payment of loans to affiliates, which includes our company, without approval of the bank.

         Techdyne acquired Lytton Incorporated in 1997 for cash and stock. That agreement also provided for incentive consideration based on specific sales levels of Lytton for each of three successive specified years. This resulted in additional consideration to Patricia Crossley of approximately $396,000, $290,000 and $154,000 for the three years of sales levels paid in April, 2000, April, 1999, and April, 1998. Patricia Crossley is the wife of Lytton Crossley, former President of Lytton, and currently a director of Techdyne.

         In 1996, Lytton sold its offices and operating facility to Stanley Avenue Properties, Ltd., a limited liability company whose membership includes Lytton and Pat Crossley. Stanley Avenue Properties, Ltd. acquired the facilities in exchange for a note to Lytton repaid in 1997, and the assumption of two mortgage notes. In connection with Techdyne's acquisition of Lytton, the lease with Lytton was renegotiated to a five year lease through July 31, 2002 with monthly lease payments of approximately $17,900 for the first year, adjusted in subsequent years for the change in the consumer price index, and contains two renewal options each for five years of the then fair market rental value. See
Item 2, "Properties" of our Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by reference, and which Annual Report has been forwarded to you with this proxy statement.

         Lance International, with which company Edward Diamond, one of Techdyne's directors, is affiliated as President and one of the owners, does subcontract manufacturing for Techdyne. For the two years ended December 31, 2000 and 1999, Lance International revenues from manufacturing for Techdyne amounted to approximately $2,300,000 and $1,728,000, representing 30% and 26% of its revenues for these years, respectively. The Lance International manufacturing for Techdyne represented approximately 4% of our sales for the two years ended December 31, 2000 and 1999, respectively.

         Anthony C. D'Amore, a director of our company and Techdyne, acts as an insurance consultant and receives nominal commissions from the property, casualty, worker's compensation and general liability insurance coverages for our company, Techdyne and Dialysis Corporation of America. The aggregate amount of premiums for such insurance was approximately $350,000 for 2000, of which approximately $240,000 was for Techdyne and $73,000 was for Dialysis Corporation of America. The company, Techdyne and Dialysis obtain group health insurance coverage and personal life insurance policies for several executive and key employees through George Langbein, brother of Thomas K. Langbein and until recently, an employee of our company's Medical Products Division. This insurance includes $100,000 term life insurance each covering and owned by Barry Pardon, President and director of Techdyne, Joseph Verga, Senior Vice President, Treasurer and director of Techdyne (each purchased and paid for by Techdyne), Daniel R. Ouzts, Vice President of Finance and Controller of Medicore, Dialysis Corporation of America and Techdyne, Bonnie Kaplan, a key employee of Medicore (both purchased and paid for by Medicore), and Bart Pelstring, director and former President of Dialysis Corporation of America. Medicore also pays for $1,600,000 of life insurance owned by Thomas K. Langbein. See "Executive Compensation." Premiums on these insurance coverages totaled approximately $479,000 during 2000 of which approximately $334,000 was for Techdyne and approximately $41,000 was for Dialysis Corporation of America. We are of the opinion that the cost and coverage of the insurance are as favorable as can be obtained from unaffiliated parties.

         We established Viragen, Inc. in 1980 as a research and development bio-medical company. In 1986, we spun-off Viragen and entered into certain agreements with our former subsidiary, the singular existing agreement being a royalty agreement expiring in November, 2001, pursuant to which Viragen is to pay a schedule of royalty payments with respect to Viragen's interferon and related product sales with a maximum cap of $2,400,000. As of March 31, 2001, Viragen has paid approximately $64,000 of royalties to the company, with no royalty income earned under the agreement in 2000, 1999 or 1998. Certain of Viragen's indebtedness to us was paid with Viragen common stock, with the Company having sold its 259,000 (.4%) remaining shares of Viragen in 1999. We lease 2,800 square feet of office space from Viragen for $22,000 per annum under a five year renewed lease through December 31, 2002.

Viragen sold the property in August, 2000. The only remaining common director of our company and Viragen is Peter D. Fischbein, also a director of Techdyne. See "Directors and Executive Officers of the Registrant."



                SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following summary unaudited Pro Forma Consolidated Balance Sheets as of December 31, 2000 and March 31, 2001, and the Pro Forma Consolidated Statement of Operations for the years ended December 31, 2000, 1999 and 1998 are presented to give effect to the sale of Medicore's entire 71.3% equity interest in Techdyne.

         Historical financial data used to prepare the pro forma financial statements were derived from the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, and the unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, which are incorporated by reference into this proxy statement. See "Incorporation of Certain Documents by Reference." These pro forma financial statements should be read in conjunction with said historical financial statements.

         The pro forma adjustments reflected in the pro forma financial statements are based on available information and certain assumptions that our management believes are reasonable. Pro forma adjustments made in the Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statements of Operations do not reflect the impact of Techdyne's historical operating results or balance sheet as of or for the years ended December 31, 2000, 1999 or 1998, or as of or for the three months ended March 31, 2001, 2000 or 1999. The Pro Forma Consolidated Balance Sheets include the net gain on sale of Techdyne, including tax impact as a component of stockholder's equity. Included in the gain recognition is the minimum $2,500,000 earn-out specified in the Agreement for Sale and Purchase of Shares, which has been presented prior to any present value calculations, which cannot be reasonably determined at this time as a result of the uncertainty of the timing of collection of the related receivable since such timing depends on timing of sales on which the earn-out computation is based.

         The Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statements of Operations are based on assumptions and approximations, and therefore do not reflect in precise numerical terms the impact of the transaction on the historical financial statements, and are subject to change. Such pro forma financial information should not be used as a basis for forecasting the future operations of Medicore. The pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of any future results of operations, or the results that might have occurred if the sale of our Techdyne subsidiary had actually occurred on the indicated dates.

                         Medicore, Inc. and Subsidiaries
                      Pro Forma Consolidated Balance Sheet

                                                                            As of December 31, 2000
                                                   ---------------------------------------------------------------
                                                                            Pro Forma Adjustments
                                                   ---------------------------------------------------------------
                                                     Medicore        Techdyne    Other Pro Forma       Pro Forma
                                                   Consolidated    Consolidated    Adjustments        as Adjusted
                                                   ------------    ------------    ------------       ------------
                         ASSETS
CURRENT ASSETS
  Cash and cash equivalents                        $  1,464,543    $   (506,824)   $  6,996,000 (D)   $  8,452,619
                                                                                        498,900 (A)
  Accounts receivable, net                            9,612,264      (7,851,926)             --          1,760,338
  Note receivable                                     2,200,000              --              --          2,200,000
  Inventories, net                                   11,165,131     (10,183,134)             --            981,997
  Prepaid expenses and other current assets           1,199,846        (701,507)             --            498,339
  Deferred tax asset                                    673,463        (498,097)             --            175,366
                                                   ------------    ------------    ------------       ------------
  Total current assets                               26,315,247     (19,741,488)      7,494,900         14,068,659

PROPERTY AND EQUIPMENT
  Land and improvements                               1,205,908        (178,800)             --          1,027,108
  Building and building improvements                  3,797,877        (690,431)             --          3,107,446
  Equipment and furniture                            11,729,212      (8,105,578)             --          3,623,634
  Leasehold improvements                              2,367,835        (621,788)             --          1,746,047
                                                   ------------    ------------    ------------       ------------
                                                     19,100,832      (9,596,597)             --          9,504,235
  Accumulated depreciation                            7,760,067      (4,605,128)       (161,047)(C)      2,993,892
                                                   ------------    ------------    ------------       ------------
                                                     11,340,765      (4,991,469)        161,047          6,510,343

Receivable from sale of Techdyne                             --              --       2,500,000 (D)      2,500,000

Deferred expenses and other assets                      177,327         (41,193)             --            136,134

Costs in excess of net assets acquired, net           3,595,020      (3,101,635)       (433,939)(D)         59,446
                                                   ------------    ------------    ------------       ------------
                                                   $ 41,428,359    $(27,875,785)   $  9,722,008       $ 23,274,582
                                                   ============    ============    ============       ============


       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                 $  4,914,570    $ (4,248,750)             --       $    665,820
  Accrued expenses and other current liabilities      2,697,523      (1,826,546)             --            870,977
  Current portion of long-term debt                   1,150,079        (625,048)             --            525,031
  Income taxes payable                                  180,884         (99,433)             --             81,451
  Advances from parent                                       --        (498,900)        498,900 (A)             --
                                                   ------------    ------------    ------------       ------------
  Total current liabilities                           8,943,056      (7,298,677)        498,900          2,143,279

Deferred gain on sale of real estate                         --        (161,047)        161,047 (B)             --

Long-term debt, less current portion                 10,354,734      (8,582,289)             --          1,772,445

Deferred income taxes                                 2,251,388        (252,600)     (1,509,000)(D)        489,788

Minority Interest                                     6,345,310              --      (3,263,862)(D)      3,081,448

STOCKHOLDERS' EQUITY
  Common stock                                           57,105         (65,570)         65,570 (D)         57,105
  Capital in excess of par value                     11,705,837     (11,592,995)     11,741,174 (D)     11,354,016
  Retained earnings (deficit)                         1,929,447        (560,582)      2,507,636 (D)     3,876,5019

  Accumulated other comprehensive loss                 (158,518)        222,325         (63,807)(D)             --

  Notes receivable from option exercise                      --         415,650        (415,650)(D)             --
                                                   ------------    ------------    ------------       ------------
                                                     13,533,871     (11,581,172)     13,834,923         15,787,622
                                                   ------------    ------------    ------------       ------------
                                                   $ 41,428,359    $(27,875,785)   $  9,722,008       $ 23,274,582
                                                   ============    ============    ============       ============

(A) Techdyne intercompany advance payable to Medicore assumed to have been repaid.

(B)      Techdyne deferred gain on real property sale to Medicore.

(C) Medicore intends to use a portion of the proceeds from the sale of its investment in Techdyne to repurchase up to 1,000,000 of its outstanding shares in a range of the current market price, which at this date is approximately $1.00 to $1.25.

(D) Recording of sale transaction reflects initial cash consideration of $10,000,000 and a receivable of $2,500,000 for the minimum amount as defined in Section 2.3 of the Agreement for Sale and Purchase of Shares. The receivable is prior to any present value calculations, which cannot be reasonably determined at this time as a result of the uncertainty of the timing of collection of the receivable since such timing depends on timing of sales on which the earn-out computation is based. Maximum earn-out is $5,000,000, which if realized would result in additional consideration of $2,500,000 and estimated income taxes of $950,000 resulting in an increase in cash of $1,550,000. Earn-out is 3% of consolidated debts during the three fiscal years commencing January 1, 2001. Earn-out is payable in cash by March 31 of each year for the earn-out period just ended.

         The Pro Forma Consolidated Balance Sheet includes the net effect of the following entries on each balance sheet line item:

         (1)      Recording of sale:

                                                                                                          Increase
                                                                                                         (Decrease)
                                                                                                        -----------
                  Receivable from sale attributable to minimum earn-out                                 $ 2,500,000
                  Cash received from initial purchase price paid                                         10,000,000
                  Cost in excess of net assets acquired reflected in Medicore's Balance
                    Sheet arising from its acquisition of Techdyne and written off upon
                    consummation of the sale                                                               (433,939)
                  Minority interest representing 28.7% held by stockholders other than
                    Medicore                                                                             (3,263,862)
                  Common stock of Techdyne                                                                   65,570
                  Capital in excess of par value of Techdyne                                             11,592,995
                  Retained earnings                                                                         560,582
                  Accumulated other comprehensive income                                                   (222,325)
                  Accumulated other comprehensive income                                                    158,518
                  Notes receivable from option exercise                                                    (415,650)
                  Retained earnings                                                                       3,590,233

         (2)      Expenses of sale:

                                                                                                          Increase
                                                                                                         (Decrease)
                                                                                                        -----------
                  Retained Earnings                                                                     $   (70,000)
                  Cash                                                                                      (70,000)


         (3) Income taxes on book gain estimated at $3,700,000 based on minimum earn-out:

                                                                                                          Increase
                                                                                                         (Decrease)
                                                                                                        -----------
                  Retained earnings                                                                     $(1,425,000)
                  Income Taxes payable                                                                    1,425,000

         (4) Reclassification of deferred taxes on gains from Techdyne public offerings included in Medicore basis in Techdyne:

                                                                                                          Increase
                                                                                                         (Decrease)
                                                                                                        -----------
                  Deferred income taxes                                                                 $(1,509,000)
                  Income taxes payable                                                                    1,509,000

         (5) Payment of estimated taxes on taxable gain estimated at $7,700,000 based on minimum earn-out:

                                                                                                          Increase
                                                                                                         (Decrease)
                                                                                                        -----------
                  Income taxes payable                                                                  $(2,934,000)
                  Cash                                                                                   (2,934,000)

         (6) Effect of forgiveness of approximately $208,000 notes receivable from option exercises:

                                                                                                          Increase
                                                                                                         (Decrease)
                                                                                                        -----------
                  Retained earnings                                                                     $  (148,179)
                  Capital in excess of par value                                                            148,179

                         Medicore, Inc. and Subsidiaries
                 Pro Forma Consolidated Statements Of Operations

                                                                              As of December 31, 2000
                                                     ---------------------------------------------------------------------
                                                                             Pro Forma Adjustments
                                                                        -----------------------------
                                                       Medicore           Techdyne        Other Pro Forma      Pro Forma
                                                     Consolidated       Consolidated       Adjustments(A)     as Adjusted
                                                     ------------       ------------       ------------       ------------
Revenues:
     Sales                                           $ 62,594,655       $(52,712,819)               ---       $  9,881,836
     Realized gain on subsidiary warrants exercise        276,178                ---                               276,178
     Other income                                                                          $    128,630 (B)
                                                          532,730            (53,693)           360,000 (D)        967,667
                                                     ------------       ------------       ------------       ------------
                                                       63,403,563        (52,766,512)           488,630       $ 11,125,681
                                                     ------------       ------------       ------------       ------------

Cost and Expenses:
     Cost of goods sold                                53,172,446        (46,510,042)           120,616 (B)      6,783,020
     Selling, general and administrative expenses       9,568,242         (4,761,240)           360,000 (B)      5,144,020
                                                                                                (30,996)(B)
                                                                                                  8,014 (B)
     Interest expense                                     906,604           (839,660)            30,979 (B)         97,923
                                                     ------------       ------------       ------------       ------------
                                                       63,647,292        (52,110,942)           488,613         12,024,963
                                                     ------------       ------------       ------------       ------------

       Loss before income taxes and
       minority interest                                 (243,729)          (655,570)                17           (899,282)

Income tax provision                                      113,604            (90,543)               ---             23,061
                                                     ------------       ------------       ------------       ------------

       Loss before minority interest                     (357,333)          (565,027)                17           (922,343)

Minority interest in income (loss) of
     consolidated subsidiaries                             28,205                ---           (164,739)(C)       (136,534)

Equity in affiliate loss                                  (20,896)               ---                ---            (20,896)
                                                     ------------       ------------       ------------       ------------

Net loss                                             $   (406,434)      $   (565,027)      $    164,756       $   (806,705)
                                                     ============       ============       ============       ============

Loss per share:
     Basic                                           $       (.07)                                            $       (.14)
                                                     ============                                             ============
     Diluted                                         $       (.07)                                            $       (.14)
                                                     ============                                             ============


(A) Does not include any assumed interest on funds invested from Medicore's sale of its interest in Techdyne. Does not include any gain on Medicore sale of its interest in Techdyne. Book gain is estimated at approximately $3,700,000 with a related income tax expense of approximately $1,420,000.
(B)      Intercompany transactions and consolidation adjustments.
(C)      Minority interest in Techdyne earnings.
(D) Assumes continuation of Management Services Agreement between Medicore and Techdyne with $360,000 annual consideration. There is no assurance of the continuation of this agreement, which is cancelable by either party on 30 days' notice.

         The following pro forma consolidated statements of operations for the years ended December 31, 1999 and December, 1998 reflect the impact of the removal of Techdyne's historical operating results. Pro forma amounts do no include any assumed interest on funds invested from Medicore's sale of Techdyne or any gain on Medicore's sale of its interest in Techdyne. Pro forma amounts assume continuation of the Management Services Agreement between Medicore and Techdyne, although there is no assurance of the continuation of this agreement, which is cancelable by either party on 30 days' notice.


                         Medicore, Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations
                                   (Unaudited)

                                                                         Year Ended December 31, 1999
                                                        --------------------------------------------------------------------
                                                                              Pro Forma Adjustments
                                                                         -------------------------------
                                                            Medicore       Techdyne      Other Pro Forma         Pro Forma
                                                        Consolidated     Consolidated      Adjustments(A)       as Adjusted
                                                        ------------     ------------    ---------------        ------------
Revenues:
     Sales                                               $54,914,349      $(48,320,096)  $           ---       $  6,594,253
     Realized gain on sale of marketable securities          263,144               ---               ---            263,144
     Other income                                            466,925           (62,664)           79,244 (B)        843,505
                                                                                                 360,000 (D)
                                                        ------------     -------------   ---------------       ------------
                                                          55,644,418       (48,382,760)          439,244          7,700,902
                                                        ------------     -------------   ---------------       ------------
Cost and Expenses:
     Cost of goods sold                                   47,282,583       (42,579,142)           74,458 (B)      4,777,899
     Selling, general and administrative expenses          8,328,713        (4,411,685)          408,000 (B)      4,298,818
                                                                                                 (30,996)(B)
                                                                                                   4,786 (B)
     Interest expense                                        674,500          (738,794)          143,086 (B)         78,792
                                                        ------------     -------------   ---------------       ------------
                                                          56,285,796       (47,729,621)          599,334          9,155,509
                                                        ------------     -------------   ---------------       ------------

Loss before income taxes and
     minority interest                                      (641,378)         (653,139)         (160,090)        (1,454,607)

Income tax provision (credit)                                 57,186          (349,648)              ---           (292,462)
                                                        ------------     -------------   ---------------       ------------

Loss before minority interest                               (698,564)         (303,491)         (160,090)        (1,162,145)

Minority interest in income (loss) of
     consolidated subsidiaries                               (85,507)              ---          (128,003)(C)       (213,510)
                                                        ------------     -------------   ---------------      -------------

Net loss                                                $   (613,057)    $    (303,491)  $       (32,087)     $    (948,635)
                                                        ============     =============   ===============      =============

Loss per share:
     Basic                                                   $(.11)                                                 $(.17)
                                                             =====                                                  =====
     Diluted                                                 $(.11)                                                 $(.17)
                                                             =====                                                  =====

(A) Does not include any assumed interest on funds invested from Medicore's sale of its interest in Techdyne or any gain on Medicore sale of its interest in Techdyne. Book gain is estimated at approximately $3,700,000 with a related income tax expense of approximately $1,420,000.
(B)      Intercompany transactions and consolidation adjustments.
(C)      Minority interest in Techdyne earnings.
(D) Assumes continuation of Management Services Agreement between Medicore and Techdyne with $360,000 annual consideration. There is no assurance of the continuation of this agreement, which is cancelable by either party on 30 days' notice.

                         Medicore, Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations
                                   (Unaudited)

                                                                          Year Ended December 31, 1998
                                                        ------------------------------------------------------------------
                                                                              Pro Forma Adjustments
                                                                         --------------------------------
                                                           Medicore        Techdyne       Other Pro Forma       Pro Forma
                                                        Consolidated     Consolidated      Adjustments(A)      as Adjusted
                                                        ------------     ------------     ---------------      -----------
Revenues:
     Sales                                               $49,381,765      $(44,665,925)     $        ---       $ 4,715,840
     Realized gain on sales of marketable securities          12,780               ---               ---            12,780
     Other income                                            753,984          (260,806)           93,996 (B)       947,174
                                                                                                 360,000 (D)
                                                         -----------      ------------      ------------       -----------
                                                          50,148,529       (44,926,731)          453,996         5,675,794
                                                         -----------      ------------      ------------       -----------
Cost and Expenses:
     Cost of goods sold                                   42,460,760       (39,277,749)           89,208 (B)     3,272,222
     Selling, general and administrative expenses          7,123,888        (4,061,205)          408,000 (B)     3,444,475
                                                                                                 (30,996)(B)
                                                                                                   4,788 (B)
     Interest expense                                        592,414          (662,856)          156,197 (B)        85,755
                                                         -----------      ------------      ------------       -----------
                                                          50,177,062       (44,001,807)          627,197         6,802,452
                                                         -----------      ------------      ------------       -----------

Loss before income taxes and
     minority interest                                       (28,533)         (924,924)         (173,201)       (1,126,658)

Income tax credit                                           (352,369)         (127,212)              ---          (479,581)
                                                         -----------      ------------      ------------       -----------

Income (loss) before minority interest                       323,836          (797,712)         (173,201)         (647,077)

Minority interest in income (loss) of
     consolidated subsidiaries                               225,415               ---          (294,958)          (69,543)
                                                         -----------      ------------      ------------       -----------

Net income (loss)                                        $    98,421      $   (797,712)     $    121,757       $  (577,534)
                                                         ===========      ============      ============       ===========

Earnings (loss) per share:
     Basic                                                    $.02                                                 $(.10)
                                                              ====                                                 =====
     Diluted                                                  $.01                                                 $(.10)
                                                              ====                                                 =====

(A) Does not include any assumed interest on funds invested from Medicore's sale of its interest in Techdyne or any gain on Medicore sale of its interest in Techdyne. Book gain is estimated at approximately $3,700,000 with a related income tax expense of approximately $1,420,000.
(B)      Intercompany transactions and consolidation adjustments.
(C)      Minority interest in Techdyne earnings.
(D) Assumes continuation of Management Services Agreement between Medicore and Techdyne with $360,000 annual consideration. There is no assurance of the continuation of this agreement, which is cancelable by either party on 30 days' notice.

                         Medicore, Inc. and Subsidiaries
                      Pro Forma Consolidated Balance Sheet
                                   (Unaudited)

                                                                             As of March 31, 2001
                                                          ------------------------------------------------------------
                                                                             Pro Forma Adjustments
                                                                          ---------------------------
                                                                                          Other Pro
                                                             Medicore        Techdyne       Forma          Pro Forma
                                                          Consolidated     Consolidated   Adjustments     as Adjusted
                                                          ------------    -------------   -----------     ------------
                                          ASSETS
CURRENT ASSETS
  Cash and cash equivalents (C)                           $    390,009    $    (151,263)  $7,001,000 (D)  $  7,521,116
                                                                                             281,370 (A)
  Accounts receivable, net                                  11,382,873       (8,775,375)         ---         2,607,498
  Note receivable                                            2,200,000              ---          ---         2,200,000
  Inventories, net                                          10,787,442       (9,788,750)         ---           998,692
  Prepaid expenses and other current assets                  1,290,681         (632,278)         ---           658,403
  Deferred tax asset                                           673,463         (498,097)                       175,366
                                                          ------------    -------------   -----------     ------------
  Total current assets                                      26,724,468      (19,845,763)    7,282,370       14,161,075

PROPERTY AND EQUIPMENT
  Land and improvements                                      1,197,508         (170,400)          ---        1,027,108
  Building and building improvements                         3,773,573         (657,994)          ---        3,115,579
  Equipment and furniture                                   11,850,881       (8,148,972)          ---        3,701,909
  Leasehold improvements                                     2,425,187         (652,531)          ---        1,772,656
                                                          ------------    -------------   -----------     ------------
                                                            19,247,149       (9,629,897)          ---        9,617,252
  Accumulated depreciation                                   8,227,754       (4,868,345)     (161,047)(B)    3,198,362
                                                          ------------    -------------   -----------     ------------
                                                            11,019,395       (4,761,552)      161,047        6,418,890

Receivable from sale of Techdyne                                   ---              ---     2,500,000 (D)    2,500,000

Deferred expenses and other assets                             280,339          (40,450)          ---          239,889

Costs in excess of net assets acquired, net                  3,548,286       (3,064,975)     (426,190) (D)      57,121
                                                          ------------    -------------   -----------     ------------
                                                          $ 41,572,488    $ (27,712,740)  $ 9,517,227     $ 23,376,975
                                                          ============    ==============  ===========     ============

       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                        $  4,367,365    $  (3,870,858)  $       ---     $    496,507
  Accrued expenses and other current liabilities             2,953,856       (1,739,918)          ---        1,213,938
  Current portion of long-term debt                          1,100,320         (623,403)          ---          476,917
  Income taxes payable                                         244,625         (144,187)          ---          100,438
  Advances from parent                                             ---         (281,370)      281,370 (A)          ---
                                                          ------------    -------------   -----------     ------------
  Total current liabilities                                  8,666,166       (6,659,736)      281,370        2,287,800

Deferred gain on sale of real estate                               ---         (161,047)      161,047 (B)          ---

Long-term debt, less current portion                        10,861,761       (9,112,608)          ---        1,749,153

Deferred income taxes                                        2,251,388         (252,600)   (1,509,000)(D)      489,788

Minority Interest                                            6,281,321              ---    (3,248,243)(D)    3,033,078

STOCKHOLDERS' EQUITY
  Common stock                                                  57,105          (65,570)       65,570 (D)       57,105
  Capital in excess of par value                            11,748,490      (11,592,995)   11,741,174 (D)   11,896,669
  Retained earnings                                          1,904,137         (561,366)    2,520,611 (D)    3,863,382
  Accumulated other comprehensive loss                        (197,880)         277,532       (79,652)(D)          ---
  Notes receivable from option exercise                            ---          415,650      (415,650)(D)          ---
                                                          ------------    -------------   -----------     ------------
                                                            13,511,852      (11,526,749)   13,832,053       15,817,156
                                                          ------------    -------------   -----------     ------------
                                                          $ 41,572,488    $ (27,712,740)  $ 9,517,227     $ 23,376,975
                                                          ============    =============   ===========     ============

(A) Techdyne intercompany advance payable to Medicore assumed to have been repaid.

(B)      Techdyne deferred gain on real property sale to Medicore.

(C) Medicore intends to use a portion of the proceeds from the sale of its investment in Techdyne to repurchase up to 1,000,000 of its outstanding shares in a range of the current market price, which at this date is approximately $1.00 to $1.25.

(D) Recording of sale transaction reflects initial cash consideration of $10,000,000 and a receivable of $2,500,000 for the minimum amount as defined in Section 2.3 of the Agreement for Sale and Purchase of Shares. The receivable is prior to any present value calculations, which cannot be reasonably determined at this time as a result of the uncertainty of the timing of collection of the receivable since such timing depends on timing of sales on which the earn-out computation is based. Maximum earn-out is $5,000,000, which if realized would result in additional consideration of $2,500,000 and estimated income taxes of $950,000 resulting in an increase in cash of $1,550,000. Earn-out is 3% of consolidated Techdyne sales during the three fiscal years commencing January 1, 2001. Earn-out is payable in cash by March 31 of each year for the earn-out period just ended.

         The Pro Forma Consolidated Balance Sheet includes the net effect of the following entries on each balance sheet line item:

         (1)     Recording of sale:
                                                                      Increase
                                                                     (Decrease)
                                                                     ----------
                 Receivable from sale attributable to minimum
                 earn-out                                          $   2,500,000
                 Cash received from initial purchase price paid       10,000,000

                 Cost in excess of net assets acquired reflected
                   in Medicore's Balance Sheet arising from its
                   acquisition of Techdyne and written off upon
                   consummation of the sale                            (426,190)

                 Minority interest representing 28.7% held by
                 stockholders other than Medicore                    (3,248,243)

                 Common stock of Techdyne                                65,570
                 Capital in excess of par value of Techdyne          11,592,995
                 Retained earnings                                      561,366
                 Accumulated other comprehensive income                (277,532)
                 Accumulated other comprehensive income                 197,880
                 Notes receivable from option exercise                 (415,650)
                 Retained earnings                                    3,597,424

         (2)     Expenses of sale:

                                                                      Increase
                                                                     (Decrease)
                                                                     ----------
                 Retained Earnings                                $     (70,000)
                 Cash                                                   (70,000)

         (3) Income taxes on book gain estimated at $3,700,000 based on minimum earn-out:

                                                                      Increase
                                                                     (Decrease)
                                                                     ----------
                  Retained earnings                                 $(1,420,000)
                  Income taxes payable                                1,420,000

         (4) Reclassification of deferred taxes on gains from Techdyne public offerings included in Medicore basis in Techdyne:

                                                                      Increase
                                                                     (Decrease)
                                                                     ----------
                  Deferred income taxes                             $(1,509,000)
                  Income taxes payable                                1,509,000

         (5) Payment of estimated taxes on taxable gain estimated at $7,700,000 based on minimum earn-out:
                                                                      Increase
                                                                     (Decrease)
                                                                     ----------
                  Income taxes payable                              $(2,929,000)
                  Cash                                               (2,929,000)

         (6) Effect of forgiveness of approximately $208,000 notes receivable from option exercises:

                                                                     Increase
                                                                    (Decrease)
                                                                    ----------
                  Retained earnings                                $  (148,179)
                  Capital in excess of par value                       148,179

                         Medicore, Inc. and Subsidiaries
                 Pro Forma Consolidated Statement Of Operations
                                   (Unaudited)

                                                                         Three Months Ended March 31, 2001
                                                        --------------------------------------------------------------------
                                                                             Pro Forma Adjustments
                                                                         -------------------------------
                                                            Medicore       Techdyne      Other Pro Forma         Pro Forma
                                                        Consolidated     Consolidated      Adjustments(A)       as Adjusted
                                                        ------------     ------------    ---------------        ------------
Revenues:
     Sales                                               $17,249,019      $(13,244,127)              ---        $  4,004,892
     Other income                                            131,179            (9,189)    $      35,670 (B)         247,660
                                                                                                  90,000 (D)
                                                         -----------     -------------     -------------        ------------
                                                          17,380,198       (13,253,316)          125,670        $  4,252,552
                                                         -----------     -------------     -------------        ------------
Cost and Expenses:
     Cost of goods sold                                   14,361,657       (11,776,275)           33,448 (B)       2,618,830
     Selling, general and administrative expenses          2,554,781        (1,143,955)           90,000 (B)       1,495,299
                                                                                                  (7,749)(B)
                                                                                                   2,222
     Interest expense                                        233,123          (193,236)           (4,676)             35,211
                                                         -----------     -------------     -------------        ------------
                                                          17,149,561       (13,113,466)          113,245           4,149,340
                                                         -----------     -------------     -------------        ------------

Income (loss) before income taxes, minority
interest and equity in affiliate loss                        230,637          (139,850)           12,425             103,212

Income tax provision                                         156,887          (139,066)                               17,821
                                                         -----------     -------------     -------------        ------------

Income (loss) before minority interest and
     equity in affiliate loss                                 73,750              (784)           12,425              85,391

Minority interest in income (loss) of
     consolidated subsidiaries                                57,905               ---              (226)             57,679

Equity in affiliate loss                                     (41,155)                                                (41,155)
                                                         -----------     -------------     -------------        ------------

Net loss                                                 $   (25,310)    $        (784)    $      12,651        $    (13,443)
                                                         ===========     =============     =============        ============

Loss per share:
     Basic                                                    $.--                                                    $.--
                                                              ====                                                    ====
     Diluted                                                  $.--                                                    $.--
                                                              ====                                                    ====

(A) Does not include any assumed interest on funds invested from Medicore's sale of its interest in Techdyne or any gain on Medicore sale of its interest in Techdyne. Book gain is estimated at approximately $3,700,000 with a related income tax expense of approximately $1,420,000.
(B)      Intercompany transactions and consolidation adjustments.
(C)      Minority interest in Techdyne earnings.
(D) Assumes continuation of Management Services Agreement between Medicore and Techdyne with $360,000 annual consideration ($90,000 quarterly). There is no assurance of the continuation of this agreement, which is cancelable by either party on 30 days' notice.

                         Medicore, Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations
                                   (Unaudited)

                                                                         Three Months Ended March 31, 2000
                                                        --------------------------------------------------------------------
                                                                              Pro Forma Adjustments
                                                                         -------------------------------
                                                            Medicore       Techdyne      Other Pro Forma         Pro Forma
                                                        Consolidated     Consolidated      Adjustments(A)       as Adjusted
                                                        ------------      ------------      ------------        ------------
Revenues:
     Sales                                               $14,729,798      $(12,638,394)     $        ---        $  2,091,404
     Realized gain on subsidiary warrants exercise           246,360               ---               ---             246,360
     Other income                                            115,537           (10,219)           21,620 (B)         216,938
                                                                                                  90,000 (D)
                                                         -----------      ------------      ------------        ------------
                                                          15,091,695       (12,648,613)          111,620           2,554,702
                                                         -----------      ------------      ------------        ------------
Cost and Expenses:
     Cost of goods sold                                   12,914,360       (11,475,966)           20,273 (B)       1,458,667
     Selling, general and administrative expenses          2,378,973        (1,198,380)           90,000 (B)       1,264,191
                                                                                                  (7,749)(B)
                                                                                                   1,347 (B)
     Interest expense                                        206,462          (194,966)            6,979 (B)          18,475
                                                         -----------      ------------      ------------        ------------
                                                          15,499,795       (12,869,312)          110,850           2,741,333
                                                         -----------      ------------      ------------        ------------

Income (loss) before income taxes and
     minority interest                                      (408,100)          220,699               770            (186,631)

Income tax provision                                          90,617            19,696               ---             110,313
                                                         -----------      ------------      ------------        ------------

Income (loss) before minority interest                      (498,717)          201,003               770            (296,944)

Minority interest in income (loss) of
     consolidated subsidiaries                              (129,108)              ---            55,865             (73,243)
                                                         -----------      ------------      ------------        ------------

Net income (loss)                                        $  (369,609)     $    201,003      $    (55,095)       $   (223,701)
                                                         ===========      ============      ============        ============

Loss per share:
     Basic                                                   $(.06)                                                  $(.04)
                                                             =====                                                   =====
     Diluted                                                 $(.06)                                                  $(.04)
                                                             =====                                                   =====

(A) Does not include any assumed interest on funds invested from Medicore's sale of its interest in Techdyne or any gain on Medicore sale of its interest in Techdyne. Book gain is estimated at approximately $3,700,000 with a related income tax expense of approximately $1,420,000.
(B)      Intercompany transactions and consolidation adjustments.
(C)      Minority interest in Techdyne earnings.
(D) Assumes continuation of Management Services Agreement between Medicore and Techdyne with $360,000 annual consideration ($90,000 quarterly). There is no assurance of the continuation of this agreement, which is cancelable by either party on 30 days' notice.

                         Medicore, Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations
                                   (Unaudited)

                                                                       Three Months Ended March 31, 1999
                                                        --------------------------------------------------------------------
                                                                             Pro Forma Adjustments
                                                                         -------------------------------
                                                            Medicore       Techdyne      Other Pro Forma         Pro Forma
                                                        Consolidated     Consolidated      Adjustments(A)       as Adjusted
                                                        ------------     -------------     -------------        ------------
Revenues:
     Sales                                               $11,259,096     $  (9,834,994)    $         ---        $  1,424,102
     Other income                                            132,307           (22,121)           21,941 (B)         222,127
                                                                                                  90,000 (D)
                                                         -----------     -------------     -------------        ------------
                                                          11,391,403        (9,857,115)          111,941           1,646,229
                                                         -----------     -------------     -------------        ------------
Cost and Expenses:
     Cost of goods sold                                    9,820,621        (8,818,948)           20,745 (B)       1,022,418
     Selling, general and administrative expenses          1,867,893          (995,059)           90,000 (B)         956,281
                                                                                                  (7,749)(B)
                                                                                                   1,196 (B)
     Interest expense                                        139,022          (165,323)           44,607 (B)          18,306
                                                         -----------     -------------     -------------        ------------
                                                          11,827,536        (9,979,330)          148,799           1,997,005
                                                         -----------     -------------     -------------        ------------

Income (loss) before income taxes and
     minority interest                                      (436,133)          122,215           (36,858)           (350,776)

Income tax credit                                            (45,087)          (26,913)              ---             (72,000)
                                                         -----------     -------------     -------------        ------------


Income (loss) before minority interest                      (391,046)          149,128           (36,858)           (278,776)

Minority interest in income (loss) of
     consolidated subsidiaries                              (104,509)              ---            57,414             (47,095)
                                                         -----------     -------------     -------------        ------------

Net income (loss)                                        $  (286,537)    $     149,128     $     (94,272)       $   (231,681)
                                                         ===========     =============     =============        ============

Loss per share:
     Basic                                                   $(.05)                                                  $(.04)
                                                             =====                                                   =====
     Diluted                                                 $(.05)                                                  $(.04)
                                                             =====                                                   =====

(A) Does not include any assumed interest on funds invested from Medicore's sale of its interest in Techdyne or any gain on Medicore sale of its interest in Techdyne. Book gain is estimated at approximately $3,700,000 with a related income tax expense of approximately $1,420,000.
(B)      Intercompany transactions and consolidation adjustments.
(C)      Minority interest in Techdyne earnings.
(D) Assumes continuation of Management Services Agreement between Medicore and Techdyne with $360,000 annual consideration ($90,000 quarterly). There is no assurance of the continuation of this agreement, which is cancelable by either party on 30 days' notice.

                         TECHDYNE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                           DECEMBER 31,    DECEMBER 31,
                                                                               2000            1999
                                                                           ------------    ------------
                                     ASSETS
Current assets:
  Cash and cash equivalents                                                $    506,824    $    190,343
  Accounts receivable, less allowances of $120,000 at December 31, 2000
    and $67,000 at December 31, 1999                                          7,851,926       8,074,567
  Inventories, less allowances for obsolescence of $783,000 at
    December 31, 2000 and $709,000 at December 31, 1999                      10,183,134       9,492,309
  Prepaid expenses and other current assets                                     701,507         296,193
  Deferred tax asset                                                            498,097         440,759
                                                                           ------------    ------------
             Total current assets                                            19,741,488      18,494,171

Property and equipment:
  Land and improvements                                                         178,800         193,200
  Buildings and building improvements                                           690,431         746,036
  Machinery and equipment                                                     7,654,995       7,853,621
  Tools and dies                                                                450,583         843,202
  Leasehold improvements                                                        621,788         559,961
                                                                           ------------    ------------
                                                                              9,596,597      10,196,020
  Less accumulated depreciation and amortization                              4,605,128       4,836,365
                                                                           ------------    ------------
                                                                              4,991,469       5,359,655
Deferred expenses and other assets                                               41,193          94,435
Costs in excess of net tangible assets acquired, less accumulated amortization of $459,000 at December 31, 2000
     and $317,000 at December 31, 1999                                        3,101,635       2,848,038
                                                                           ------------    ------------
                                                                           $ 27,875,785    $ 26,796,299
                                                                           ============    ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                         $  4,248,750    $  5,049,456
  Accrued expenses                                                            1,826,546       1,679,513
  Current portion of long-term debt                                             625,048         576,239
  Income taxes payable                                                           99,433         203,043
  Advances from parent                                                          498,900              --
                                                                           ------------    ------------
          Total current liabilities                                           7,298,677       7,508,251
Deferred gain on sale of real estate                                            161,047         161,047
Long-term debt, less current portion                                          8,582,289       7,463,224
Advances from parent                                                                 --         498,315
Deferred income taxes                                                           252,600              --

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, authorized 10,000,000 shares; issued and
    outstanding 6,556,990 shares in 2000 and 6,451,990 shares in 1999            65,570          64,520
  Capital in excess of par value                                             11,592,995      11,371,503
  Retained earnings (deficit)                                                   560,582          (4,445)
  Accumulated other comprehensive loss                                         (222,325)       (102,766)
  Notes receivable from options exercised                                      (415,650)       (163,350)
                                                                           ------------    ------------
             Total stockholders' equity                                      11,581,172      11,165,462
                                                                           ------------    ------------
                                                                           $ 27,875,785    $ 26,796,299
                                                                           ============    ============

See notes to consolidated financial statements.

                         TECHDYNE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                 (UNAUDITED)

                                                           YEAR ENDED DECEMBER 31,
                                                 ---------------------------------------
                                                     2000          1999          1998
                                                 -----------   -----------   -----------
Revenues:
  Sales                                          $52,712,819   $48,320,096   $44,665,925
  Interest and other income                           53,693        62,664       260,806
                                                 -----------   -----------   -----------
                                                  52,766,512    48,382,760    44,926,731
Cost and expenses:
  Cost of goods sold                              46,510,042    42,579,142    39,277,746
  Selling, general and administrative expenses     4,761,240     4,411,685     4,061,205
  Interest expense                                   839,660       738,794       662,856
                                                 -----------   -----------   -----------
                                                  52,110,942    47,729,621    44,001,807
                                                 -----------   -----------   -----------

Income before income taxes                           655,570       653,139       924,924

Income tax provision                                  90,543       349,648       127,212
                                                 -----------   -----------   -----------

            Net income                           $   565,027   $   303,491   $   797,712
                                                 ===========   ===========   ===========

Earnings per share:
  Basic                                          $       .09   $       .05   $       .15
                                                 ===========   ===========   ===========
  Diluted                                        $       .09   $       .05   $       .13
                                                 ===========   ===========   ===========

                 See notes to consolidated financial statements.

                         TECHDYNE, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)


                                                      CAPITAL IN                      RETAINED
                                         COMMON       EXCESS OF     COMPREHENSIVE     EARNINGS
                                         STOCK        PAR VALUE         INCOME        (DEFICIT)
                                     ------------    ------------    ------------    ------------
Balance at January 1, 1998           $     51,351    $ 10,612,691                    $ (1,105,648)
Comprehensive income:
   Net income                                                        $    797,712         797,712
   Other comprehensive income:
   Foreign currency translation
     adjustments                                                           17,848
                                                                     ------------
       Comprehensive income                                          $    815,560
                                                                     ============
Exercise of stock options and
  warrants                                  1,150         113,850
Consultant stock options                                   12,750
Subsidiary acquisition price
  adjustment                                              400,000
Advance on subsidiary acquisition
  price guarantee
                                     ------------    ------------    ------------    ------------
Balance at December 31, 1998               52,501      11,139,291                        (307,936)
Comprehensive income:
   Net income                                                        $    303,491         303,491
   Other comprehensive loss:
   Foreign currency translation
     adjustments                                                          (71,128)
                                                                     ------------
       Comprehensive income                                               232,363
                                                                     ============
Note conversion by Medicore
  (1,446,823 shares)                       14,469       2,517,473
Exercise of stock options                     500          49,500
Consultant stock options                                   40,000
Settlement subsidiary acquisition
  price guarantee                          (2,950)     (2,374,761)
                                     ------------    ------------                    ------------
Balance at December 31, 1999               64,520      11,371,503                          (4,445)
Comprehensive income:
   Net income                                                        $    565,027         565,027
   Other comprehensive loss:
   Foreign currency translation
     adjustments                                                         (119,559)
                                                                     ------------
         Comprehensive income                                        $    445,468
                                                                     ============
Exercise of stock options                   1,450         252,300
Repurchase of 40,000 shares                  (400)        (30,808)
                                     ------------    ------------                    ------------
Balance at December 31, 2000         $     65,570    $ 11,592,995                    $    560,582
                                     ============    ============                    ============


                                      ACCUMULATED       NOTES          ADVANCE
                                        OTHER         RECEIVABLE      SUBSIDIARY
                                     COMPREHENSIVE      STOCK           PRICE
                                     INCOME (LOSS)     OPTIONS        GUARANTEE          TOTAL
                                     ------------    ------------    ------------    ------------
Balance at January 1, 1998           $    (49,486)                                   $  9,508,908
Comprehensive income:
   Net income
   Other comprehensive income:
   Foreign currency translation
     adjustments                           17,848

       Comprehensive income                                                               815,560

Exercise of stock options and
  warrants                                               (113,850)                          1,150
Consultant stock options                                                                   12,750
Subsidiary acquisition price
  adjustment                                                                              400,000
Advance on subsidiary acquisition
  price guarantee                                                      (1,277,711)     (1,277,711)
                                     ------------    ------------    ------------    ------------
Balance at December 31, 1998              (31,638)       (113,850)     (1,277,711)      9,460,657
Comprehensive income:
   Net income
   Other comprehensive loss:
   Foreign currency translation
     adjustments                          (71,128)

       Comprehensive income                                                               232,363

Note conversion by Medicore
  (1,446,823 shares)                                                                    2,531,942
Exercise of stock options                                 (49,500)                            500
Consultant stock options                                                                   40,000
Settlement subsidiary acquisition
  price guarantee                                                       1,277,711      (1,100,000)
                                     ------------    ------------    ------------    ------------
Balance at December 31, 1999             (102,766)       (163,350)             --      11,165,462
Comprehensive income:
   Net income
   Other comprehensive loss:
   Foreign currency translation
     adjustments                         (119,559)

         Comprehensive income                                                             445,468

Exercise of stock options                                (252,300)                          1,450
Repurchase of 40,000 shares                                                               (31,208)
                                     ------------    ------------    ------------    ------------
Balance at December 31, 2000         $   (222,325)   $   (415,650)   $         --    $ 11,581,172
                                     ============    ============    ============    ============

                         TECHDYNE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                           YEAR ENDED DECEMBER 31,
                                                                -----------------------------------------
                                                                    2000           1999           1998
                                                                -----------    -----------    -----------
Operating activities:
  Net income                                                    $   565,027    $   303,491    $   797,712
  Adjustments to reconcile net income to net cash
    (used in) provided by operating activities:
      Depreciation                                                1,261,455      1,192,204        996,919
      Amortization                                                  178,019        138,817        118,104
      Bad debt expense                                               25,000          1,714          2,179
      Provision for inventory obsolescence                          421,888        404,762        437,095
      Deferred income taxes (benefit)                                14,400         40,100        (10,295)
      Consultant stock option expense                                23,448         16,552         12,750
      Increase (decrease) relating
       to operating activities from:
        Accounts receivable                                         131,756     (2,324,576)       (55,293)
        Inventories                                              (1,155,456)    (2,036,063)        22,274
        Prepaid expenses and other
         current assets                                            (334,999)      (110,005)       410,884
        Accounts payable                                           (782,886)     1,820,943       (987,521)
        Accrued expenses                                            183,452        152,294       (213,984)
        Income taxes payable                                        (28,239)        83,016         13,362
                                                                -----------    -----------    -----------
          Net cash provided by (used in) operating activities       502,865       (316,751)     1,544,186

Investing activities:
  Subsidiary acquisition payments                                  (395,806)    (1,389,531)      (153,818)
  Advance on subsidiary acquisition price guarantee                      --             --     (1,277,711)
  Additions to property and equipment,
    net of minor disposals                                         (950,213)    (1,565,048)      (823,419)
  Deferred expenses and other assets                                 16,296         (1,329)        (3,520)
                                                                -----------    -----------    -----------
          Net cash used in investing activities                  (1,329,723)    (2,955,908)    (2,258,468)

Financing activities:
  Borrowings to finance subsidiary acquisition                           --             --        600,000
  Line of credit net borrowings (payments)                        1,562,445      1,867,590        413,709
  Other short-term bank borrowings                                       --        375,000             --
  Payments on short-term bank borrowings                                 --       (375,000)            --
  Exercise of stock options                                           1,450            500          1,150
  Proceeds from long-term borrowings                                150,000        783,333             --
  Payments on long-term borrowings                                 (561,534)      (724,942)      (916,470)
  Increase (decrease) in advances from parent                           585       (100,331)       823,367
  Repurchase of stock                                               (31,208)            --             --
                                                                -----------    -----------    -----------
          Net cash provided by financing activities               1,121,738      1,826,150        921,756

Effect of exchange rate fluctuations on cash                         21,601        (22,885)           699
                                                                -----------    -----------    -----------
Increase (decrease) in cash and cash equivalents                    316,481     (1,469,394)       208,173
Cash and cash equivalents at beginning of year                      190,343      1,659,737      1,451,564
                                                                -----------    -----------    -----------
Cash and cash equivalents at end of year                        $   506,824    $   190,343    $ 1,659,737
                                                                ===========    ===========    ===========

                 See notes to consolidated financial statements.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

         The Company is in one business segment, the manufacture of electronic and electro-mechanical products primarily manufactured to customer specifications in the data processing, telecommunication, instrumentation and food preparation equipment industries.

Consolidation

         The consolidated financial statements include the accounts of Techdyne, Inc. ("Techdyne") and its subsidiaries, including Lytton Incorporated ("Lytton"), Techdyne (Europe) Limited ("Techdyne (Europe)"), and Techdyne (Livingston) Limited which is a subsidiary of Techdyne (Europe), collectively referred to as the "Company." All material intercompany accounts and transactions have been eliminated in consolidation. The Company is a 71.3% owned subsidiary of Medicore, Inc. (the "Parent").

Major Customers

         A majority of the Company's sales are to certain major customers. The loss of or substantially reduced sales to any of these customers would have an adverse effect on the Company's operations if such sales were not replaced.

Inventories

         Inventories, which consist primarily of raw materials used in the production of electronic components, are valued at the lower of cost (first-in, first-out and/or weighted average cost method) or market value. The cost of finished goods and work in process consists of direct materials, direct labor and an appropriate portion of fixed and variable-manufacturing overhead. Inventories are comprised of following:

                                        DECEMBER 31,     DECEMBER 31,
                                            2000             1999
                                        -----------      -----------
Finished goods                          $   658,966      $ 1,018,131
Work in process                           2,586,900        2,463,191
Raw materials and supplies                6,937,268        6,010,987
                                        -----------      -----------
                                        $10,183,134      $ 9,492,309
                                        ===========      ===========

Property and Equipment

         Property and equipment is stated on the basis of cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, which are generally 25 years for buildings and improvements; 3 to 10 years for machinery, computer and office equipment; 3 to 10 years for tools and dies; and 5 to 15 years for leasehold improvements based on the shorter of the lease term or estimated useful life of the property. Replacements and betterments that extend the lives of assets are capitalized. Maintenance and repairs are expensed as incurred. Upon the sale or retirement of assets the related cost and accumulated depreciation are removed and any gain or loss is recognized.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Long-Lived Asset Impairment

         Pursuant to Financial Accounting Standards Board Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed of," impairment of long-lived assets, including intangibles related to such assets, is recognized whenever events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be fully recoverable from estimated future cash flows and the fair value of the related assets is less than their carrying value. The Company, based on current circumstances, does not believe any indicators of impairment are present.

Deferred Expenses

         Deferred expenses, except for deferred loan costs, are amortized on the straight-line method, over their estimated benefit period ranging to 60 months. Deferred loan costs are amortized over the lives of the respective loans.

Cost in Excess of Net Tangible Assets Acquired

         Cost in excess of net tangible assets acquired is being amortized on a straight-line basis over 25 years. If, in the opinion of management, an impairment of value occurs, based on the undiscounted cash flow method, any writedowns will be charged to expense.

Foreign Operations

         The financial statements of the foreign subsidiary have been translated into U.S. dollars in accordance with FASB Statement No. 52. All balance sheet accounts have been translated using the current exchange rates at the balance sheet date. Income statement accounts have been translated using the average exchange rate for the period. The translation adjustments resulting from the change in exchange rates from period to period have been reported separately as a component of accumulated other comprehensive (loss) income included in stockholders' equity. Foreign currency transaction gains and losses, which are not material, are included in the results of operations. These gains and losses result from exchange rate changes between the time transactions are recorded and settled, and for unsettled transactions, exchange rate changes between the time the transactions are recorded and the balance sheet date.

Customer Payment Terms

         The majority of the Company's sales are made at payment terms of net amount due in 30-45 days, and do not require collateral.

Income Taxes

         Deferred income taxes at the end of each period are determined by applying enacted tax rates applicable to future periods in which the taxes are expected to be paid or recovered to differences between the financial accounting and tax basis of assets and liabilities.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Stock-Based Compensation

         The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" (FAS 123), permits a company to elect to follow the accounting provisions of APB 25 rather than the alternative fair value accounting provided under FAS 123 but requires pro forma net income and earnings per share disclosures as well as various other disclosures not required under APB 25 for companies following APB 25.

Earnings per Share

         Diluted earnings per share gives effect to potential common shares that were dilutive and outstanding during the period, such as stock options and warrants using the treasury stock method and average market price, shares assumed to be converted relating to the convertible promissory note to the Company's Parent (with earnings adjusted for interest expense related to the convertible promissory note which is assumed to be converted) and contingent shares for the stock price guarantee for the acquisition of Lytton.

Following is a reconciliation of amounts used in the basic and diluted computations:

                                                                  YEAR ENDED DECEMBER 31,
                                                          ------------------------------------
                                                             2000         1999         1998
                                                          ----------   ----------   ----------
Net income - numerator basic computation                  $  565,027   $  303,491   $  797,712
Effect of dilutive securities:
Interest adjustment on convertible note                           --           --      134,436
                                                          ----------   ----------   ----------
Net income, as adjusted for assumed conversion-
   Numerator diluted computation                          $  565,027   $  303,491   $  932,148
                                                          ==========   ==========   ==========

Weighted average shares - denominator basic computation    6,575,200    5,647,174    5,193,140
Effect of dilutive securities:
Stock options                                                 24,256       68,039      238,033
Contingent stock - acquisition                                    --      164,131      373,285
Convertible note                                                  --           --    1,347,729
                                                          ----------   ----------   ----------
Weighted average shares, as adjusted - denominator         6,599,456    5,879,344    7,152,187
                                                          ==========   ==========   ==========

Earnings per share:
   Basic                                                  $      .09   $      .05   $      .15
                                                          ==========   ==========   ==========
   Diluted                                                $      .09   $      .05   $      .13
                                                          ==========   ==========   ==========

         The Company has various stock options; however, only those options which were dilutive during the periods being reported on have been included in the earnings per share computations.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Cash and Cash Equivalents

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values. The credit risk associated with cash and cash equivalents is considered low due to the high quality of the financial institutions in which the assets are invested.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities is comprised as follows:

                                               DECEMBER 31,      DECEMBER 31,
                                                   2000              1999
                                               -----------       -----------
             Accrued compensation              $   518,436       $   466,481
             Other                               1,308,110         1,213,032
                                               -----------       -----------
                                               $ 1,826,546       $ 1,679,513
                                               ===========       ===========


Estimated Fair Value of Financial Instruments

         The carrying value of cash, accounts receivable and debt in the accompanying financial statements approximate their fair value because of the short-term maturity of these instruments, or in the case of debt because such instruments bear variable interest rates which approximate market.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Comprehensive Income

         The Company follows Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income" (FAS 130) which contains rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the Consolidated Statement of Shareholders' Equity.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

New Pronouncements

         In June, 1998, the Financial Accounting Standards Board issued Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 is effective for fiscal quarters of fiscal years beginning after June 15, 2000. FAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires, among other things, that all derivatives be recognized as either assets or liabilities in the statement of financial position and that those instruments be measured at fair value. The Company is in the process of determining the impact that the adoption of FAS 133 will have on its consolidated financial statements. Due to the Company's limited use of derivative financial instruments, the adoption of FAS 133 is not expected to have a significant effect on its consolidated results of operations, financial position or cash flows.

NOTE 2--LONG-TERM DEBT

         The Company had a five-year $1,500,000 commercial term loan and a $1,600,000 commercial revolving line of credit which became effective December 27, 1997. The line of credit had an outstanding balance of $1,600,000 at December 31, 1999. This line had a scheduled maturity of May 1, 2000 with monthly payments of interest at prime. The commercial term loan, with an outstanding balance of $900,000 at December 31, 1999 had a scheduled maturity date of December 15, 2002 with monthly principal payments of $25,000 plus interest. Both credit facilities were collateralized by the corporate assets of Techdyne.

         The Company had two other commercial term loans with the same bank handling its December 29, 1997 loans, one for $712,500 for five years maturing on February 7, 2001 at an annual rate of interest equal to 8.28% with a monthly payment of principal and interest of $6,925 based on a 15-year amortization schedule with the unpaid principal and accrued interest due on the maturity date. This term loan had an outstanding balance of approximately $606,000 at December 31, 1999 and was secured by a mortgage on properties in Hialeah, Florida owned by the Company's Parent, two of which properties are leased to the Company and one parcel being vacant land used as a parking lot. Under this term loan the Company was obligated to adhere to a variety of affirmative and negative covenants.

         The second commercial term loan was for the principal amount of $200,000 for a period of five years bearing interest at a per annum rate of 1.25% over the bank's prime rate and requiring monthly principal payments with accrued interest of $3,333 through maturity on February 7, 2001. This $200,000 term loan which had a balance of approximately $47,000 at December 31, 1999 was secured by all of Techdyne's tangible personal property, goods and equipment, and all cash or noncash proceeds of such collateral.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 2--LONG-TERM DEBT--CONTINUED

         The Parent unconditionally guaranteed the payment and performance by the Company of the revolving loan and the three commercial term loans and subordinated the Company's intercompany indebtedness to the Parent to the bank's position. There were cross defaults between the revolving line and term loans exclusive of the $200,000 term loan.

         In February, 2000, the Company refinanced its line of credit and term loans through the same bank which handles Lytton's financing. One credit facility is a $4,500,000 three year committed line of credit facility maturing February, 2003 with interest at prime minus 1/4% and an option to fix the rate for up to 180 days at Libor plus 2.50%. This line of credit had an outstanding balance of approximately $3,883,000 at December 31, 2000. The bank also extended a $1,000,000 five year term loan maturing February 2005 with the same interest rate as for the line of credit. This loan had an outstanding balance of approximately $833,000 at December 31, 2000. The interest rate on both loans was 9.25% as of December 31, 2000. The loans are secured by the business assets of the Company and are cross collateralized with the debt of Lytton.

         Lytton had a $1,500,000 revolving bank line of credit requiring monthly interest payments at prime plus 1/2% maturing June 30, 1999 which was increased to $3,000,000 and extended to June 30, 2000. In conjunction with the Company's refinancing, the bank amended this line of credit to coincide with the Company's loan agreements. Accordingly, the maturity was extended to February 2003 and the interest rate was reduced to prime minus 1/4% with an option to fix the rate for 180 days at Libor plus 2.50%. There was an outstanding balance on this loan of approximately $2,786,000 at December 31, 2000 and $2,830,000 December 31, 1999.
Lytton had a $1,000,000 installment loan with the same bank maturing August 1, 2002, with an annual rate of intereste of 9% until July 1999, with monthly payments of $16,667 plus interest. Lytton replaced this loan at June 30, 1999 with a $1,400,000 installment loan with interest at prime plus 1/2% and monthly payments of $23,333 plus interest payable in 60 monthly installments commencing August 1, 1999 with the final installment due June 30, 2004. The balance outstanding on this loan was approximately $1,028,000 at December 31, 2000 and $1,283,000 at December 31, 1999. Lytton also has a $500,000 equipment loan agreement with the same bank maturing February 2003 with monthly interest payments until January 2001 and monthly principal payments of $6,000 plus interest commencing January 2001 with interest originally at prime plus 1/2%. This loan had an outstanding balance of $150,000 at December 31, 2000 with no outstanding balance as of December 31, 1999. In conjunction with the Company's refinancing, the bank amended the interest rate on these term loans to prime minus 1/4% with an option to fix the rate for 180 days at Libor plus 2.50%.
The interest rate on all of the Lytton bank loans was 9.25% as of December 31, 2000. All of these bank loans are secured by the business assets of Lytton, and are cross collateralized with the debt of the Company.

Long-term debt is as follows:                                                  DECEMBER 31,
                                                                        ---------------------------
                                                                            2000            1999
                                                                        -----------     -----------
Three year line of credit agreement, secured by business assets of the Company and cross collateralized by the business assets of
   Lytton.  Monthly payments of interest as described above.            $ 3,883,058             ---

Installment loan secured by business assets of the Company and cross collateralized by the business assets of Lytton.  Monthly
   payments of principal and interest as described above.                   833,330             ---

Term loan secured by real property of Parent.  Monthly payments of
   principal and interest as described above.                                   ---     $   605,584

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 2--LONG-TERM DEBT--CONTINUED

                                                                               DECEMBER 31,
                                                                        ---------------------------
                                                                            2000            1999
                                                                        -----------     -----------

Term loan secured by tangible personal property, goods and
   equipment.  Monthly payments of principal and interest as
   described above.                                                              ---         46,764

Commercial term loan secured by corporate assets of the Company.
   Monthly payments of principal and interest as described above.                ---        900,000

Three year revolving line of credit agreement maturing May 1, 2000.
   Secured by corporate assets of the Company. Monthly payments
   of interest as described above.                                               ---      1,600,000

Mortgage note secured by land and building with a net book value of $699,000 at December 31, 2000. Quarterly payments of
   approximately $18,000 based on exchange rates at December 31,
   2000 for 15 years commencing October 1994 including interest
   at 2% above bank base rate.                                              413,608         489,308

Line of credit agreement, refinanced in February 2000 as described above. Secured by business assets of Lytton and cross
   collateralized by the business assets of the Company.  Monthly
   payments of interest as described above.                               2,786,442       2,829,997

Installment loan secured by business assets of Lytton and cross collateralized by the business assets of the Company.  Monthly
   payments of principal and interest as described above.                 1,028,337       1,283,333

Equipment loan secured by business assets of Lytton and cross collateralized by the business assets of the Company.  Monthly
   payments of principal and interest as described above.                   150,000             ---

Equipment loan requiring monthly payments of $4,298 including interest at 5.5% and maturing in April 2002. The loan is secured by equipment of Lytton with a carrying value of approximately
   $277,000 at December 31, 2000.                                            66,157         112,693

Other                                                                        46,405         171,784
                                                                        -----------     -----------
                                                                          9,207,337       8,039,463
Less current portion                                                        625,048         576,239
                                                                        -----------     -----------
                                                                        $ 8,582,289     $ 7,463,224
                                                                        ===========     ===========

         The prime rate was 9.50 as of December 31, 2000 and 8.50% as of December 31, 1999.

         In July 1994, Techdyne (Europe) purchased the facility housing its operations obtaining a 15 year mortgage which had a U.S. dollar equivalency of approximately $414,000 at December 31, 2000 and $489,000 at December 31, 1999, based on exchange rates in effect at each of these dates.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 2--LONG-TERM DEBT--CONTINUED

         Scheduled maturities of long-term debt outstanding at December 31, 2000 are approximately: 2001---$625,000; 2002---$597,000; 2003---$7,467,000;
2004---$261,000; 2005---$91,000; thereafter---$166,000. Interest payments on all of the above debt amounted to approximately $784,000, $581,000 and $513,000 in 2000, 1999 and 1998, respectively.

         The Company's line of credit and term loan contain certain restrictive covenants that, among other things, restrict the payment of dividends, restrict additional indebtedness, and require maintenance of certain financial ratios.

NOTE 3--INCOME TAXES

         The Company files separate federal and state income tax returns from its Parent, with its income tax liability reflected on a separate return basis. The Company has net operating loss carryforwards of approximately $170,000 and $1,000,000 at December 31, 2000 and 1999.

         Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For financial reporting purposes a valuation allowance of $303,000 at December 31, 1999 was recognized to offset the deferred tax assets. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                              DECEMBER 31,
                                                      -------------------------
                                                          2000          1999
                                                      -----------   -----------
         Deferred tax liabilities:
            Depreciation                              $   252,600   $   377,525
                                                      -----------   -----------
                  Total deferred tax liability        $   252,600   $   377,525
         Deferred tax assets:
            Inventory obsolescence                        275,501       327,733
            Cost capitalized in ending inventory           70,328        69,074
            Accrued expenses                               49,017
            Tax credits                                        --       303,000
            Other                                          36,979        40,174
                                                      -----------   -----------
               Sub-total                                  431,825       739,981
         Net operating loss carryforwards                  66,272       417,400
                                                      -----------   -----------
                     Total deferred tax assets            498,097     1,157,381
         Valuation allowance for deferred tax assets           --      (303,000)
                                                      -----------   -----------
            Net deferred tax assets                       498,097       854,381
                                                      -----------   -----------
            Net deferred tax asset                    $   245,497   $   476,856
                                                      ===========   ===========

         A valuation allowance was provided to offset a portion of the deferred tax asset recorded at December 31, 1999 as management believed that it was more likely than not, based on the weight of the available evidence, this portion of the deferred tax asset would not be realized.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 3--INCOME TAXES--CONTINUED

Deferred taxes in the accompanying balance sheets consist of the following components:

                                                            DECEMBER 31,
                                                    --------------------------
                                                       2000            1999
                                                    -----------    -----------
         Current deferred tax asset                 $        --    $   473,975
         Current deferred tax liability                (252,600)       (33,216)
                                                    -----------    -----------
         Net current deferred tax asset
           (liability)                                 (252,600)       440,759
         Long-term deferred tax asset                   498,097        413,622
         Long-term deferred tax liability                    --       (377,525)
                                                    -----------    -----------
         Net long-term deferred tax asset
           (liability)                                  498,097         36,097
                                                    -----------    -----------

         Net deferred tax asset                     $   245,497    $   476,856
                                                    ===========    ===========


For financial reporting purposes, income before income taxes includes the following components:

                                                 YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                          2000           1999           1998
                                      -----------    -----------    -----------
         United States income         $   983,848    $ 1,229,773    $ 1,462,390
         Foreign loss                    (328,278)      (576,634)      (537,466)
                                      -----------    -----------    -----------
                                      $   655,570    $   653,139    $   924,924
                                      ===========    ===========    ===========

Significant components of the provision (benefit) for income taxes are as follows:

                                                 YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                          2000           1999           1998
                                      -----------    -----------    -----------
         Current:
            Federal                  $    20,000    $   247,619    $    53,992
            State                         60,600         69,369         83,515
                                     -----------    -----------    -----------
                                          80,600        316,988        137,507
         Deferred:
            Federal                      (18,489)        32,660         85,602
            Foreign                           --             --        (95,897)
            State                         28,432             --             --
                                     -----------    -----------    -----------
                                           9,943         32,660        (10,295)
                                     -----------    -----------    -----------
                                     $    90,543    $   349,648    $   127,212
                                     ===========    ===========    ===========

Techdyne (Europe) files separate income tax returns in the United Kingdom.

         The reconciliation of income tax attributable to income before income taxes computed at the U.S. federal statutory rates to income tax expense (benefit) is:

                                                                    YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                             2000           1999           1998
                                                         -----------    -----------    -----------
         Statutory tax rate (34%) applied to
             income before income taxes                  $   222,894    $   222,067    $   314,474
         Increases (reduction) in taxes resulting from:
            State income taxes-net of federal
              income tax effect                               53,196         44,021         74,628

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 3--INCOME TAXES--CONTINUED


            Tax rate differential relating to tax benefit of
               foreign operating loss                            111,615      196,056       86,841
            Non deductible items                                   9,592       23,657       40,780
           Change in deferred tax valuation allowance           (303,000)    (145,000)    (402,465)
         Other                                                    (3,754)       8,847       12,954
                                                               ---------    ---------    ---------
                                                               $  90,543    $ 349,648    $ 127,212
                                                               =========    =========    =========

         Undistributed earnings of the Company's foreign subsidiary amounted to approximately $1,390,000 at December 31, 2000 and $1,718,000 December 31, 1999.
Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation; however, foreign tax credits may be available to reduce some portion of the U.S. liability. Withholding taxes of approximately $69,000 and $86,000 would be payable upon remittance of all previously unremitted earnings at December 31, 2000 and December 31, 1999, respectively.

         Income tax payments were approximately $368,000, $227,000 and $32,000 in 2000, 1999 and 1998, respectively.

NOTE 4--TRANSACTIONS WITH PARENT

         The Parent provides certain financial and administrative services to the Company pursuant to a service agreement. The amount of expenses allocated by the Parent and those covered under the service agreement totaled $360,000, $408,000 and $408,000 in 2000, 1999 and 1998.

         The advances from Parent were made under a demand convertible promissory note with interest at 5.7%. The balance of the note including accrued interest, which amounted to $2,427,000 at December 31, 1998, was convertible into common stock of the Company at the option of the Parent at a conversion price of $1.75 per share. On September 30, 1999, the Parent converted the note balance which amounted to $2,531,942, including accrued interest into 1,446,823 shares of the Company's common stock resulting in an increase in the Parent' ownership interest to 72.5%. The Parent had previously converted $350,000 of this note into 200,000 common shares in June 1996 and $875,000 into 500,000 common shares in November 1997. Advances from the Parent on the balance sheet represent an advance payable to the Parent of approximately $499,000 at December 31, 2000 and $498,000 at December 31, 1999 with interest at 5.7%. Interest on the net advances amounted to $31,000, $143,000 and $156,000, in 2000, 1999 and
1998, respectively, and is included in the net balance due the Parent. It is anticipated that the advances will be repaid within one year; accordingly, the advances are reflected as current at December 31, 2000.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 4--TRANSACTIONS WITH PARENT--CONTINUED

         The Company has deferred the gain on the sale of real property to its Parent of approximately $161,000. The premises are leased from the Parent under a 10-year net lease expiring August 31, 2010 at an annual rental of $150,000 plus applicable taxes.

         The Company manufactured certain products for the Parent through February 1999. Sales of the products were $23,000 and $172,000 in 1999 and 1998, respectively.

NOTE 5--RELATED PARTY TRANSACTIONS

         For the years ended December 31, 2000, 1999 and 1998, respectively, the Company paid premiums of approximately $588,000, $467,000 and $348,000, for insurance through a director and stockholder, and the relative of a director and stockholder.

         For the years ended December 31, 2000, 1999 and 1998, respectively, legal fees of $52,000, $45,000 and $47,000, were paid to an attorney who acts as general counsel and Secretary for the Company and the Parent and is a director of the Parent.

         Subcontract manufacturing is performed for the Company by a company of which a director of the Company is President and one of the owners. Subcontract manufacturing purchases from this company amounted to approximately $2,302,000, $1,728,000 and $2,245,000 in 2000, 1999 and 1998, respectively.

NOTE 6--COMMITMENTS AND CONTINGENCIES

Commitments

         Lytton leases its operating facilities from an entity, which is owned by Lytton's former owner and former President. The operating lease, which expires July 31, 2002, requires annual lease payments of approximately $218,000, adjusted each year based on the Consumer Price Index, and contains renewal options for a period of five to ten years at the then fair market rental value. The Company leases several facilities including that of Lytton and those under lease from its Parent which expire at various dates through 2010 generally with renewal options for five years at the then fair market rental value. The Company's aggregate lease commitments at December 31, 2000, are approximately:
2001---$706,000, 2002---$542,000, 2003---$402,000, 2004---$410,000 and
2005---$491,000. Total rent expense was approximately $818,000, $806,000 and $817,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         Lytton sponsors a 401(k) Profit Sharing Plan covering substantially all of its employees. The Company adopted this plan as a participating employer effective July 1, 1998. The discretionary profit sharing and matching expense, including that of the Company and Lytton amounted to approximately $80,000 for the year ended December 31, 2000 and $86,000 for the year ended December 31, 1999.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 7--STOCK OPTIONS

         The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as is discussed below, Financial Accounting Standards Board Statement No. 123, "Accounting for Stock Based Compensation" (FAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense was recognized.

         In May 1994, the Company adopted a stock option plan for up to 250,000 options. Pursuant to this plan, in May 1994, the board of directors granted 227,500 options to certain of its officers, directors and employees. These options were exercisable for a period of five years at $1 per share. On June 30, 1998, 115,000 of these options were exercised and on May 10, 1999, 50,000 of the remaining options were exercised. The Company received cash payment of the par value and the balance in three year promissory notes, presented in the stockholders' equity section of the balance sheet with interest at 5.16% for the June 1998 exercises and 4.49% for the May 1999 exercises.

         On February 27, 1995 the Company granted non-qualified stock options, not part of the 1994 Plan, to directors of Techdyne and its subsidiary for 142,500 shares exercisable at $1.75 per share for five years. In April 1995, the Company granted a non-qualified stock option for 10,000 shares which vested immediately, not part of the 1994 Plan, to its general counsel at the same price and terms as the directors' options. On February 25, 2000, 145,000 of these options were exercised. The Company received cash payment of the par value and the balance in three year promissory notes presented in the stockholders' equity section of the balance sheet, with interest at 6.19%.

         In June 1997, the Company adopted a stock option plan for up to 500,000 options, and pursuant to this plan the board granted 375,000 options exercisable for five years through June 22, 2002 at $3.25 per share, with 325,000 of these options outstanding at December 31, 2000. On June 30, 1999, the Company granted 52,000 options exercisable for three years through September 29, 2002 at $4.00 per share with 10,000 options outstanding at December 31, 2000. On August 25, 1999, the Company granted 16,000 options exercisable for three years through August 24, 2002 at $4.00 per share with 13,000 options outstanding at December 31, 2000. On December 15, 1999 the Company granted 19,000 options exercisable for three years through December 14, 2002 at $4.00 per share with 13,000 options outstanding at December 31, 2000. On May 24, 2000, the Company granted 3,000 options exercisable for three years through May 23, 2003 at $4.00 per share, which remain outstanding at December 31, 2000. On October 16, 2000, the Company granted 90,000 three year stock options exercisable at $2.00 per share through October 15, 2002, with one-third of the options vesting immediately, one-third vesting on October 16, 2001 and one-third vesting on October 16, 2002.

         In May, 1998, as part of the consideration pursuant to an agreement for investor relations and corporate communications services, the Company granted options for 25,000 shares of its common stock exercisable for three years through May 14, 2001 at $4.25 per share. Options for 6,250 shares of the Company's common stock vested during 1998 with no additional options to vest due to cancellation of this agreement in August, 1998. Pursuant to FAS 123, the Company recorded $13,000 expense for options vesting under this agreement.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 7--STOCK OPTIONS--CONTINUED

         The Company entered into a consulting agreement on July 1, 1999 for financial advisory services which ended on September 15, 2000. As compensation, the consultant received non-qualified stock options to purchase 100,000 shares of the Company's common stock exercisable at $3.50 per share that expired on September 15, 2000. These options were valued at $40,000 resulting in approximately $23,000 expense during 2000 and $17,000 expense during 1999.

         Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the options issued during 2000, 1999 and 1998, respectively: risk-free interest rate of 5.88%, 5.20% and 5.55%; no dividend yield; volatility factor of the expected market price of the Company's common stock of .85, .67 and .58; and an expected life of the options of 3 years, 1.8 years, and 3 years.

         The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective input assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different than those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee's stock options.

         For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period. The Company's pro forma information for options issued is as follows:

                                                2000         1999         1998
                                              --------     --------     --------
       Pro forma net income                   $557,000     $233,000     $790,000
                                              ========     ========     ========
       Pro forma earnings per share:
          Basic                               $    .09     $    .04     $    .15
                                              ========     ========     ========
          Diluted                             $    .09     $    .04     $    .13
                                              ========     ========     ========

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 7--STOCK OPTIONS--CONTINUED

         A summary of the Company's stock option activity, for the years ended December 31, follows:

                                                  2000                          1999                          1998
                                       --------------------------    --------------------------    --------------------------
                                                  WEIGHTED-AVERAGE              WEIGHTED-AVERAGE              WEIGHTED-AVERAGE
                                       OPTIONS     EXERCISE PRICE    OPTIONS     EXERCISE PRICE    OPTIONS     EXERCISE PRICE
                                       --------    --------------    --------    --------------    --------    --------------
Outstanding-beginning of year           688,250                       590,350                       699,100
Granted                                  93,000           $2.06       187,000           $3.73         6,250            $4.25
Exercised                              (145,000)           1.75       (50,000)           1.00      (115,000)           $1.00
Expired                                (176,000)           3.57       (39,100)           2.77            --
                                       --------                      --------                      --------
Outstanding-end of year                 460,250                       688,250                       590,350
                                       ========                      ========                      ========
Outstanding and exercisable
  at end of year:
May 1994 options                             --                            --                        56,600             1.00
February and April 1995 options              --                       150,000           $1.75       152,500             1.75
June 1997 options                       325,000           $3.25       345,000            3.25       375,000             3.25
May 1998 options                          6,250            4.25         6,250            4.25         6,250             4.25
June, August and December 1999
   options, and May 2000 options         39,000            4.00        87,000            4.00            --
July 1999 options                            --                       100,000            3.50            --
October 2000 options                     30,000            2.00            --                            --
                                       --------                      --------                      --------
                                        400,250                       688,250                       590,350
                                       ========                      ========                      ========
Weighted-average fair value of
   options granted during the year     $    .44                      $    .59                      $   2.04
                                       ========                      ========                      ========

         The remaining average contractual life at December 31, 2000 is 2.8 years for the October 2000 options, 3.6 years for the June 1999, August 1999, December 1999 and May 2000 options, .4 years for the 1998 options and 1.5 years for the June 1997 options. There are 90,000 October 2000 options with a $2.00 exercise price which are included in outstanding options at December 31, 2000 of which 30,000 were vested and reflected as exercisable.

NOTE 8--COMMON STOCK

         The Company has 460,250 shares reserved for future issuance at December 31, 2000, including: 325,000 shares for 1997 options; 6,250 shares for 1998 options; 36,000 shares for 1999 options; and 93,000 shares for 2000 options.

NOTE 9--QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         The following summarizes certain quarterly operating data:

                                     YEAR ENDED DECEMBER 31, 2000                      YEAR ENDED DECEMBER 31, 1999
                              --------------------------------------------     -------------------------------------------
                              MARCH 31    JUNE 30     SEPT. 30     DEC. 31     MARCH 31     JUNE 30    SEPT. 30    DEC. 31
                              --------    -------     --------     -------     --------     -------    --------    -------
                                                            (In thousands except per share data)
Net Sales                     $12,638     $12,280     $13,616      $14,178      $ 9,835     $10,457    $14,129     $13,899
Gross profit                    1,162       1,420       1,700        1,920        1,016       1,257      2,079       1,389
Net income (loss)                (201)        (36)        224          578         (149)          2        626        (176)
Earnings (loss) per share:
   Basic                      $  (.03)    $  (.01)    $   .03      $   .09      $  (.03)    $    --    $   .12     $  (.03)
   Diluted                    $  (.03)    $  (.01)    $   .03      $   .09      $  (.03)    $    --    $   .10     $  (.03)

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 9--QUARTERLY FINANCIAL INFORMATION (UNAUDITED)--CONTINUED

         Since the computation of earnings per share is made independently for each quarter using the treasury stock method, the total of four quarters earnings do not necessarily equal earnings per share for the year.

         The Company recorded an adjustment to the valuation allowance relating to its deferred tax asset of approximately $303,000 during the fourth quarter of 2000, $145,000 during the fourth quarter of 1999 and $400,000 during the fourth quarter of 1998.

NOTE 10--ACQUISITION

         On July 31, 1997, the Company acquired Lytton, which manufactures and assembles printed circuit boards and other electronic products, for $2,500,000 cash, paid at closing, and issuance of 300,000 shares of the Company's common stock. The Company guaranteed that the seller would realize a minimum of $2,400,000 from the sale of these shares of common stock based on Lytton having achieved certain earnings objectives. The total purchase price in excess of the fair value of net assets acquired is being amortized over 25 years. Additional contingent consideration was due if Lytton achieved pre-defined sales levels. Additional consideration of approximately $396,000, $290,000 and $154,000 was paid in April 2000, April 1999 and April 1998, respectively, based on sales levels. As the contingencies have been resolved, additional consideration due, has been recorded as goodwill, and is being amortized over the remainder of the initial 25 year life of the goodwill.

         In July, 1998, the Company advanced the seller approximately $1,278,000 ("Advance") toward the guarantee for the sale of the Company's common stock in addition to the prior sales by the seller. Subsequently, the Company guaranteed the seller aggregate proceeds of no less than $1,100,000 from the sale of the remaining common stock if sold on or prior to July 31, 1999. In July, 1999, the Company forgave the Advance and issued payment of $1,100,000 to the seller, which together with the proceeds realized by the seller from the sale of stock in 1998 satisfied the Company's remaining obligation under the $2,400,000 guarantee. The remaining 295,000 shares of common stock held by the seller as security for the remaining $2,378,000 guarantee were returned to the Company and were cancelled.

NOTE 11--CAPITAL EXPENDITURES, GEOGRAPHIC AREA DATA AND MAJOR CUSTOMERS

         Summarized financial information in accordance with FAS 131 for the Company's one reportable segment is shown in the following table.

       CAPITAL EXPENDITURES             2000            1999            1998
       --------------------         ------------    ------------   ------------
                                    $    893,269    $  1,475,823    $    832,410
                                    ============    ============    ============

       GEOGRAPHIC AREA SALES                            2000            1999
       ---------------------        ------------    ------------    ------------
       United States                $ 47,843,141    $ 44,501,810    $ 40,019,478
       Europe(1)                       4,869,678       3,818,286       4,646,447
                                    ------------    ------------    ------------
                                    $ 52,712,819    $ 48,320,096    $ 44,665,925
                                    ============    ============    ============

(1)      Techdyne (Europe) sales are primarily to customers in the United
         Kingdom.

                         TECHDYNE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (Unaudited)

NOTE 11--CAPITAL EXPENDITURES, GEOGRAPHIC AREA DATA AND MAJOR CUSTOMERS

GEOGRAPHIC AREA PROPERTY, PLANT AND EQUIPMENT (NET)           2000            1999           1998
---------------------------------------------------       -------------   ------------   ------------
United States                                             $   3,918,081   $  4,074,801   $  3,689,894
Europe                                                        1,073,388      1,284,854      1,386,142
                                                          -------------   ------------   ------------
                                                          $   4,991,469   $  5,359,655   $  5,076,036
                                                          =============   ============   ============


         Sales to major customers are as follows:
                                                                     YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------
MAJOR CUSTOMERS                                               2000            1999           1998
---------------                                           -------------   ------------   ------------
Motorola(1)                                               $          --   $  6,338,000   $  4,488,000
Illinois Tool Works                                          10,196,000      7,195,000      8,183,000
Alcatel(2)                                                    6,179,000             --             --
Trilithic(2)                                                  6,177,000             --             --

(1)      Less than 10% of sales for 2000.
(2)      Less than 10% of sales for 1999 and 1998.

         A majority of the Company's sales are to certain major customers. The loss of or substantially reduced sales to any of these customers would have an adverse affect on the Company's operations if such sales were not replaced.

         Sales to Illinois Tool Works (PMI Food Equipment Group) by Lytton, represented approximately 38% and 32% of Lytton's sales and 19% and 15% of consolidated sales for the years ended December 31, 2000 and 1999, respectively.

         Sales to Compaq Computer Corp., which at one time was a major customer of Techdyne (Europe) amounted to $139,000 in 2000, $209,000 in 1999 and $1,192,000 in 1998 representing 3%, 5% and 26% of the sales of Techdyne (Europe) for 2000, 1999 and 1998, respectively.

NOTE 12--REPURCHASE OF COMMON STOCK

         In October, 2000, the Company repurchased and cancelled 40,000 shares of its common stock with a repurchase cost of approximately $31,000. The Company currently has no formal plan to repurchase additional shares.

                          TECHDYNE, INC. AND SUBSIDIARIES

                  CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                       Three Months Ended
                                                            March 31,
                                                     -----------------------
                                                        2001         2000
                                                        ----         ----
Revenues:
  Sales                                              $13,244,127   $12,638,394
  Interest and other income                                9,189        10,219
                                                     -----------   -----------
                                                      13,253,316    12,648,613

Cost and expenses:
  Cost of goods sold                                  11,776,275    11,475,966
  Selling, general and administrative expenses         1,143,955     1,198,380
  Interest expense                                       193,236       194,966
                                                     -----------   -----------
                                                      13,113,466    12,869,312

Income (loss) before income taxes                        139,850      (220,699)

Income tax provision (benefit)                           139,066       (19,696)
                                                     -----------   -----------

   Net income (loss)                                 $       784   $  (201,003)
                                                     ===========   ===========

Earnings (loss) per share:
   Basic                                                 $--           $(.03)
                                                         ===           =====
   Diluted                                               $--           $(.03)
                                                         ===           =====

See notes to consolidated condensed financial statements.

                          TECHDYNE, INC. AND SUBSIDIARIES

                        CONSOLIDATED CONDENSED BALANCE SHEETS

                                                       March 31,   December 31,
                                                         2001         2000(A)
                                                       ---------   ------------
                                                      (Unaudited)
                          ASSETS
Current assets:
  Cash and cash equivalents                          $   151,263   $   506,824
  Accounts receivable, less allowances of
   $134,000 at March 31, 2001
   and $120,000 at December 31, 2000                   8,775,375     7,851,926
  Inventories, less allowances for obsolescence
   of $709,000 at March 31, 2001 and $783,000 at
   December 31, 2000                                   9,788,750    10,183,134
  Prepaid expenses and other current assets              632,278       701,507
  Deferred tax asset                                     498,097       498,097
                                                     -----------   -----------
          Total current assets                        19,845,763    19,741,488

Property and equipment:
  Land and improvements                                  170,400       178,800
  Buildings and building improvements                    657,994       690,431
  Machinery and equipment                              7,700,880     7,654,995
  Tools and dies                                         448,092       450,583
  Leasehold improvements                                 652,531       621,788
                                                     -----------   -----------
                                                       9,629,897     9,596,597
  Less accumulated depreciation and amortization       4,868,345     4,605,128
                                                     -----------   -----------
                                                       4,761,552     4,991,469
Deferred expenses and other assets                        40,450        41,193
Costs in excess of net tangible assets acquired,
   less accumulated amortization of $495,000 at
   March 31, 2001 and $459,000 at December 31, 2000    3,064,975     3,101,635
                                                     -----------   -----------
                                                     $27,712,740   $27,875,785
                                                     ===========   ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $ 3,870,858   $ 4,248,750
  Accrued expenses                                     1,739,918     1,826,546
  Current portion of long-term debt                      623,403       625,048
  Income taxes payable                                   144,187        99,433
  Advances from Parent                                   281,370       498,900
                                                     -----------   -----------
          Total current liabilities                    6,659,736     7,298,677

Deferred gain on sale of real estate                     161,047        161,047
Long-term debt, less current portion                   9,112,608      8,582,289
Deferred income taxes                                    252,600        252,600

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, authorized
   10,000,000 shares; issued and outstanding
   6,596,990 shares                                       65,570        65,570
  Capital in excess of par value                      11,592,995    11,592,995
  Retained earnings                                      561,366       560,582
  Accumulated other comprehensive loss                  (277,532)     (222,325)
  Notes receivable from options exercised               (415,650)     (415,650)
                                                     -----------   -----------
          Total stockholders' equity                  11,526,749    11,581,172
                                                     -----------   -----------
                                                     $27,712,740   $27,875,785
                                                     ===========   ===========

(A) Reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission in March 2001.

See notes to consolidated condensed financial statements.

                          TECHDYNE, INC. AND SUBSIDIARIES

                  CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                         Three Months Ended
                                                              March 31,
                                                          -----------------
                                                          2001         2000
                                                          ----         ----
Operating activities:
  Net income (loss)                                  $       784   $  (201,003)
  Adjustments to reconcile net income (loss)
   to net cash used in operating activities:
    Depreciation                                         313,158       304,696
    Amortization                                          37,660        40,832
    Provision for inventory obsolescence                 112,971       117,938
    Consultant stock option expense                                      8,276
    Increase (decrease) relating to operating
     activities from:
      Accounts receivable                               (961,269)      (83,410)
      Inventories                                        260,764       495,828
      Prepaid expenses and other current assets           62,700      (298,987)
      Accounts payable                                  (369,382)   (1,027,590)
      Accrued expenses                                   (74,748)       51,465
      Income taxes payable                                44,754      (123,554)
                                                     -----------   -----------
          Net cash used in operating activities         (572,608)     (715,509)

Investing activities:
  Additions to property and equipment, net of
   minor disposals                                      (132,608)     (120,140)
  Deferred expenses and other assets                        (717)         (400)
                                                     -----------   -----------
          Net cash used in investing activities         (133,325)     (120,540)

Financing activities:
  Line of credit net borrowings (payments)               685,660       854,863
  Proceeds from long-term borrowings                         ---       150,000
  Payments on long-term borrowings                      (138,032)     (143,886)
  Exercise of stock options                                  ---         1,450
  (Decrease) increase in advances from parent           (217,530)       (3,950)
  Deferred financing costs                                  (263)          ---
                                                     -----------   -----------
          Net cash provided by financing activities      329,835       858,477

Effect of exchange rate fluctuations on cash              20,537         1,275
                                                     -----------   -----------

(Decrease) increase in cash and cash equivalents        (355,561)       23,703

Cash and cash equivalents at beginning of year           506,824       190,343
                                                     -----------   -----------

Cash and cash equivalents at end of period              $151,263      $214,046
                                                     ===========   ===========

See notes to consolidated condensed financial statements.

                          TECHDYNE, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)

NOTE 1--Summary of Significant Accounting Policies

Consolidation

     The consolidated financial statements include the accounts of Techdyne, Inc. ("Techdyne") and its subsidiaries, including Lytton Incorporated ("Lytton"), Techdyne (Europe) Limited ("Techdyne (Europe)"), and Techdyne (Livingston) Limited which is a subsidiary of Techdyne (Europe), collectively referred to as the "Company." All material intercompany accounts and transactions have been eliminated in consolidation. The Company is a 71.3% owned subsidiary of Medicore, Inc. (the "Parent"). See Note 5.

Major Customers

     A majority of the Company's sales are to certain major customers. The loss of or substantially reduced sales to any of these customers would have an adverse effect on the Company's operations if such sales were not replaced.

Inventories

     Inventories, which consist primarily of raw materials used in the production of electronic components, are valued at the lower of cost (first-in, first-out and/or weighted average cost method) or market value. The cost of finished goods and work in process consists of direct materials, direct labor and an appropriate portion of fixed and variable manufacturing overhead. Inventories are comprised of the following:

                                                      March 31,    December 31,
                                                        2001           2000
                                                      ---------     -----------
     Finished goods                                  $   764,709   $   658,966
     Work in process                                   2,049,846     2,586,900
     Raw materials and supplies                        6,974,195     6,937,268
                                                     -----------   -----------
                                                     $ 9,788,750   $10,183,134
                                                     ===========   ===========

Accrued Expenses and Other Current Liabilities

     Accrued expenses and other current liabilities is comprised as follows:

                                                      March 31,    December 31,
                                                        2001           2000
                                                      ---------    -----------
     Accrued compensation                            $   478,031   $   518,436
     Other                                             1,261,887     1,308,110
                                                     -----------   -----------
                                                     $ 1,739,918   $ 1,826,546

Earnings (Loss) per Share

     Diluted earnings per share gives effect to potential common shares that were dilutive and outstanding during the period, such as stock options and warrants using the treasury stock method and average market price. No potentially dilutive securities were included in the diluted earnings per share computation for the three months ended March 31, 2001 or for the same period of the preceding year, as a result of exercise prices, and for 2000 the net loss, and to include them would be anti-dilutive.

                          TECHDYNE, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)


NOTE 1--Summary of Significant Accounting Policies--Continued

     Following is a reconciliation of amounts used in the basic and diluted computations:

                                                       Three Months Ended
                                                            March 31,
                                                     -----------------------
                                                        2001         2000
                                                        ----         ----
     Net income (loss)

$       784   $  (201,003)
                                                     ===========   ===========
     Weighted average shares                           6,556,990     6,509,353
                                                       =========     =========

     Earnings (loss) per share:
       Basic                                             $--           $(.03)
                                                         ===           =====
       Diluted                                           $--           $(.03)
                                                         ===           =====

      The Company has various potentially dilutive stock options.  See Note 7.

Comprehensive Income (Loss)

     Comprehensive loss consists of the net (income) loss and foreign currency translation adjustments.

     Below is a detail of comprehensive loss for the three months ended March 31, 2001 and March 31, 2000:

                                                       Three Months Ended
                                                            March 31,
                                                     -----------------------
                                                        2001         2000
                                                        ----         ----
     Net income (loss)                               $       784   $  (201,003)
     Other comprehensive loss:
     Foreign currency translation                        (55,207)      (10,165)
                                                     -----------   -----------
     Comprehensive loss                              $   (54,423)  $  (211,168)
                                                     ===========   ===========

New Pronouncements

     In June, 1998, the Financial Accounting Standards Board issued Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 is effective for fiscal quarters of fiscal years beginning after June 15, 2000. FAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires, among other things, that all derivatives be recognized as either assets or liabilities in the statement of financial position and that those instruments be measured at fair value. Since the Company does not presently utilize derivative financial instruments, the adoption of FAS 133 has had no effect on its results of operations, financial position or cash flows.

NOTE 2--Interim Adjustments

     The financial summaries for the three months ended March 31, 2001 and March 31, 2000 are unaudited and include, in the opinion of management of the Company, all adjustments (consisting of normal recurring accruals) necessary to present fairly the earnings for such periods. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001.

     While the Company believes that the disclosures presented are adequate to make the information not misleading, it is suggested that these Consolidated Condensed Financial Statements be read in conjunction with the financial statements and notes included in the Company's latest annual report for the year ended December 31, 2000.

                          TECHDYNE, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)

NOTE 3--Long-term Debt

     In February, 2000, the Company refinanced its line of credit and term loans through the same bank which handles Lytton's financing. One credit facility is a $4,500,000 three year committed line of credit facility maturing February, 2003 with interest payable monthly at prime minus 1/4% and an option to fix the rate for up to 180 days at Libor plus 2.50%. This line of credit had an outstanding balance of approximately $4,500,000 at March 31, 2001 and $3,883,000 at December 31, 2000. The bank also extended a $1,000,000 five year term loan maturing February 2005 with the same interest rate as for the line of credit. This term loan had an outstanding balance of approxi-mately $783,000 at March 31, 2001 and $833,000 at December 31, 2000. The
loans are secured by the business assets of the Company and are cross collateralized with the debt of Lytton. The refinancing represents a non-cash financing activity which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, "Statement of Cash Flows" (FAS 95).

     In conjunction with the Company's refinancing, the bank amended the terms of the Lytton line of credit and term loan and equipment loan agreements to make Lytton's line of credit a three year committed facility and to amend the interest rates on Lytton's line of credit, term loan and equipment loan agreements to coincide with those of the Company's loan agreements.

     Lytton has a $3,000,000 three year committed line of credit facility maturing February 2003 with interest payable monthly at prime minus 1/4%. There was an outstanding balance on this loan of approximately $2,855,000 at March 31, 2001 and $2,786,000 December 31, 2000. Lytton has a $1,400,000
installment loan with interest at prime minus 1/4% and monthly payments of $23,333 plus interest payable in 60 monthly installments commencing August 1, 1999 with the final installment due June 30, 2004. The balance outstanding on this loan was approximately $966,000 at March 31, 2001 and $1,028,000 at December 31, 2000. Lytton also has a $500,000 equipment loan agreement with the same bank payable through June 30, 2004 with interest at prime minus 1/4%. This loan had an outstanding balance of $78,000 at March 31, 2001 and $150,000 at December 31, 2000. All of these bank loans are secured by the business assets of Lytton and all have an option to fix the rate for up to 180 days at Libor plus 2.50%.

     The prime rate was 8% as of March 31, 2001, and 9.5% as of December 31, 2000.

     Lytton has an equipment loan at an annual interest rate of 5.5% maturing in April 2001 with monthly payments of principal and interest of $4,298. This loan had a balance of approximately $54,000 at March 31, 2001 and $66,000 at December 31, 2000 and is secured by equipment.

     In July 1994, Techdyne (Europe) purchased the facility housing its operations obtaining a 15 year mortgage which had a U.S. dollar equivalency of approximately $384,000 at March 31, 2001 and $414,000 at December 31, 2000 based on exchange rates in effect at each of these dates.

     Interest payments on debt amounted to approximately $193,000 for the three months ended March 31, 2001 and $152,000 for the same period of the preceding year.

NOTE 4--Income Taxes

     The Company files separate federal and state income tax returns from its Parent, with its income tax liability reflected on a separate return basis.

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For financial reporting purposes a valuation allowance has been recognized to offset a portion of the deferred tax assets.

                          TECHDYNE, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)

NOTE 4--Income Taxes-Continued

     The Company had domestic income tax expense (benefit) of approximately $139,000 for the three months ended March 31, 2001 and $(20,000) for the same period of the preceding year.

     Techdyne (Europe) had no income tax expense or benefit for the three months ended March 31, 2001 or the same period of the preceding year due to its loss and it having utilized all available tax loss carrybacks.

     Income tax payments amounted to $2,000 for the three months ended March 31, 2001 and $332,000 for the same period of the preceding year.

NOTE 5--Transactions with Parent

     The Parent provides certain financial and administrative services to the Company under a service agreement. The amount of expenses covered under the service agreement totaled $90,000 for the three months ended March 31, 2001 and for the same period of the preceding year.

     Advances from the Parent on the balance sheet represent an advance payable to the Parent of approximately $281,000 at March 31, 2001 and $499,000 at December 31, 2000 with interest at 5.7%. Interest on the advances amounted to approximately $5,000, for the three months ended March 31, 2001 and $7,000 for the same period of the preceding year and is included in the net balance due the Parent. It is anticipated that the advances will be repaid within one year; therefore the advances are reflected as current at March 31, 2001.

NOTE 6--Commitments and Contingencies

     Lytton sponsors a 401(k) Profit Sharing Plan covering substantially all of its employees. The Company adopted this plan as a participating employer effective July 1, 1998. The discretionary profit sharing and matching expense, including that of the Company and Lytton amounted to approximately $20,000 for the three months ended March 31, 2001 and approximately $22,000 for the same period of the preceding year.

     Lytton leases its operating facilities from an entity owned by the former President and currently the part-time Assistant to the President of Lytton and his wife, the former owner of Lytton. The lease expires July 31, 2002 and requires annual lease payments of approximately $218,000, adjusted each year based upon the Consumer Price Index. During the three months ended March 31, 2001, approximately $58,000 was paid under the lease compared to approximately $56,000 for the same period of the preceding year.

NOTE 7--Stock Options

     In May 1994, the Company adopted a stock option plan for up to 250,000 options. The options were exercisable at $1 per share through May 24, 1999. On June 30, 1998, 115,000 of these options were exercised and on May 10, 1999, 50,000 of the remaining options were exercised. The Company received cash payment of the par value and the balance in three year promissory notes, presented in the stockholders' equity section of the balance sheet, with interest at 5.16% for the June 1998 exercises and 4.49% for the May 1999 exercises.

     On February 27, 1995 the Company granted non-qualified stock options to directors of Techdyne and its subsidiaries for 142,500 shares exercisable at $1.75 per share for five-years. In April 1995, the Company granted a non-qualified stock option for 10,000 shares to its general counsel at the same price and terms as the directors' options. On February 25, 2000, 145,000 of these options were exercised. The Company received cash payment of the par value and the balance in three year promissory notes, presented on the stockholders' equity section of the balance sheet, with interest at 6.19%.

                          TECHDYNE, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2001
                                   (Unaudited)

NOTE 7--Stock Options-Continued

     In June 1997, the Company adopted a stock option plan for up to 500,000 options, and pursuant to this plan the board granted 375,000 options exercisable for five years through June 22, 2002 at $3.25 per share, with 325,000 of these options outstanding at March 31, 2001. On June 30, 1999, the Company granted 52,000 options exercisable for three years through June 29, 2002 at $4.00 per share with 10,000 options outstanding at March 31, 2001. On August 25, 1999, the Company granted 16,000 options exercisable for three years through August 24, 2002 at $4.00 per share with 13,000 options out-standing at March 31, 2001. On December 15, 1999 the Company granted 19,000 options exercisable for three years through December 14, 2002 at $4.00 per share with 13,000 options outstanding at March 31, 2001. On May 24, 2000, the Company granted 3,000 options exercisable fro three years through May 23, 2002 at $4.00 per share, which remain outstanding at March 31, 2001. On October
16, 2000, the Company granted 90,000 three year stock options exercisable at $2.00 per share through October 15, 2002, with one-third of the options vesting immediately, one-third vesting on October 16, 2001 and one-third vesting on October 16, 2002.

     In May, 1998, as part of the consideration pursuant to an agreement for investor relations and corporate communications services, the Company granted options for 25,000 shares of its common stock exercisable for three years through May 14, 2001 at $4.25 per share. Options for 6,250 shares of the Company's common stock vested during 1998 with no additional options to vest due to cancellation of this agreement in August, 1998.

     The Company entered into a consulting agreement on July 1, 1999 for financial advisory services with the agreement to end on September 15, 2000. As compensation, the consultant received non-qualified stock options to purchase 100,000 shares of the Company's common stock exercisable at $3.50 per share that expired on September 15, 2000. These options were valued at $40,000 and resulted in approximately $8,000 expense during the three months ended March 31, 2000.

NOTE 8--Acquisition

     On July 31, 1997, the Company acquired Lytton, which manufactures and assembles printed circuit boards and other electronic products, for $2,500,000 cash, paid at closing, and issuance of 300,000 shares of the Company's common stock. The Company guaranteed that the seller would realize a minimum of $2,400,000 from the sale of these shares of common stock based on Lytton having achieved certain earnings objectives. The total purchase price in excess of the fair value of net assets acquired is being amortized over 25 years. Additional contingent consideration was due if Lytton achieved pre-defined sales levels. Additional consideration of approximately $396,000, $290,000 and $154,000 was paid in April 2000, April 1999 and April 1998, respectively, based on sales levels. As the contingencies have been resolved, additional consideration due, has been recorded as goodwill, and is being amortized over the remainder of the initial 25 year life of the goodwill.

NOTE 9--Sale of Parent's Interest

     On April 6, 2001, the Company's parent, Medicore, Inc., entered into an Agreement for Sale and Purchase of Shares with Simclar International Limited ("Simclar"), a private United Kingdom company, and the Company, pursuant to which Medicore agreed to sell its 71.3% interest in the Company's common stock to Simclar. The sale is subject to Medicore shareholder approval.

NOTE 10--Cessation of Scotland Manufacturing Operations

     As a result of continuing operating losses, in April 2001 the Company decided to discontinue the manufacturing operations of it European subsidiary, Techdyne (Europe) Limited, which is expected to occur by the beginning of June 2001. In May 2001, Techdyne (Europe) entered into a management agreement with Simclar pursuant to which Simclar will manufacture products for Techdyne (Europe) and assist in management coordination. The Company estimates it will initially incur a cost of approximately $250,000, primarily from post-employment benefits, as a result of this decision.

Changes in Certifying Accountant

         Effective August 6, 1999, our board of directors upon the recommendation of our audit committee terminated our relationship with our independent accountants, Ernst & Young LLP, and engaged new independent accountants, Wiss & Company, LLP, which firm did the annual audit for our 1999 and 2000 fiscal years.

         Ernst & Young's report on our financial statements of the last two fiscal years ended December 31, 1998 contained no adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the two most recent fiscal years ended December 31, 1998 and subsequent interim period to the date of termination, August 6, 1999, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure nor any "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K of the SEC. Reportable events include the accountant's advising us that internal controls necessary for reliable financial statements do not exist, information has come to the accountant's attention that led it to no longer be able to rely on management's representations, the need to expand significantly the scope of the audit, or information has come to the attention of the auditors that it has concluded materially impacts the fairness or reliability of the previous audit or the financial statements.

         Medicore had provided Ernst & Young with a copy of the disclosures as contained in this report and requested Ernst & Young to furnish to us a letter addressed to the SEC stating whether it agrees with the statements made in this report. A copy of Ernst & Young's letter to the SEC, dated August 27, 1999, is filed as Exhibit 16 to our current report on Form 8-K/A#1 dated August 27, 1999.


                       WHERE YOU CAN FIND MORE INFORMATION

         We, as do our public subsidiaries, Techdyne, Inc. and Dialysis Corporation of America, file annual, quarterly and other reports, proxy and information statements, and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549, or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services, and at the Internet world wide web site maintained by the SEC at www.sec.gov. Reports, proxy statements, and other information concerning Medicore, Techdyne and Dialysis Corporation of America, also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, NW, Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents we have filed with the SEC (File No. 0-6906) are incorporated by reference in and accompany this proxy statement:

         Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001, as amended on May 14, 2001 and May 25, 2001

         Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001, as amended on May 25, 2001.

         The SEC permits us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement.

         This proxy statement incorporates important business and financial information about Medicore that is not included in or delivered with this proxy statement, including all reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our last fiscal year, December 31, 2000. This information is available without charge to you upon your written or oral request to Secretary, Medicore, Inc., 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, telephone (201) 288-8220. In order to obtain timely delivery of this information, you should request this information no later than June 15, 2001. See "Where You Can Find More Information," above. If you would like to request documents from Medicore, please do so promptly in order to receive them before the annual meeting.

         You should rely only on the information contained or incorporated by reference in this proxy statement in making your decision about how to vote on the proposal which will be presented at the meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 25, 2001. You should not assume that the information is accurate as of any other date, and you should not view either the mailing of this proxy statement to stockholders nor the completion of the sale as implying otherwise.


                                  OTHER MATTERS

         The board of directors of Medicore knows of no other matter which is to be brought before the annual meeting. If any other matter should be presented for proper action, it is the intention of the persons named in the proxy as proxy appointees to vote in accordance with their discretion pursuant to the terms of this proxy.

         Medicore is paying all the costs of the solicitation of proxies, including the expenses of printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the enclosed proxy. Medicore will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the SEC, in sending proxies and proxy materials to the beneficial owners of Medicore's common stock. Officers or employees of Medicore may also solicit proxies in person, or by mail, telegram or telephone, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.

                                      MEDICORE, INC.

                                      By Thomas K. Langbein
                                      Chairman of the Board, Chief Executive
                                        Officer and President

Hasbrouck Heights, New Jersey
May 25, 2001

ANNEXES ORIGINALLY FILED HAVE NOT BEEN REVISED AND DUE TO THEIR EXTENSIVE NATURE, ARE NOT INCLUDED IN THIS AMENDMENT.

                                 MEDICORE, INC.

The Board of Directors Solicits This Proxy

         The undersigned appoints Thomas K. Langbein or Lawrence E. Jaffe, with power of substitution in each, proxies to vote all the shares of MEDICORE, INC. which the undersigned may be entitled to vote as a stockholder of record on April 6, 2001 at the Annual Meeting of Shareholders to be held __________, June ___, 2001, or any adjournment thereof.

         When properly executed and returned in a timely manner, this proxy will be voted at the annual meeting and any adjournment thereof in the manner directed herein. If you do not specify otherwise for each proposal, the proxy will be voted as recommended by the board of directors. The board of directors recommends a vote FOR Proposals 1, 2 and 3.

1. Approve the Agreement for Sale and Purchase of Shares for the company's sale of Techdyne.

         [ ]  FOR                  [ ]  AGAINST               [ ]  ABSTAIN

2.       Amendment to Article VII of Medicore's Restated Articles of
         Incorporation.

         [ ]  FOR                  [ ]  AGAINST               [ ]  ABSTAIN

3.       Election of Directors:
         Nominees for Class 3 directors: THOMAS K. LANGBEIN-01, SEYMOUR FRIEND-02 and CHARLES B. WADDELL-03


         [ ]  FOR all director nominees listed;  [ ]  WITHHOLD AUTHORITY to              [ ]  WITHHOLD AUTHORITY to
                                                      vote for all director nominees.         vote for any individual director
                                                                                              nominee.  Write number(s) of
                                                                                              nominee(s) below

         Use Number Only _______________________________________________________

4. In their discretion such other business as may properly come before the meeting.

ENTER YOUR VOTING INSTRUCTIONS AT 1-800-454-8683 OR WWW.PROXYVOTE.COM UP UNTIL 11:59 PM EASTERN TIME THE DAY BEFORE THE CUT-OFF OR MEETING DATE.

                             (Back side of the card)


IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.



Signatures(s) should be exactly as your
name(s) appears on this proxy. If signing as executor, administrator, trustee, guardian or attorney, please give full title when signing. If stock is registered in the names of joint owners, the proxy should be signed by each. If the stockholder is a corporation, sign full corporate name by a duly authorized officer.

---------------------------------------------
                  (Signature)

---------------------------------------------
                  (Signature)

Dated:___________________________, 2001